As filed with the Securities and Exchange Commission on June 10, 2022

Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BrewBilt Brewing Company
(Exact name of Registrant as specified in its charter)

Florida	3663	86-3424797
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

175 Joerschke Dr., Ste. A, Grass Valley, CA 95945
(530) 205-3437
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jef Lewis
Chief Executive Officer
175 Joerschke Dr., Ste. A, Grass Valley, CA 95945
(530) 205-3437
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:
Zev M. Bomrind, Esq.
Fox Rothschild LLP

100 Park Avenue

New York, NY 10017

(212) 878-7951

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JUNE 10, 2022

8,503,333,333 Shares of Common Stock

This prospectus relates to the resale of up to 8,503,333,333 shares of common stock of BrewBilt Brewing Company, a Florida corporation, which may be resold by Mast Hill Fund, L.P. (which we refer to as Mast Hill or the selling stockholder), consisting of up to 8,333,333,333 shares of common stock issuable pursuant to an equity financing facility established by the terms of the Equity Purchase Agreement described in this prospectus, and 170,000,000 shares of common stock issuable to Mast Hill under a Warrant we issued to Mast Hill in connection with entering into the Equity Purchase Agreement with us. We may draw on the equity financing facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement, by delivering “Put Notices” to Mast Hill

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. We will, however, receive proceeds from the sale of common stock directly to Mast Hill pursuant to the Equity Purchase Agreement. When we put shares of our common stock to Mast Hill, the per-share purchase price that Mast Hill will pay to us in respect of the put will be equal to 90% of the average of the two lowest volume weighted average prices of our common stock during the seven trading days following the delivery of our shares of common stock to Mast Hill in connection with the applicable Put Notice.

Mast Hill is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933. Mast Hill may sell the shares of common stock described in this prospectus at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under "Plan of Distribution".

Our common stock is listed on OTC Markets under the symbol “BRBL”. On June 5, 2022, our common stock closed at $0.0005 per share.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risk factors beginning on page 3 of this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2022.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “BrewBilt”, the “Company”, “we”, “us”, “our” and similar terms used in this prospectus refer to BrewBilt Brewing Company and its subsidiaries, Satel Group Inc. and BrewBilt Brewing LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus “forward-looking statements” about our business, financial condition and prospects based on our current expectations, assumptions, estimates, and projections about us and our industry. All statements other than statements of historical fact are “forward-looking statements”, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Unless otherwise required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

You should read the matters described in “Risk Factors” below and disclosed in the documents incorporated by reference in this prospectus and the other cautionary statements made in this prospectus and in the documents incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information described in greater detail elsewhere or incorporated by reference in this prospectus. Before deciding to invest in our securities you should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, and our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other documents incorporated by reference into this prospectus.

Company Overview

BrewBilt Brewing Company is the parent company of its wholly-owned subsidiaries, Satel Group Inc. and BrewBilt Brewing LLC. BrewBilt Brewing LLC is an independent craft beer manufacturer offering its own line of lagers and ales with a particular focus on traditional European lagers. We also intend to offer contract brewing services for other breweries in need of additional capacity as well as private label ales for restaurants and bars desiring their own house beer. We have not yet generated any revenue from our craft beer business, and expect to begin selling our craft beers in the third quarter of 2022.

Satel Group Inc. is a provider of DirecTV to high-rise apartments, condominiums and large commercial office buildings in the San Francisco metropolitan area and offers Internet services across the Bay Area.

We are pursuing the Type 23 Small Beer Manufacturer license for BrewBilt Company LLC from the California Alcoholic Beverage Control Board (ABC). We expect this license to be issued once brewery construction nears completion. We have already received a Brewers Notice from the Alcohol and Tobacco Tax and Trade Bureau (TTB), which is required for all brewers of beer for sale in the United Stated.

BrewBilt Brewing Company works closely with BrewBilt Manufacturing Inc., which is also located in Grass Valley, California and also led by Jef Lewis, who is the Chief Executive Officer of both companies. BrewBilt Manufacturing custom designs and handcrafts brewing and fermentation equipment and is expected to supply all necessary equipment to us for our craft beer production.

In March of 2021, we began the design and permitting process for the construction of our brewing facility in Grass Valley, California. This facility, which is on property we lease, is being upgraded with substantial tenant improvements to include a 20 BBL brewhouse, 20 and 40 BBL fermentation tanks, cold-storage space, and a state-of-the-art canning line. In July of 2021, we took the opportunity to expand again by leasing additional space adjacent to the original lease.

Mast Hill Equity Purchase Agreement

This prospectus relates to the resale of shares of our common stock that Mast Hill has committed to purchase from us following our delivery to Mast Hill of “Put Notices” from time to time under the terms of an Equity Purchase Agreement we entered into on January 25, 2022. Pursuant to the Equity Purchase Agreement, subject to the effectiveness of the registration statement that includes this prospectus and our compliance with other terms set forth therein, Mast Hill has committed to purchase up to $5,000,000 of our common stock upon our delivery of Put Notices, at a price equal to 90% of the average of the two lowest volume weighted average prices of our common stock during the seven trading days following the delivery of our shares of common stock to Mast Hill in connection with the applicable Put Notice. Each purchase under the Equity Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $500,000 and (ii) 200% of the average daily trading value of our common stock over the seven trading days preceding the delivery of the applicable Put Notice. Mast Hill’s commitment to purchase common stock under the Equity Purchase Agreement will terminate on January 25, 2024. The Equity Purchase Agreement also provides that Mast Hill is not required to purchase common stock to the extent that following such purchase, Mast Hill would beneficially own in excess of 4.99% of our outstanding shares of common stock.

In connection with the Equity Purchase Agreement, we also issued Mast Hill a warrant to purchase an additional 170,000,000 shares of our common stock, which is exercisable for a five-year period and has an initial exercise price of $0.003. The warrant restricts Mast Hill from exercising the Warrant to the extent that following such exercise, Mast Hill would beneficially own in excess of 4.99% of the outstanding shares of common stock. The resale of the shares we may issue to Mast Hill under the warrant is also covered by this prospectus.

The Offering

The following summary contains basic information about the offering and the securities being registered hereunder and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Capital Stock.”

Securities Being Registered:	8,503,333,333 Shares of common stock.
Shares of Common Stock Outstanding Before the Offering:	1,125,552,845
Shares of Common Stock Outstanding After the Offering:	9,628,886,178
Use of Proceeds:	The shares offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock to Mast Hill under the Equity Purchase Agreement, and upon the exercise of warrant held by Mast Hill. These proceeds would be used for general working capital purposes.
Risk Factors:	An investment in our securities involves a high degree of risk and could result in the loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 3 of this prospectus.
OTC Trading Symbol:	BRBL

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus. Each of the risks could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Relating to our Company

We have had a history of losses, we expect losses in the future, and there can be no assurance that we will become profitable in the future.

We have experienced operating losses on an on-going basis. For our fiscal years ended December 31, 2021 and 2020, we incurred net losses of $6,858,992 and $11,458,322, respectively. As of such dates, we had accumulated deficits of $16,946,466 and $21,696,643, respectively. We expect our losses to continue for the foreseeable future. These continuing losses may be greater than current levels. If our revenues do not increase substantially or if our expenses exceed our expectations, we may never become profitable. Even if we do achieve profitability, we may not sustain profitability on a quarterly or annual basis in the future.

Our auditor has given us a "going concern" qualification, which questions our ability to continue as a going concern without additional financing.

Our independent certified public accountant has added an emphasis paragraph to its report on our financial statements for the year ended December 31, 2021 regarding our ability to continue as a going concern. Key to this determination is our recurring net losses, an accumulated deficit, and a working capital deficiency. Management plans to increase sales and improve operating results once the expansion of our brewing facilities has been completed. In the event sales do not materialize at the expected rates, management would seek additional financing or would conserve cash by further reducing expenses. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable.

We need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We do not now have funds sufficient to fund our operations at their current level for the next 12 months. We need to raise additional cash to fund our operations and implement our business plan. We are maintaining an on-going effort to locate sources of additional funding, without which we will not be able to remain a viable entity. If we are able to obtain the financing required to remain in business, eventually achieving operating profits will require substantially increasing revenues or drastically reducing expenses from their current levels or both. If we are able to obtain the required financing to remain in business, future operating results depend upon a number of factors that are outside of our control. The expected operating losses, coupled with a lack of liquidity, raise a substantial doubt about our ability to continue as a going concern. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders.

At this stage of our business operations, investors may lose their entire investment.

Because of the factors described above, and given the nature of our business and our changing business focus, we may not be able to execute our business plan and may be forced to cease operations, which could result in the loss by investors of their entire investment in our common stock.

If we are unable to retain the services of Jef Lewis, or if we are unable to successfully recruit qualified managerial and sales personnel having experience in business, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Jef Lewis, our Chief Executive Officer. Loss of the services of Mr. Lewis could have a material adverse effect on our growth, revenues, and prospective business. In order to successfully implement and manage our business plan, we will be dependent upon (among other things) successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Our current management resources may not be sufficient for the future, and we have no assurance that we can attract additional qualified personnel.

There can be no assurance that the current level of management is sufficient to perform all responsibilities necessary or beneficial for management to perform. Our success in attracting additional qualified personnel will depend on many factors, including our ability to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that (if we need to) we will be successful in attracting highly qualified individuals in key management positions.

Limitations on claims against our officers and directors, and our obligation to indemnify them, could prevent our recovery for losses caused by them.

The corporation law of Florida allows a Florida corporation to limit the liability of its directors to the corporation and its stockholders to a certain extent, and our Articles of Incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law. The corporation law of Florida allows a Florida corporation to indemnify each director, officer, agent and/or employee to the extent that certain standards are met. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we have the power to indemnify such person against the liability insured against. Consequently, because of the actions or omissions of officers, directors, agents and employees, we could incur substantial losses and be prevented from recovering such losses from such persons. Further, the Commission maintains that indemnification for liabilities arising under the Securities Act is against the public policy expressed in the Securities Act, and is therefore unenforceable.

Jef Lewis, our Chief Executive Officer, along with other members of our management, hold all of our outstanding shares of Series B Preferred Stock, which prevents other stockholders from influencing significant corporate decisions.

Jef Lewis, our CEO, together with other members of our management, hold all 1,500 shares of our outstanding super-voting Series B Preferred Stock, and therefore have the ability to control the outcome of all matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely, could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our common stock due to the limited voting power of such stock relative to the Series B Preferred.

We may experience rapid growth, and in such case we will need to manage this growth effectively.

We believe that, given the right business opportunities, we may expand our operations rapidly and significantly. If rapid growth were to occur, it could place a significant strain on our management, operational and financial resources. To manage any significant growth of our operations, we will be required to undertake the following successfully:

●	Manage relationships with various strategic partners and other third parties;

●	Hire and retain skilled personnel necessary to support our business;

●	Train and manage a growing employee base; and

●	Continually develop our financial and information management systems.

If we fail to make adequate allowances for the costs and risks associated with this expansion or if our systems, procedures or controls are not adequate to support our operations, our business could be harmed. Our inability to manage growth effectively could materially adversely affect our business, results of operations and financial condition.

We face intense competition in our beer brewing and DirecTV businesses.

We operate in a highly competitive industries, and we may not be able to generate or maintain any significant level of sales revenues from our products and services. In particular, our craft brewery business competes with thousands of local and national craft breweries that have greater name recognition and resources than we do. It also is possible that new competitors may emerge and rapidly acquire significant market share in any of our business segments.

There are various risks associated with our intellectual property rights.

No patent protection. We have no patents and rely on trade secret protection and nondisclosure agreements to establish and protect our proprietary rights. Despite our precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information, products or technology without authorization, to imitate our beer recipes, or to develop similar or superior products independently.

Enforcing our proprietary rights may require litigation. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results or financial condition.

Others may assert infringement claims against us. One of the risks of our business is the possibility of claims that our products infringe on the intellectual property rights of third parties. We could receive in the future claims of infringement of other parties’ proprietary rights. There can be no assurance that infringement claims will not be asserted or prosecuted against us, or that any assertions or prosecutions will not materially adversely affect our business, financial condition or results of operations. Irrespective of the validity or the successful assertion of such claims, we would incur significant costs and diversion of resources with respect to the defense thereof, which could have a material adverse effect on our business, financial condition or results of operations. If any claims or actions are asserted against us, we may seek to obtain a license under a third party’s intellectual property rights. We cannot provide any assurances, however, that under such circumstances a license would be available on reasonable terms or at all.

We rely on a number of third parties, and such reliance exposes us to a number of risks.

Our operations depend and will depend on a number of third parties. We have limited control over these third parties. We do not and in the future may not have long-term agreements with them. Overall, our inability to maintain satisfactory relationships with the requisite third parties on acceptable commercial terms, or the failure of such third parties to maintain the quality of services they provide at a satisfactory standard, could materially adversely affect our business, results of operations and financial condition.

Risks Related To Our Brewing Business

An increase in packaging costs could harm our financial results.

We purchase packaging materials, such as shipping cases and six-pack carriers, from third parties. The loss of our packaging suppliers could adversely affect us until alternative supply arrangements were secured. If packaging costs continue to increase, we may not be able to pass those costs along to drinkers through increased prices, and such costs will be borne by us..

An increase in energy costs could harm our financial results.

Energy costs have recently increased and may continue to rise unpredictably. Increased energy costs would result in higher transportation, freight and other operating costs, including increases in the cost of ingredients and supplies. The Company’s future operating expenses and margins could be dependent on its ability to manage the impact of such cost increases. If energy costs continue to increase, there is no guarantee that such costs can be fully passed along to drinkers through increased prices.

Our advertising and promotional investments may affect the company’s financial results but not be effective.

As a growth-oriented company, we expect to make significant advertising and promotional expenditures to enhance our brands, even though these expenditures may adversely affect our Company’s results of operations and may not result in increased sales. Variations in the levels of advertising and promotional expenditures may cause variability in our quarterly results of operations. There is no guarantee that our expenditures will be effective in building brand equity or growing long term sales.

Our operations are subject to certain operating hazards and problems may develop that could harm our business.

Our operations are subject to certain hazards and liability risks faced by all brewers, such as potential contamination of ingredients or products by bacteria or other external agents that may be wrongfully or accidentally introduced into products or packaging. These could result in unexpected costs to us, and in the case of a costly product recall, potentially serious damage our reputation for product quality, as well as claims for product liability.

Changes in public attitudes and drinker tastes could harm our business.

The alcoholic beverage industry has become the subject of considerable societal and political attention in recent years, due to increasing public concern over alcohol-related social problems, including drunk driving, underage drinking and health consequences from the misuse of alcohol, including alcoholism. As an outgrowth of these concerns, the possibility exists that advertising by beer producers could be restricted, that additional cautionary labeling or packaging requirements might be imposed, that further restrictions on the sale of alcohol might be imposed or that there may be renewed efforts to impose increased excise or other taxes on beer sold in the United States. If beer consumption were to come into disfavor among domestic drinkers, or if the domestic beer industry were subjected to significant additional governmental regulations, our business could be materially adversely affected.

Risks Related To Our Common Stock

The issuance of such additional shares of common stock may depress the price of our common stock.

We have outstanding obligations to issue additional shares of common stock in the future. These include the following:

●	We may sell and issue to Mast Hill up to $5,000,000 of shares of common stock under the Equity Purchase Agreement and may be required to issue up to an additional 170,000,000 shares of common stock under the warrant held by Mast Hill upon exercise thereof;

●	There are approximately 961,062,125 shares of common stock issuable pursuant to common stock warrants outstanding as of May 31, 2022;

●	There are approximately 21,727,915,000 shares of common stock issuable upon conversion of our Series A Preferred Stock as of May 31, 2022;

●	There are approximately 2,928,217,504 shares of common stock issuable pursuant to convertible debt instruments outstanding as of May 31, 2022.

The warrants and other convertible securities described above will permit the holders to purchase shares of common stock at specified prices. These purchase prices may be less than the then current market price of our common stock. Any shares of common stock issued pursuant to these securities would further dilute the percentage ownership of existing stockholders. The terms on which we could obtain additional capital during the life of these securities may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing stockholders may be diluted if we issue additional shares in the future. Future issuances of additional shares pursuant to options, warrants other convertible securities could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such issuances. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

We may issue additional stock without stockholder consent.

Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of our authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing stockholders. The Board of Directors can also issue preferred stock in one or more series and fix the terms of such stock without stockholder approval. Preferred stock may include the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of preferred stock could adversely affect the rights of the holders of common stock and reduce the value of the common stock. In addition, specific rights granted to holders of preferred stock could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. Such issuance could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and cause the market price of our common stock to fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could hinder our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Broker-dealers may be discouraged from effecting transactions in our common stock because it is considered a penny stock and is subject to the penny stock rules.

Our common stock currently constitutes “penny stock.” Subject to certain exceptions, for the purposes relevant to us, “penny stock” includes any equity security that has a market price of less than $5.00 per share. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” In particular, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse), must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

As an issuer of “Penny Stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this particular safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

Because our Board of Directors does not intend to pay dividends on our common stock in the foreseeable future, stockholders may have to sell their shares of our common stock to realize a return on their investment in the company.

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. To date, we have paid no dividends. Our Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in shares of our common stock may be realized only through a sale of such shares, if at all.

We have outstanding convertible debt, which, if repaid will require a significant amount of capital, or if converted into our common stock could have a material adverse effect on our stock price.

As of May 31, 2022, we had convertible notes outstanding with a cumulative outstanding balance of principal and interest of $1,419,144. If, rather than repay these notes, we allow them to convert into our common stock, the conversions would be done at a discount to the market price of our common stock. The potential dilutive effects of these conversions at various conversion prices below our most recent market price of $0.0006 per share is as follows:

	100%	75%	50%	25%
	$0.0006	$0.00045	$0.0003	$0.00015
Potential dilutive shares	26,742,747,474	33,766,639,176	48,958,358,220	94,533,515,348

The issuance and sale of common stock upon conversion of outstanding convertible securities may depress the market price of our common stock.

As sequential conversions of our convertible securities with conversion prices tied to the trading price of our common stock are effected, and sales of the shares issued on conversion occur, the price of our common stock may decline, and as a result, the holder of these convertible securities will be entitled to receive an increasing number of shares in connection with its conversions, which shares could then be sold in the market, triggering further price declines and conversions for even larger numbers of shares, to the detriment of our investors. The shares of common stock which the convertible securities are convertible into may be sold without restriction pursuant to Rule 144 provided the convertible securities were held for at least six months. As a result, the sale of these shares may adversely affect the market price of our common stock.

In addition, the common stock issuable upon conversion of these convertible securities may represent overhang that may also adversely affect the market price of our common stock. As described above, overhang occurs when there is a greater supply of a company's stock in the market than there is demand for that stock. When this happens the price of the company's stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. We have issued various convertible securities that are convertible into shares of our common stock at a discount to market, which provides the holders with the ability to sell their common stock at or below market and still make a profit. In the event of such overhang, the note holder will have an incentive to sell their common stock as quickly as possible. If the share volume of our common stock cannot absorb the discounted shares, then the value of our common stock will likely decrease.

The continuously adjustable conversion price feature of our convertible securities may encourage short selling of our common stock, which could have a depressive effect on the price of our common stock.

The significant downward pressure on the price of our common stock as the holder of the convertible securities converts and sells material amounts of our common stock could encourage investors to short sell our common stock. This could place further downward pressure on the price of our common stock. In addition, not only the sale of shares issued upon conversion of the convertible securities, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock.

Market volatility has significantly affected our stock price and is likely to effect the value of your shares.

The market price for our common stock has been and is likely to continue to be extremely volatile. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others:

●	fluctuations in stock market prices and trading volumes of similar companies;

●	regulatory or legal developments;

●	general market conditions and overall fluctuations in U.S. equity markets;

●	variations in our quarterly operating results;

●	our ability to raise additional capital and the terms on which we can raise it;

●	sales of large blocks of our common stock

●	announcements of new products, brands, services, commercial relationships, or other events by us or our competitors;

●	additions or departures of key personnel;

●	discussion of us or our stock price by the press or in online investor communities; and

●	other risks and uncertainties described in these risk factors.

Risks Relating to Our Agreements with Mast Hill Fund, L.P.

The sale of our common stock to Mast Hill may cause dilution, and the sale of the shares of common stock acquired by Mast Hill, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Equity Purchase Agreement, Mast Hill has committed to purchase up to an aggregate of $5,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Mast Hill at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus and concluding on January 25, 2024. The per share purchase price for the shares that we may sell to Mast Hill under the Equity Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to 90% of the average of the two lowest volume weighted average prices of our common stock during the seven trading days following the delivery of our shares of common stock to Mast Hill in connection with the applicable Put Notice. Depending on market liquidity at the time, sales of shares of common stock to Mast Hill may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Mast Hill, except that, pursuant to the Purchase Agreement, we may not sell shares to Mast Hill if the sale would result in its beneficial ownership of more than 4.99% of our outstanding common stock. Mast Hill may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Equity Purchase Agreement and, after it has acquired shares, Mast Hill may sell all, some or none of those shares. Therefore, sales to Mast Hill by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Mast Hill, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Mast Hill will pay less than the then-prevailing market price for our common stock for purchases under the Equity Purchase Agreement.

The common stock to be issued to Mast Hill pursuant to the Equity Purchase Agreement will be purchased at a 10% discount to the average of the two lowest volume weighted average prices of our common stock during the seven trading days preceding the delivery of our shares of common stock to Mast Hill in connection with the applicable Put Notice. Mast Hill has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Mast Hill sells the shares, the price of our common stock could decrease. If our stock price decreases, Mast Hill may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We may not be able to put to Mast Hill all $5,000,000 of shares available under the Equity Purchase Agreement.

The Equity Purchase Agreement provides for the purchase by Mast Hill of up to $5,000,000 of shares of our common stock. Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires the satisfaction of a number of conditions, including that the registration statement of which this prospectus is a part be declared effective by the SEC and continue to be effective at the time of the put, as well as Mast Hill’s compliance with its obligations under the Equity Purchase Agreement. Accordingly, there can be no guarantee that we will be able to draw down all or any portion of the $5,000,000 available to us under the Equity Purchase Agreement.

USE OF PROCEEDS

The Shares offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock to Mast Hill under the Equity Purchase Agreement, and upon the exercise of warrants held by the selling stockholder. These proceeds would be used for general working capital purposes.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of our common stock, including shares of common stock that may be issued by us to Mast Hill under the Equity Purchase Agreement and upon exercise of the warrant held by Mast Hill. Except for the transactions contemplated by the Equity Purchase Agreement, including our obligations under the related Registration Rights Agreement pursuant to which we have filed the registration statement of which this prospectus is a part, Mast Hill has not had any material relationship with us within the past three years, except for the following:

●	On January 27, 2022, we issued a convertible note to Mast Hill for $279,000, of which $75,550 was received in cash, $45,900 was recorded as transaction fees, and $157,500 was paid to a third party to settle the principal amount of $140,000 and accrued interest of $16,800. The note bears interest of 12% per annum, matures on January 27, 2023, and is convertible into common shares at a fixed rate of $0.003.

●	On March 3, 2022 we issued a convertible note to Mast Hill for $63,000 of which $51,300 was received in cash and $11,700 was recorded as transaction fees. The note bears interest of 12% per annum, matures on March 3, 2023 and is convertible into common shares at a fixed rate of $0.001. In connection with the issuance of this note, we issued Mast Hill a warrant to purchase 63,000,000 shares of our common stock at an initial exercise price of $0.001 per share.

●	On April 1, 2022, we borrowed $382,500 from Mast Hill pursuant to a Senior Secured Promissory Note in the principal amount of $425,000, representing an original issue discount of $42,500. Amounts under this note bear interest at a rate of 12% per annum, and convert into shares of our common stock at an initial conversion price of $0.0006, subject to adjustment as provided in the note. In connection with the issuance of this note, we issued Mast Hill a warrant to purchase 710,000,000 shares of our common stock at an initial exercise price of $0.0006 per share.

The table below presents information regarding the selling stockholder and the shares of common stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of May 31, 2022. As used in this prospectus, the term "selling stockholder" includes the selling stockholder named below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column "Maximum Number of Shares of common stock to be Offered Pursuant to this prospectus" represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this Offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the Offering shown in the table below is based on an aggregate of 1,125,552,845 shares of our common stock outstanding on May 31, 2022. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Beneficially Owned Prior to Offering					Beneficially Owned After Offering
Selling Stockholder	Number of Shares		Percent		Number of Shares Being Offered by Selling Stockholder in Offering	Number of Shares(1)	Percent
Mast Hill Fund, L.P. (2)	59,114,922	(3)	4.99	% (3)	8,503,333,333	505,716,683	4.99%

*	Less than one percent.

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.

(2)	The business address of Mast Hill Fund, L.P. is 48 Parker Road, Wellesley, MA 02482. Mast Hill's principal business is that of a private investment firm. We have been advised that Mast Hill is not a member of FINRA, or an independent broker-dealer, and that neither Mast Hill nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Patrick Hassani is the Chief Investment Officer of Mast Hill, and that Mr. Hassani has definitive power to vote or to direct the vote and definitive power to dispose or to direct the disposition of all securities owned directly by Mast Hill.

(3)	Includes shares of common stock issuable upon exercise of the Warrant and convertible notes and warrants described above, which are subject to the limitation that Mast Hill may not exercise or convert such securities to the extent that Mast Hill would beneficially own more than 4.99% of our outstanding common stock. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Mast Hill may be required to purchase under the Equity Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Mast Hill's control, including the Registration Statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Equity Purchase Agreement, we may not issue shares of our common stock to Mast Hill to the extent that Mast Hill or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock, and under the terms of the convertible notes and warrants held by Mast Hill, Mast Hill may not exercise or convert such securities to the extent that Mast Hill would beneficially own more than 4.99% of our outstanding common stock.

This prospectus also covers any additional shares of our common stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 8,503,333,333 shares of our common stock by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares covered hereby on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Mast Hill is an “underwriter” within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Mast Hill has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

The selling stockholder also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Because Mast Hill is an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTC Markets under the symbol “BRBL”. Prior to July 9, 2021 (and from April 21, 2016), our common stock was quoted under the symbol “SIML”.

Because our common stock is quoted on the OTC Markets, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange. The following table sets forth, for the periods indicated over the last two years, the high and low closing bid quotations, as reported by the OTC Markets, and represents prices between dealers, does not include retail markups, markdowns, or commissions, and may not represent actual transactions:

	COMMON STOCK
	MARKET PRICE
	HIGH	LOW
FISCAL YEAR ENDING DECEMBER 31, 2022:
First Quarter	$0.0050	$0.0011
FISCAL YEAR ENDED DECEMBER 31, 2021:
First Quarter	$1.0645	$0.0675
Second Quarter	$0.1649	$0.0875
Third Quarter	$0.1128	$0.0105
Fourth Quarter	$0.0160	$0.0034
FISCAL YEAR ENDED DECEMBER 31, 2020
First Quarter	$14.9925	$0.1499
Second Quarter	$4.7976	$0.1049
Third Quarter	$0.1499	$0.0300
Fourth Quarter	$0.1049	$0.0150

As of May 31, 2022, there were 1,125,552,845 shares of our common stock held by 30 shareholders of record.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on May 31, 2022, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers. The percentage of beneficial ownership information shown in the table is based on 1,125,552,845 shares of common stock outstanding as of May 31, 2022.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock. Unless otherwise indicated, the address of each listed stockholder is c/o BrewBilt Brewing Company, 175 Joerschke Dr., Ste. A, Grass Valley, CA 95945.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers and Directors

Richard Hylen(2)	2,750,783,183	4.99	% (2)
Jeffrey Lewis(3)	41,617,500	3.70%
Samuel Berry(4)	124,852,500	4.99	% (2)
Bennett Buchanan(5)	41,617,500	3.70%

Executive Officers and Directors as a Group (4 Persons) (6)	2,958,870,683	4.99%
5% Beneficial Holders
N/A

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report.

(2)	Includes 2,750,782,500 shares of Common Stock issuable upon conversion of 6,147 shares of Series A Preferred Stock, subject to a limitation under which a holder of Series A Preferred Stock may not convert such shares into more than 4.99% of the Company’s outstanding shares of Common Stock. Mr. Hylen also holds 1,000 shares of Series B Preferred Stock, each of which entitles him to cast a number of votes equal to the votes of all of our outstanding shares of common stock. When the 1,000 shares of Series B Preferred Stock are taken into account, Mr. Hylen accounts for more than 66% of the voting power of the Company’s outstanding shares of capital stock.

(3)	Consists of shares of Common Stock issuable upon conversion of 93 shares of Series A Preferred Stock. Mr. Lewis also holds 500 shares of Series B Preferred Stock, each of which entitles him to cast four times the votes of all of our outstanding shares of common stock. When the 500 shares of Series B Preferred Stock are taken into account, Mr. Lewis accounts for more than 33% of the voting power of the Company’s outstanding shares of capital stock.

(4)	Consists of shares of Common Stock issuable upon conversion of 279 shares of Series A Preferred Stock.

(5)	Consists of shares of Common Stock issuable upon conversion of 93 shares of Series A Preferred Stock.

(6)	See Notes (1) through (5) above.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview of our Business

BrewBilt Brewing Company is the parent company of its wholly-owned subsidiaries, Satel Group Inc. and BrewBilt Brewing LLC. BrewBilt Brewing LLC is an independent craft beer manufacturer offering its own line of lagers and ales with a particular focus on traditional European lagers. We also intend to offer contract brewing services for other breweries in need of additional capacity as well as private label ales for restaurants and bars desiring their own house beer. We have not yet generated any revenue from our craft beer business, and expect to begin selling our craft beers in the third quarter of 2022.

Satel Group Inc.is the premier provider of DirecTV to high-rise apartments, condominiums and large commercial office buildings in the San Francisco metropolitan area and offers Internet services across the Bay Area.

We are pursuing the Type 23 Small Beer Manufacturer license for BrewBilt Company LLC from the California Alcoholic Beverage Control Board (ABC). We expect this license to be issued once brewery construction nears completion. We have already received a Brewers Notice from the Alcohol and Tobacco Tax and Trade Bureau (TTB), which is required for all brewers of beer for sale in the United Stated.

BrewBilt Brewing Company works closely with BrewBilt Manufacturing Inc., which is also located in Grass Valley, California and led by CEO Jef Lewis. BrewBilt Manufacturing custom designs and handcrafts brewing and fermentation equipment and is expected to supply all necessary equipment to us for our craft beer production.

In March of 2021, we began the design and permitting process for the construction of our brewing facility in Grass Valley, California. This facility, which we lease, is being upgraded with substantial tenant improvements to include a 20 BBL brewhouse, 20 and 40 BBL fermentation tanks, cold-storage space, and a state-of-the-art canning line. In July of 2021, we took the opportunity to expand again by leasing additional space adjacent to the original lease.

Results for the Three Months Ended March 31, 2022 Compared with the Three Months Ended March 31, 2021

Revenues:

The Company’s revenues were $89,741 for the three months ended March 31, 2022 compared to $87,407 for the three months ended March 31, 2021. For the three months ended March 31, 2022, the Company had one major customer who represented approximately 39% of total revenue. Although there was an increase in audio/video system sales, Satel saw a decrease in sales.

Cost of Sales:

The Company’s cost of sales was $9,775 for the three months ended March 31, 2022, compared to $2,491 for the three months ended March 31, 2021. This is due to a higher number of audio/video equipment sales that were sold in the quarter ending March 31, 2022 compared to the three months ending March 31, 2021.

Operating Expenses:

Operating expenses consisted primarily of consulting fees, professional fees, salaries and wages, share based compensation, office expenses and fees associated with preparing reports and SEC filings relating to being a public company. Operating expenses for the three months ended March 31, 2022 and March 31, 2021, were $1,083,366 and $1,485,042, respectively. The decrease was primarily attributable to a decrease in salaries and wages.

Other Income (Expense):

Other income (expense) for the three months ended March 31, 2022 and March 31, 2021 was $(1,225,702) and $79,969, respectively. Other income (expense) consisted of derivative valuation gains and losses, gains or losses on settlement of debt and conversion of debt, and interest expense. The gain or loss on derivative valuation is directly attributable to the change in fair value of the derivative liability. Interest expense is primarily attributable to interest and penalties on outstanding notes payable, the initial interest expense associated with the valuation of derivative instruments at issuance, and the accretion of the convertible debentures over their respective terms. The increase in other expense primarily resulted from the fluctuation of the Company’s stock price which impacted the valuation of the derivative liabilities and an increase in loss on conversion of debt of preferred shares.

Net Loss:

Net loss for the three months ended March 31, 2022 was $2,229,102 compared to $1,320,157 for the three months ended March 31, 2021. The increase in net loss can be explained by the changes in the fair value of derivative liabilities.

Results for the Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

Revenues:

The Company’s revenues were $307,171 for the year ended December 31, 2021 compared to $342,283 for the year ended December 31, 2020. For the year ended December 31, 2021, the Company had one major customer who represented approximately 53% of total revenue. The decrease in revenue is due to a decrease in customer sales and a reduction in sales efforts due to COVID-19.

Cost of Sales:

The Company’s cost of sales was $11,415 for the year ended December 31, 2021, compared to $7,821 for the year ended December 31, 2020. This is due to a higher number of audio/video equipment sales that were sold during the period ending December 31, 2021 compared to December 31, 2020.

Operating Expenses:

Operating expenses consisted primarily of consulting fees, professional fees, salaries and wages, share based compensation, office expenses and fees associated with preparing reports and SEC filings relating to being a public company. Operating expenses for the year ended December 31, 2021, and December 31, 2020, were $7,538,628 and $1,097,216, respectively. The increase was primarily attributable to an increase in share based compensation, employee wages and general and administrative expenses.

Other Income (Expense):

Other income (expense) for the year ended December 31, 2021 and December 31, 2020 was $383,880 and $(10,695,568), respectively. Other income (expense) consisted of derivative valuation gains and losses, gains or losses on settlement of debt and conversion of debt, and interest expense. The gain or loss on derivative valuation is directly attributable to the change in fair value of the derivative liability. Interest expense is primarily attributable to interest and penalties on outstanding notes payable, the initial interest expense associated with the valuation of derivative instruments at issuance, and the accretion of the convertible debentures over their respective terms. The increase in other income primarily resulted from the fluctuation of the Company’s stock price which impacted the valuation of the derivative liabilities.

Net Loss:

Net loss for the year ended December 31, 2021 was $6,858,992 compared to $11,458,322 for the year ended December 31, 2020. The decrease in net loss can be explained by the changes in the loss in the fair value of derivative liabilities.

Liquidity and Capital Resources

	March 31, 2022	December 31, 2021	December 31, 2020
Current Assets	$758,839	$527,665	$154,551
Current Liabilities	5,122,723	4,364,451	9,588,260
Working Capital (Deficit)	$(4,363,884)	$(3,836,786)	$(9,433,709)

The overall working capital (deficit) decreased from $(9,433,709) at December 31, 2020 to $(3,836,786) at September 30, 2021 due to the change in value of derivative liabilities, an increase in fixed assets and related party deposits paid for brewery equipment.

	March 31,	December 31,	December 31,
	2022	2021	2020
Cash Flows used in Operating Activities	$(133,985)	$(529,635)	$(151,660)
Cash Flows used in Investing Activities	(311,432)	(559,119)	—
Cash Flows provided by Financing Activities	437,290	1,013,160	261,020
Net Increase (decrease) in Cash During Period	$(8,127)	$(75,594)	$109,360

During the three months ended March 31, 2022 cash used in operating activities was $(133,985) compared to $(221,007) for the three months ended March 31, 2022. The decrease in the cash used in operating activities is primarily attributed to the change in fair value of derivative liabilities, stock based compensation and loss on conversions.

During the three months ended March 31, 2022 cash used in investing activities was $(311,432) compared to $(200,000) for the three months ended March 31, 2021. This increase in cash used in investing activities is due to a related party deposit paid to begin fabrication of a brewery system and fixed asset additions.

During the three months ended March 31, 2022, cash provided by financing activities was $437,290 compared to $529,240, for the three months ended March 31, 2021. The decrease in cash used by financing activity primarily resulted from a decrease in proceeds from notes payable during the three months ended March 31, 2022.

During the year ended December 31, 2021 cash used in operating activities was $(529,635) compared to $(151,660) for the year ended December 31, 2020. The increase in the cash used in operating activities is primarily attributed to the change in fair value of derivative liabilities, stock based compensation and loss on conversion.

During the year ended December 31, 2021 cash used in investing activities was $(559,119) compared to $0 for the year ended December 31, 2020. This increase in cash used in investing activities is due to a related party deposit paid to begin fabrication of a brewery system and fixed asset additions.

During the year ended December 31, 2021, cash provided by financing activities was $1,013,160 compared to $261,020, for the year ended December 31, 2020. The increase in cash used by financing activity primarily resulted from an increase in proceeds from notes payable during the year ended December 31, 2021.

As of March 31, 2022, the Company had a cash balance and current asset total of $51,134 and $758,839 respectively, compared with $59,261 and $527,665 of cash and current assets, respectively, as of December 31, 2021. The increase in assets was due to the increase in the related party deposit for brewery equipment and prepaid expenses.

As of March 31, 2022, the Company had total current liabilities of $5,122,723 compared with $4,364,451 as of December 31, 2021. The increase in current liabilities was primarily attributed to an increase in derivative liabilities and accounts payable.

As of December 31, 2021, the Company had a cash balance and current asset total of $59,261 and $527,665 respectively, compared with $134,855 and $154,551 of cash and current assets, respectively, as of December 31, 2020. The increase in assets was due to the related party deposit of $450,000 for brewery equipment.

As of December 31, 2021, the Company had total current liabilities of $4,364,451 compared with $9,588,260 as of December 31, 2020. The decrease in current liabilities was primarily attributed to a decrease in derivative liabilities and accounts payable.

Going Concern

The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. Since its inception, the Company has been funded by related parties through capital investment and borrowing funds.

We have had recurring losses from operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our December 31, 2021 audited financial statements that they have substantial doubt that we will be able to continue as a going concern.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Significant Accounting Policies

Our discussion and analysis of our results of operations and liquidity and capital resources are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments, including those related to revenue recognition, allowance for doubtful accounts, warranty liabilities, share-based payments, income taxes and litigation. We base our estimates on historical and anticipated results and trends and on various other assumptions that we believe are reasonable under the circumstances, including assumptions as to future events. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. By their nature, estimates are subject to an inherent degree of uncertainty. Actual results that differ from our estimates could have a significant adverse effect on our operating results and financial position. We believe that the significant accounting policies and assumptions as detailed in Note 1 to the financial statements contained herein may involve a higher degree of judgment and complexity than others.

DESCRIPTION OF OUR BUSINESS

BrewBilt Brewing Company is the parent company of its wholly-owned subsidiaries, Satel Group Inc. and BrewBilt Brewing LLC. BrewBilt Brewing LLC is an independent craft beer manufacturer offering its own line of lagers and ales with a particular focus on traditional European lagers. We also intend to offer contract brewing services for other breweries in need of additional capacity as well as private label ales for restaurants and bars desiring their own house beer. We have not yet generated any revenue from our craft beer business, and expect to begin selling our craft beers in the third quarter of 2022.

Satel Group Inc.is the premier provider of DirecTV to high-rise apartments, condominiums and large commercial office buildings in the San Francisco metropolitan area and offers Internet services across the Bay Area.

We are pursuing the Type 23 Small Beer Manufacturer license for BrewBilt Company LLC from the California Alcoholic Beverage Control Board (ABC). We expect this license to be issued once brewery construction nears completion. We have already received a Brewers Notice from the Alcohol and Tobacco Tax and Trade Bureau (TTB), which is required for all brewers of beer for sale in the United Stated.

BrewBilt Brewing Company works closely with BrewBilt Manufacturing Inc., which is also located in Grass Valley, California and led by CEO Jef Lewis. BrewBilt Manufacturing custom designs and handcrafts brewing and fermentation equipment and is expected to supply all necessary equipment to us for our craft beer production.

In March of 2021, we began the design and permitting process for the construction of our brewing facility in Grass Valley, California. This facility, which we lease, is being upgraded with substantial tenant improvements to include a 20 BBL brewhouse, 20 and 40 BBL fermentation tanks, cold-storage space, and a state-of-the-art canning line. In July of 2021, we took the opportunity to expand again by leasing additional space adjacent to the original lease.

Competition and Marketing

BrewBilt Brewing

As a craft brewery with plans to distribute statewide and beyond, BrewBilt Brewing will face competition from the hundreds of existing craft breweries in California and thousands nationwide. Despite uncertainty in the market, there’s an all-time high of close to 9,000 craft breweries, and according to a November 2021 article in Brewing Industry, the craft brewing industry is poised to rebound from the devastating global pandemic that saw beer volume and retail dollars drop precipitously. The craft beer industry was disproportionately impacted by the pandemic because of the near shutdown of its entire on-premise business including taprooms, but it is slowly returning to pre-pandemic growth levels.

According to another industry economist, craft brewers appear to have made up about half of their volume lost in 2020 (versus 2019) in the first half of 2021, with the second quarter being stronger than the first.

In its September 2021 “Breweries in the US” report, Los Angeles-based IBISWorld notes that the $7.3 billion craft beer industry has medium revenue volatility, with annual growth down 1.8%, and a profit margin of $305.7 million for the five-year period through 2021.

When it comes to craft beer production, India pale ales (IPAs) are No. 1 at 30.2%. Rounding out the list are Belgian witbiers, 23.3%; seasonal, 10.5%; lagers, 9.1%; pale ales, 7.7%; and amber ales, 5.5%.

IBISWorld’s September “Breweries in the US” report also predicts that over the five years to 2026, the industry will fully rebound from the setbacks incurred amid the COVID-19 pandemic and experience sustained growth. Ultimately, industry revenue is forecast to rise an annualized 2.4% to $8.2 billion over the five years to 2026.”

The craft beer industry is becoming saturated with full bodied ales with prominent hop and/or fruit flavors. As the craft beer market matures and the novelty of these styles wane, drinkers are demanding more refreshing, lower alcohol brews. Consumer demand for lighter bodied lagers has steadily increased over the last couple years (9.5% growth in 2021), and BrewBilt Brewing seeks to distinguish itself with its modern execution of traditional styles using local ingredients processed with industry-leading equipment and techniques.

BrewBilt Brewing will also seek to distinguish itself with its contract brewing services. Contract brewing, once stigmatized in the industry, is now seen as an attractive option for existing breweries in need of additional capacity as well as new breweries looking to avoid the significant startup costs associated with a lease and brewing equipment. Contract brewing is currently only 1.3% of US beer production volume, so as both new and established breweries turn to this option, BrewBilt may be well poised to meet the demand without significant competition.

Recent U.S. Brewery Count

	2015	2016	2017	2018	2019	2020	2019 to 2020 % Change
Craft	4,803	5,713	6,661	7,618	8,391	8,764	4.4%
Regional Craft Breweries	178	186	202	230	240	220	-8.3%
Microbreweries	2,684	3,319	3,956	4,518	1,821	1,854	1.8%
Taprooms					3,159	3,471	9.9%
Brewpubs	1,941	2,208	2,503	2,870	3,171	3,219	1.5%
Large/Non-Craft	44	67	106	104	111	120	8.1%
Total U.S. Breweries	4,847	5,780	6,767	7,722	8,502	8,884	4.5%

Historical Craft Brewery Production by Category

U.S. Craft Brewery Count by Category

Satel Group

Satel Group Inc. competes with national cable television and broadband Internet service providers. Key companies in the US include AT&, Verizon and Sprint, which are the large integrated, publicly traded telecom companies that provide wireless and wire line services. Wire line players—like CenturyLink, Frontier Communications and Windstream Holdings — are some of the other key regional telecom companies in the US. A wire line network includes interlinked connection and redistribution systems that supports information—like voice and data—to travel electronically.

The company’s internet service is less expensive than AT&T, Google, and Comcast, which currently offer “Gigabit‟ as their top Internet service, while most customers buy a much slower and less expensive service under a 100 MB. Satel’s application of HPNA technology using coaxial cable to deliver Internet, provides download speeds of 200Mb-500Mb, with unlimited downloads for a cost less than those fees charged by other carriers for the same speeds. The company believes that there is a good and marketable monthly Internet service in the $40-$45 range.

Employees

We have 10 full time employees, in addition to consultants that provide legal and accounting support.

DESCRIPTION OF PROPERTY

BrewBilt Brewing operates out of a 4,000 square foot commercial facility located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945.

Satel Group maintains an office and equipment at 330 Townsend Street, Suite 135, San Francisco, California 94107. The office is ground floor space of 1,000 sq. ft. with a large equipment repair room, executive office, inventory room and reception area. We do not own any real property.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our certificate of incorporation and bylaws, copies of which have been filed with the SEC, and by Florida law.

We currently have authorized 15,000,000,000 shares of common stock, and 10,105,000 shares of preferred stock, which includes 100,000 shares of Series A preferred stock and 5,000 shares of Series B preferred stock. As of May 31, 2022, there were 1,125,552,845 shares of common stock outstanding, 48,554 shares of Series A preferred stock outstanding and 1,500 shares of Series B preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

Series A Preferred Stock

Each share of Series A Preferred Stock has a stated value of $268.50 and is convertible into that number of shares of common stock equal to $268.50 divided by the closing market price of the common stock on the day of conversion. The Series A Preferred Stock have no voting rights except as required under the Florida Business corporation Act, and no dividend rights or redemption rights. Upon the liquidation or dissolution of the Company, the shares of Series A Preferred Stock are entitled to receive $268.50 per share.

Series B Preferred Stock

Holders of Series B Preferred shall have no rights other than the right to vote with the holders of the common stock on all matters submitted for a vote of the holders of the common stock (whether at a duly called meeting or by written consent). The vote of each share of Series B Preferred entitles the holder to a number of votes equal to the sum of (i) the number of shares of common stock then outstanding, plus (ii) the number of votes entitled to be voted on the applicable matter by all shares of preferred stock then outstanding other than the Series B Preferred Stock.

MANAGEMENT

The following table sets forth the names and positions of our executive officers and directors. Directors serve for one year or until their successors are elected. Officers are elected by the Board and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board.

Name	Age	Position with the Company	Position Held Since
Richard Hylen	76	Chairman of the Board, Secretary and President (Satel)	November 1, 2018
Jef Lewis	48	Chief Executive Officer, President, Treasurer and Director	January 1, 2021
Samuel Berry	42	Chief Operating Officer and Director	January 1, 2021
Bennett Buchanan	37	Director and Director of Operations	March 1, 2021

Richard Hylen: Mr. Hylen has been our Chairman of the Board since November 2018, the President of Satel Group Inc. since 2008, and served as our Chief Executive Officer from November 2018 until January 2021. Prior to joining us, Mr. Hylen served as the Chief Executive Officer of Satel Group Inc., which he founded in 2008, and which we acquired in February 2019. Prior to that, Mr. Hylen was the Managing Director of Turner Broadcasting Far East LTD, and a Senior Executive of Viacom’s San Francisco cable company. Mr. Hylen has over 35 years of experience providing video and Internet using the most advanced technologies including: cable, fiber, satellite, wireless and CAT5 not only domestically, but to over 50 countries worldwide. His skill set encompasses successfully negotiating complicated licensing agreements with governmental entities, creating joint venture partnerships, developing strategic distribution relationships, financing, designing, installing, and managing advanced technologies to provide consumers with video and Internet services.

We believe that Mr. Hylen’s experience as an executive with our company and its predecessors qualifies him to serve as one of our directors.

Jeffrey Lewis: Mr. Lewis joined us as our Chief Executive Officer and director on January 1, 2021. Prior to joining us, he was the principal member and chief executive officer of BrewBilt Brewing Manufacturing LLC, which he founded in 2014. Since November 2019, Mr. Lewis has also been the Chief Executive Officer and Chairman of the Board of BrewBilt Manufacturing, Inc., which designs and manufactures fermentation and distillation processing systems for the production of craft beer. Mr. Lewis has over 15 years of experience managing engineering, design, and fabrication teams that custom design and fabricate integrated stainless steel distillation and brewing systems for the craft beer beverage industries.

We believe that Mr. Lewis’s beer brewing experience and service as our Chief Executive Officer qualifies him to serve as one of our directors.

Samuel Berry: Mr. Berry joined us as our Chief Operations Officer and director on January 1, 2021. Since November 2019, Mr. Berry has also been a director and employee of BrewBilt Manufacturing, Inc. Since September 2015, Mr. Berry has also been employed as a research consultant at The Cardiovascular Medicine Clinic at Lucile Packard Children’s Hospital, where he works with obese teenagers to monitor and improve their cardiovascular health. Mr. Berry is a graduate from Keene State College in New Hampshire with a Bachelor of Science, and graduated from Florida International University with a Master of Science.

We believe that Mr. Berry’s executive and beer brewing experience qualifies him to serve as one of our directors.

Bennett Buchanan: Mr. Buchanan has served as a director of ours and our Director of Operations since March 1, 2021. Mr. Buchannan co-founded the award-winning Old Bus Tavern brewpub in San Francisco and was its head brewer from April 2013 until September 2018. From November 2018 until March 2020, he served as the brewery technician for the Fort Point Beer Company. Mr. Buchanan holds a Bachelor of Science in Civil Engineering and a Master of Engineering Management from Cornell University.

We believe that Mr. Buchanan’s beer brewing experience qualifies him to serve as one of our directors.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship, which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to the NASDAQ definition, we have no independent directors.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee (or any other committees) or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities. The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

Code of Ethics

The board of directors had not adopted a code of ethics due to Company’s limited number of executive officers and employees that would be covered by such a code and the Company’s limited financial resources. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to all compensation of our named executive officers for services rendered in all capacities to the Company during the years ended December 31, 2021 and 2020 for all or our directors and officers:

			Stock
Name and		Salary	Awards (1)	Total
principal position	Year	($)	($)	($)
Richard Hylen	2021	200,000	25,000	225,000
Chairman; Secretary and President (Satel)	2020	120,000	—	120,000
Jef Lewis	2021	200,000	25,000	225,000
President, Chief Executive Officer, Treasurer, and Director	2020	—	—	—
Sam Berry	2021	100,000	75,000	175,000
Chief Operating Officer and Director	2020	—	—	—
Bennett Buchanan Director	2021	83,333	25,000	108,333

(1)	See discussion of Employment Agreements below for a description of the stock awards.

Employment Agreements

On January 1, 2021, the Company dismissed Richard Hylen as CEO, and appointed him as the Chairman and Secretary of the Company, and the President of Satel Group Inc., a wholly owned subsidiary of the company, pursuant to an Employment Agreement and Director Agreement dated January 1, 2021. Mr. Hylen receives an annual salary of $200,000. Amounts unpaid will accrue annual interest of 6% and may be converted to Convertible Preferred Series A stock of the company in value of $268.50 per share. Pursuant to the agreement, the company issued 500 Preferred Series B shares to Mr. Hylen. Said shares are control shares and have voting rights only. As Director, Mr. Hylen was granted 93 shares of Preferred Series A shares valued at $25,000.

On January 1, 2021, the Company appointed Jef Lewis as a Director and the Chief Executive Officer, President and Treasurer of the Company pursuant to an Employment Agreement and Director Agreement dated January 1, 2021. Mr. Lewis will receives an annual salary of $200,000. Amounts unpaid will accrue annual interest of 6% and may be converted to Convertible Preferred Series A stock of the company in value of $268.50. Pursuant to the agreement, the Company issued 500 Preferred Series B shares to Mr. Lewis. Said shares are control shares and have voting rights only. As Director, Mr. Lewis was granted 93 shares of Preferred Series A shares valued at $25,000.

On January 1, 2021, the Company appointed Samuel Berry as a Director and the Chief Operations Officer of the Company pursuant to an Employment Agreement and Director Agreement dated January 1, 2021. Mr. Berry receives an annual salary of $100,000. Amounts unpaid will accrue annual interest of 6% and may be converted to Convertible Preferred Series A stock of the company in value of $268.50 per share. Pursuant to these agreements, Mr. Berry was granted 279 shares of Preferred Series A shares valued at $75,000.

On March 1, 2021, the Company appointed Bennett Buchanan as a Director and of the company pursuant to an Employment Agreement and Director Agreement dated March 3, 2021. Pursuant to the Employment Agreement, Mr. Buchanan receives an annual salary of $100,000. Unpaid salary may be converted by Mr. Buchanan into shares of Convertible Series A Preferred Stock of the Company. As Director, Mr. Buchanan was granted 93 shares of Preferred Series A shares valued at $25,000.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or exercisable options, as of the year ended December 31, 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Director Compensation

All of our directors are employed by the Company and are compensated as provided above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Relationship with BrewBilt Brewing

Mr. Lewis is the Chief Executive Officer of both the Company and BrewBilt Manufacturing Inc. The Company and BrewBilt Manufacturing lease facilities at the same industrial park in Grass Valley, California but do not share the same offices, and are independent companies with complementary businesses. While we are currently engaged in our legacy cable business and preparing to engage in the business of brewing and selling craft beers, BrewBilt Manufacturing is in the business of manufacturing and selling industrial equipment to craft brewers. During the year ended December 31, 2021, the Company paid a deposit of $450,000 to BrewBilt Manufacturing to begin fabrication of a brewery system. The business plan for both the Company and BrewBilt Manufacturing Brewing include leveraging our respective business expertise and opportunities, which include, where commercially reasonable, BrewBilt Brewing acting as a preferred supplier of brewery equipment to us.

Advances from Related Parties.

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. In particular:

●	During the years ended December 31, 2021 and 2020, the Company accrued liabilities of $83,927 and $156,515, respectively, and made payments of $0 and $10,000, respectively, with respect to advances from Richard Hylen. As of December 31, 2021 and 2020, the Company owed Mr. Hylen $207,086 and $150,704, respectively.

●	During the years ended December 31, 2021 and 2020, we did not borrow from, or repay amounts owed to, Robert Stillwaugh, a former President and Director of ours, and owed him $35,719 as of December 31, 2021 and 2020 with respect to advances previously made by him to the Company.

●	During the year ended December 31, 2021 and 2020, the Company accrued liabilities of $7,742 and $10,062, respectively, and made payments of $42,488 and $18,377, respectively, with respect to advances from Mike Schatz, a former officer of ours. As of December 31, 2021 and 2020, the Company owed Mr. Schatz $13,538 and $48,284, respectively.

Hylen Automobile Lease

On December 22, 2020, we entered into a lease agreement with Richard Hylen under which Mr. Hylen leases two vehicles to us. The agreement provides for total lease payments by us for the two vehicles in the amounts of $19,314 and $18,689, respectively. The leases have a term of six years, from February 5, 2021 to January 5, 2027, with monthly payments of $268 and $260, respectively.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LIABILITIES

Our articles of incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law. The effect of this provision of our articles of incorporation is to eliminate our rights and those of our stockholders to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except as provided above or under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus will be passed upon for us by Fox Rothschild LLP, New York, York.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospects have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.brewbiltbrewing.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

BREWBILT BREWING COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
ASSETS	(unaudited)	(audited)
Current Assets
Cash	$51,134	$59,261
Accounts receivable	1,724	1,793
Inventory, net	1,810	11,575
Prepaid expenses	26,529	5,036
Related party deposit	677,642	450,000
Total current assets	758,839	527,665

Property, plant and equipment, net	175,567	99,424
Financial lease assets - related party	25,678	26,815
Operating right-of-use assets	179,906	188,770
Security deposit	5,162	5,162

Total assets	$1,145,152	$847,836

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$527,149	$475,429
Accrued wages	1,083,378	1,026,073
Accrued expenses	33,232	31,764
Accrued interest	228,778	245,656
Convertible notes payable in default	124,990	47,990
Convertible notes payable, net of discount	349,615	545,887
Current financing lease liabilities - related party	4,746	4,666
Current operating lease liabilities	36,987	36,369
Derivative liabilities	2,330,094	1,598,253
Loans payable	87,420	87,420
Related party liabilities	316,334	264,944
Total Current liabilities	5,122,723	4,364,451

Non-current financing lease liabilities - related party	20,932	22,149
Non-current operating lease liabilities	142,919	152,401
Non-current related party note payable	90,355	—

Total liabilities	5,376,929	4,539,001

Series A convertible preferred stock: 100,000 shares authorized, par value $0.0001; 49,000 shares issued and outstanding at March 31, 2022 30,746 shares issued and outstanding at December 31, 2021 (1)	13,156,500	8,255,301
Convertible preferred stock payable	599,829	5,000,000

Stockholders’ deficit:
Series B preferred stock: 5,000 shares authorized, par value $0.0001; 1,500 shares issued and outstanding at March 31, 2022 1,500 shares issued and outstanding at December 31, 2021	—	—
Common stock: 15,000,000,000 shares authorized, par value $0.0001; 631,100,311 shares issued and outstanding at March 31, 2022 220,877,962 shares issued and outstanding at December 31, 2021 (1)	63,110	22,088
Additional paid in capital	6,674,721	5,528,281
Accumulated deficit	(24,725,937)	(22,496,835)
Total stockholders’ deficit	(17,988,106)	(16,946,466)
Total liabilities and stockholders’ deficit	$1,145,152	$847,836

(1)	Preferred and common share amounts and per share amounts in the financial statements reflect the one-for-one hundred and fifty reverse stock split that was made effective on June 11, 2021.

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended
	March 31,
	2022	2021
Sales	$89,741	$87,407
Cost of materials	9,775	2,491
Gross profit	79,966	84,916

Operating expenses:
Depreciation	7,647	—
G&A expenses	408,421	230,255
Professional fees	9,159	11,657
Salaries and wages	658,139	1,243,130
Total operating expenses	1,083,366	1,485,042

Loss from operations	(1,003,400)	(1,400,126)

Other income (expense):
Interest income	2	—
Loss on settlement of debt	(750)	—
Gain (loss) on conversion of debt	18,236	(147,379)
Loss on conversion of debt of preferred shares	(136,754)	(1,122,681)
Derivative income (expense)	(558,366)	1,506,631
Interest expense	(548,070)	(156,602)
Total other income (expense)	(1,225,702)	79,969

Net profit (loss) before income taxes	(2,229,102)	(1,320,157)
Income tax expense	—	—
Net profit (loss)	$(2,229,102)	$(1,320,157)

Per share information
Weighted average number of common shares outstanding, basic (1)	382,078,408	50,575,725
Net income (loss) per common share, basic and diluted	$(0.0058)	$(0.03)

(1)	Common share amounts and per share amounts in the financial statements reflect the one-for-one hundred and fifty reverse stock split that was made effective on June 11, 2021.

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
(Unaudited)

	Convertible Preferred Stock					Preferred Stock				Additional	Accumulated	Total
	Series A (1)		Series C		Shares	Series B		Common Stock (1)		Paid-In	Earnings	Shareholders’
	Shares	Amount	Shares	Amount	Payable	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balances for December 31, 2021	30,746	$8,255,301	—	$—	$5,000,000	1,500	$—	220,877,962	$22,088	$5,528,281	$(22,496,835)	$(16,946,466)
Conversion of debt to common stock	—	—	—	—	—	—	—	273,219,132	27,322	387,434	—	414,756
Convertible preferred stock converted to common stock	(461)	(123,779)	—	—	—	—	—	126,373,667	12,637	247,896	—	260,533
Convertible preferred stock payable converted to preferred stock	18,622	5,000,007	—	—	(5,000,000)	—	—	—	—	(7)	—	(7)
Convertible preferred shares to be issued to settle accrued wages	—	—	—	—	400,065	—	—	—	—	(65)	—	(65)
Convertible preferred shares to be issued pursuant to director agreements	—	—	—	—	199,764	—	—	—	—	236	—	236
Convertible preferred shares issued for services	93	24,971	—	—	—	—	—	—	—	29	—	29
Cashless warrant exercise	—	—	—	—	—	—	—	10,629,550	1,063	(1,063)	—	—
Warrant discounts	—	—	—	—	—	—	—	—	—	83,372	—	83,372
Imputed interest	—	—	—	—	—	—	—	—	—	10,286	—	10,286
Derivative settlements	—	—	—	—	—	—	—	—	—	418,322	—	418,322
Net loss	—	—	—	—	—	—	—	—	—	—	(2,229,102)	(2,229,102)
Balances for March 31, 2022	49,000	$13,156,500	—	$—	$599,829	1,500	$—	631,100,311	$63,110	$6,674,721	$(24,725,937)	$(17,988,106)

	Convertible Preferred Stock					Preferred Stock				Additional	Accumulated	Total
	Series A		Series C		Shares	Series B		Common Stock (1)		Paid-In	Earnings	Shareholders’
	Shares	Amount	Shares	Amount	Payable	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balances for December 31, 2020	41,572	$11,162,005	35,583	$355,830	$754,249	500	$—	32,644,913	$3,264	$(6,062,064)	$(15,637,843)	$(21,696,643)
Conversion of debt to common stock	—	—	—	—	—	—	—	10,944,128	1,094	389,080	—	390,174
Convertible preferred stock converted to common stock	(12,963)	(3,480,499)	(35,583)	(355,830)	—	—	—	20,784,050	2,080	4,956,931	—	4,959,011
Convertible preferred stock payable converted to preferred stock	2,809	754,249	—	—	(754,249)	—	—	—	—	—	—	—
Preferred stock issued for services	559	149,992	—	—	—	1,000	—	—	—	785,236	—	785,236
Common stock issued for services	—	—	—	—	—	—	—	233,333	23	87,477	—	87,500
Imputed interest	—	—	—	—	—	—	—	—	—	8,000	—	8,000
Derivative settlements	—	—	—	—	—	—	—	—	—	2,494,842	—	2,494,842
Warrant discounts	—	—	—	—	—	—	—	—	—	164,369	—	164,369
Net loss	—	—	—	—	—	—	—	—	—	—	(1,320,157)	(1,320,157)
Balances for March 31, 2021	31,977	$8,585,747	—	$—	$—	1,500	$—	64,606,424	$6,461	$2,823,871	$(16,958,000)	$(14,127,668)

(1)	Preferred and common share amounts and per share amounts in the financial statements reflect the one-for-one hundred and fifty reverse stock split that was made effective on June 11, 2021.

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended
	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,229,102)	$(1,320,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of convertible debt discount	474,057	134,255
Depreciation	7,647	—
Stock based compensation	600,000	1,118,691
Preferred stock issued for services	25,000	—
Imputed interest	10,286	8,000
Loss (gain) on conversion of debt	(18,236)	147,379
Loss on conversion of preferred shares to common stock	136,754	1,122,681
Loss on settlement of debt	750	—
Change in fair value of derivative liability	558,366	(1,506,631)
Decrease (increase) in operating assets and liabilities:
Accounts receivable	69	(11,727)
Inventory	9,765	(1,920)
Other current assets	—	10,000
Prepaid expenses	(21,493)	—
Accrued interest	63,728	14,345
Accounts payable	51,720	(42,524)
Accrued expenses	169,313	140,226
Advances from related parties	27,391	(33,625)
Net cash (used in) provided by operating activities	(133,985)	(221,007)

Cash flows from investing activities:
Property, plant and equipment, additions	(83,790)	—
Deposit on equipment - related party	(227,642)	(200,000)
Net cash (used in) provided by investing activities	(311,432)	(200,000)

Cash flows from financing activities:
Proceeds from convertible debt	437,290	529,240
Net cash (used in) provided for financing activities	437,290	529,240

Net increase (decrease) in cash	(8,127)	108,233

Cash, beginning of period	59,261	134,855
Cash, end of period	$51,134	$243,088

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

Schedule of non-cash investing & financing activities:
Stock issued for debt conversion	$432,992	$242,795
Discount from derivative	$591,797	$364,871
Preferred stock converted to common stock	$123,779	$3,836,330
Related party exchange of accrued wages for note payable	$114,354	$—
Derivative settlements	$418,322	$2,494,842
Warrant discount from debt	$83,372	$164,369
Cashless warrant exercise	$1,063	$—
Convertible note payable exchanged for accrued interest	$16,800	$—
Lease adoption recognition	$—	$89,567
Preferred stock payable converted to preferred stock	$5,000,007	$754,249

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2022

(Unaudited)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

BrewBilt Brewing Company (formerly Simlatus Corporation) is the parent company of wholly-owned subsidiaries Satel Group Inc. and BrewBilt Brewing LLC.

Satel Group is the premier provider of DirecTV to high-rise apartments, condominiums and large commercial office buildings in the San Francisco metropolitan area and is now expanding both their DirecTV and Internet services across the Bay Area. Satel’s revenues will support BrewBilt Brewing Company during construction of the brewing facility and ramp-up of craft beer revenues.

BrewBilt Brewing is an independent craft beer manufacturer offering its own line of lagers and ales with a particular focus on traditional European lagers. BrewBilt Brewing will also offer contract brewing services for other breweries in need of additional capacity as well as private label ales for restaurants and bars desiring their own house beer.

BrewBilt Brewing LLC is the entity pursuing the Type 23 Small Beer Manufacturer license from the California Alcoholic Beverage Control Board (ABC). We expect this license to be issued once brewery construction is nearing completion. BrewBilt Brewing LLC has already received our Brewers Notice from the Alcohol and Tobacco Tax and Trade Bureau (TTB).

BrewBilt Brewing Company works closely with BrewBilt Manufacturing Inc., which is also located in Grass Valley, California and led by CEO Jef Lewis. BrewBilt Manufacturing custom designs and handcrafts brewing and fermentation equipment and will supply all necessary equipment to BrewBilt Brewing for our craft beer production.

BrewBilt Brewing’s ties with BrewBilt Manufacturing provide strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders who provide valuable product feedback and business expertise to management. The craft brewing and spirits industries continue to grow worldwide. California is where American craft brewing began and now has over 950 operating breweries – being centrally located in this booming market was a large draw for BrewBilt Brewing to locate its facility in the Sierra foothills.

In March of 2021, BrewBilt Brewing began design and permitting for the construction of its brewing facility in Grass Valley, California. This facility was leased by BrewBilt and is being upgraded with substantial tenant improvements to include a 20 BBL brewhouse, 20 and 40 BBL fermentation tanks, cold-storage space, and a state-of-the-art canning line. In July of 2021, BrewBilt took the opportunity to expand again by leasing additional space adjacent to the original lease.

Reincorporation Merger Transaction

On March 24, 2021 Simlatus filed a PRE14C disclosing the merger between BrewBilt Brewing and Simlatus. Our Board of Directors and the holders of a majority of the voting power of our stockholders approved an Agreement and Plan of Merger pursuant to which the Company merged with and into BrewBilt Brewing Company, a Florida corporation and wholly-owned subsidiary of the Company, which resulted in the Company’s reincorporation from the State of Nevada to the State of Florida and change in the Company’s name to BrewBilt Brewing Company (the “Reincorporation Merger”). On March 16, 2021, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 61,373,100 shares of common stock outstanding, 33,020 shares of our Series A Preferred Stock outstanding, 1,500 shares of our Series B Preferred Stock outstanding, and 35,583 shares of our Series C Preferred Stock outstanding. The Series A Preferred Stock and Series C Preferred Stock are non-voting. Each share of Series B Preferred Stock has the right to cast a number of votes equal to four times the votes of all of the shares of our outstanding common stock with respect to any and all matters presented to the holders of common stock for their action.

Following the Reincorporation Merger, BrewBilt Brewing Company has a greater number of authorized shares of common stock available for issuance than the Company previously had available for issuance. Although at present the Company has no commitments or agreements to issue additional shares of common stock, it desires to have additional shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future.

We obtained the approval of Jeffrey Lewis, Chief Executive Officer; Bennett Buchanan, Director; Samuel Berry, Chief Operations Officer; and Richard Hylen, Chairman of the Board, to the actions described in the Information Statement. Messrs. Lewis, Berry, and Hylen collectively hold 683 shares of our common stock, 6,519 shares of Series A Preferred Stock, and all 1,500 shares of our Series B Preferred Stock, or approximately 99% of the voting power of our stockholders.

On April 19, 2021 in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of Convertible Series A Preferred stock. In addition, the Company reduced the number of authorized shares to 100,000 with a par value of $0.0001. The financial statements have been retroactively adjusted to take this into account for all periods presented.

On April 19, 2021, in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of common stock. In addition, the Company reduced the number of authorized shares to 200,000,000 with a par value of $0.0001. The reverse split was effective on June 11, 2021, and the financial statements have been retroactively adjusted to take this into account for all periods presented. The Company issued 9,932 common shares due to rounding in connection with the reverse stock split.

The Reincorporation Merger transaction was completed on June 11, 2021.

Financial Statement Presentation

The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising costs were $14,385 and $30,324, for the three months ended March 31, 2022 and March 31, 2021, respectively.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

Revenue Recognition and Related Allowances

During the three months ended March 31, 2022, the Company’s main revenue stream is from selling DirecTV services to corporate and residential customers. 39% of the Company’s revenue is from commissions, 21% is from corporate service subscribers, 8% is from residential service subscribers, and 1% was from installations and equipment. In addition, the Company’s sales for audio/video systems represented 31% of revenues.

On January 1, 2018, we adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605). Results for reporting periods beginning after January 1, 2018 are presented under Topic 606. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on January 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at March 31, 2022 and December 31, 2021 is $0.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Loss Per Share

Basic loss per share of common stock is computed by dividing the net loss by the weighted average number of common shares outstanding during the period after giving retroactive effect to the reverse stock split affected on June 11, 2021.

Inventories

Inventories are stated at the lower of cost, computed using the first-in, first-out method and net realizable value. Any adjustments to reduce the cost of inventories to their net realizable value are recognized in earnings in the current period.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels and which is determined by the lowest level input that is significant to the fair value measurement in its entirety.

These levels are:

Level 1 - inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 - inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021 for each fair value hierarchy level:

March 31, 2022	Derivative Liabilities	Total
Level I	$—	$—
Level II	$—	$—
Level III	$2,330,094	$2,330,094

December 31, 2021	Derivative Liabilities	Total
Level I	$—	$—
Level II	$—	$—
Level III	$1,598,253	$1,598,253

In management’s opinion, the fair value of convertible notes payable and advances payable is approximate to carrying value as the interest rates and other features of these instruments approximate those obtainable for similar instruments in the current market. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments. As of March 31, 2022 and December 31, 2021, the balances reported for cash, accounts receivable, prepaid expenses, accounts payable, and accrued liabilities, approximate the fair value because of their short maturities.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is not current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2021, 2020, 2019 and 2018, which are still open for examination.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires the consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is evaluating the impact of the new standard.

Although there were new accounting pronouncements issued or proposed by the FASB as of the three months ended March 31, 2022 and through the date of filing of this report, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of March 31, 2022, the Company has a shareholders’ deficit of $17,988,106 since its inception, working capital deficit of $4,363,884, negative cash flows from operations, and has limited business operations, which raises substantial doubt about the Company’s ability to continue as going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There is no assurance the Company will be successful in achieving these goals.

The Company does not have sufficient cash to fund its desired research and development objectives for its augmented/virtual reality product development for the next 12 months. The Company has arranged financing and intends to utilize the cash received to fund the research and development project. This financing may be insufficient to fund expenditures or other cash requirements required to complete the product design for the augmented/virtual reality markets. There can be no assurance the Company will be successful in completing any new product development. The Company plans to seek additional financing if necessary, in private or public equity offering(s) to secure future funding for operations. There can be no assurance the Company will be successful in raising additional funding. If the Company is not able to secure additional funding, the implementation of the Company’s business plan will be impaired. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

These financial statements do not give effect to adjustments to the amounts and classification to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3. PREPAID EXPENSES

Prepaid fees represent amounts paid in advance for future contractual benefits to be received. Expenses paid in advance are recorded as a prepaid asset and then amortized to the statements of operations when services are rendered, or over the life of the contract using the straight-line method.

As of March 31, 2022 and December 31, 2021, prepaid expenses consisted of the following:

	March 31,	December 31,
	2022	2021
Prepaid accounting fees	$1,500	$—
Prepaid leaseholder improvements	25,000	5,000
Prepaid postage	29	36
	$26,529	$5,036

4. RELATED PARTY DEPOSITS

During the periods ending March 31, 2022 and December 31, 2021, the Company paid a deposit of $227,642 and $450,000, respectively, to BrewBilt Manufacturing for fabrication of a brewery system. As of March 31, 2022, the Company has paid a total deposit of $677,642 and anticipates the system will be complete within three to six months.

All fabricated equipment is non-refundable. Any equipment purchased by BrewBilt Manufacturing on behalf of the company would potentially be refundable based on the individual manufacturers return policy.

5. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost or fair value as of the date of acquisition. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Kegs	5 years

Computer software and equipment	2 to 5 years, or the term of a software license, whichever is shorter

Office equipment and furniture	3 to 7 years

Machinery and equipment	3 to 20 years

Leasehold improvements	Lesser of the remaining term of the lease or estimated useful life of the asset

Property, plant, and equipment consisted of the following at March 31, 2022 and December 31, 2021:

	March 31,	December 31,
	2022	2021
Leasehold Improvements	$152,277	$68,487
Machinery and Equipment	40,632	40,632
	192,909	109,119
Less accumulated depreciation	(17,342)	(9,695)
	$175,567	$99,424

During the three months ended March 31, 2022 and March 31, 2021, the company recorded depreciation expenses of $7,647 and $0, respectively.

6. ACCRUED EXPENSES

As of March 31, 2022 and December 31, 2021, accrued expenses were comprised of the following:

	March 31,	December 31,
	2022	2021
Accrued expenses
Credit cards	$9,615	$10,192
Customer deposits	18,307	18,307
Payroll tax liabilities	2,041	—
Sales tax payable	269	265
Short-term loans	3,000	3,000
Total accrued expenses	$33,232	$31,764

Accrued interest
Interest on notes payable	$53,118	$88,114
Interest on short-term loans	1,395	1,214
Interest on accrued wages	174,265	156,328
Total accrued interest	$228,778	$245,656

Accrued wages	$1,083,378	$1,026,073

7. CONVERTIBLE NOTES PAYABLE

As of March 31, 2022 and December 31, 2021, notes payable were comprised of the following:

	Original	Due	Interest	Conversion	March 31,	December 31,
	Note Date	Date	Rate	Rate	2022	2021
Emunah Funding #4*	10/20/2018	7/20/2019	24%	Variable	2,990	2,990
FirstFire Global*	3/8/2021	3/8/2022	12%	0.09	57,000	149,000
Fourth Man #11	3/5/2021	3/5/2022	12%	0.09	—	26,000
Fourth Man #12	9/27/2021	9/27/2022	12%	0.015	111,000	111,000
Fourth Man #13	1/1/2022	1/10/2023	12%	0.015	140,000	—
Jefferson St Capital #2*	3/5/2019	10/18/2019	0%	Variable	5,000	5,000
Mast Hill Fund #1	1/27/2022	1/27/2023	12%	0.003	279,000	—
Mast Hill Fund #2	3/3/2022	3/3/2023	12%	0.001	63,000	—
Mammoth	3/3/2022	12/3/2021	0%	Variable	27,500	—
May Davis Partners	3/14/2022	12/14/2022	0%	Variable	27,500	—
Labrys Fund #2	7/28/2021	7/28/2022	12%	0.03	—	140,000
Optempus Invest #4*	11/2/2020	11/2/2021	10%	Variable	20,000	20,000
Optempus Invest #5*	11/5/2020	11/5/2021	10%	Variable	20,000	20,000
Optempus Invest #6*	12/31/2020	12/31/2021	6%	Variable	20,000	20,000
Power Up Lending #7	7/9/2021	7/9/2022	10%	Variable	—	78,750
Power Up Lending #8	8/2/2021	8/2/2022	10%	Variable	—	53,750
Power Up Lending #9	8/24/2021	8/24/2022	10%	Variable	—	78,750
Power Up Lending #10	9/8/2021	9/8/2022	10%	Variable	—	43,750
Power Up Lending #11	10/8/2021	10/8/2022	10%	Variable	43,750	43,750
Sixth St Lending #1	1/11/2022	1/11/2023	10%	Variable	53,750	—
Sixth St Lending #2	2/10/2022	2/10/2023	10%	Variable	48,750	—
Sixth St Lending #3	3/21/2022	3/21/2023	10%	Variable	53,750	—
					972,990	792,740
Less debt discount					(498,385)	(198,863)
Notes payable, net of discount					$474,605	$593,877

*	As of March 31, 2022, the balance of notes payable that are in default is $124,990.

Emunah Funding LLC

On October 20, 2017, the Company issued a convertible note to Emunah Funding LLC for $33,840, which includes $26,741 to settle outstanding accounts payable, transaction costs of $4,065, OID interest of $2,840, and cash consideration of $194. On November 6, 2017, the Company issued an Allonge to the convertible debt in the amount of $9,720. The Company received $7,960 in cash and recorded transaction fees of $1,000 and OID interest of $760. On November 30, 2017, the Company issued an Allonge to the convertible debt in the amount of $6,480. The Company received $5,000 in cash and recorded transaction fees of $1,000 and OID interest of $480. On January 11, 2018, the Company issued an Allonge to the convertible debt in the amount of $5,400. The Company received $5,000 in cash and recorded OID interest of $480. The note bears interest of 8% (increases to 24% per annum upon an event of default), matured on July 20, 2018, and is convertible into common stock at 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $55,440 due to this conversion feature, which has been amortized to the statement of operations. On October 26, 2018, the principal amount of $40,000 was reassigned to Fourth Man, LLC. Pursuant to the default terms of the note, the Company entered a late filing penalty of $1,000. Prior to the period ended December 31, 2020, the note has converted $13,450 of principal and $4,918 of interest into 48 shares of common stock. As of March 31, 2022, the note has a principal balance of $2,990 and accrued interest of $1,974. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

FirstFire Global Opportunity Fund LLC

On March 8, 2021, the Company received funding pursuant to a convertible note issued to FirstFire Global Opportunities Fund LLC for $300,000 of which $242,900 was received in cash and $57,100 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on March 8, 2022, and is convertible into common shares at a fixed rate of $0.005. The Company recorded a debt discount from the derivative equal to $300,000 due to this conversion feature, which has been amortized to the statement of operations. Pursuant to the default terms of the note, the Company entered a penalty of $84,000. During the year ended December 31, 2021, the Company issued 40,500,000 common shares upon the conversion of principal in the amount of $235,000, and conversion fees of $5,000. During the three months ended March 31, 2022, the Company issued 36,000,000 common shares upon the conversion of principal in the amount of $92,000, accrued interest of $36,000 and conversion fees of $1,000. As of March 31, 2022, the note has a principal balance of $57,000 and accrued interest of $575. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Fourth Man LLC

On March 5, 2021, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $140,000 of which $113,420 was received in cash and $26,580 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on March 5, 2022 and is convertible into common shares at a fixed rate of $0.00436. The Company recorded a debt discount from the derivative equal to $140,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 25,242,685 common shares upon the conversion of principal in the amount of $114,000, accrued interest of $271 and conversion fees of $7,000. During the three months ended March 31, 2022, the Company issued 9,192,541 common shares upon the conversion of principal in the amount of $26,000, accrued interest of $12,329 and conversion fees of $1,750. As of March 31, 2022, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On September 27, 2021, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $111,000 of which $91,000 was received in cash and $20,000 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on September 27, 2022 and is convertible into common shares at a fixed rate of $0.00436. The Company recorded a debt discount from the derivative equal to $111,000 due to this conversion feature, and $56,260 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at March 31, 2021 of $54,740. As of March 31, 2022, the note has a principal balance of $111,000 and accrued interest of $13,320.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On January 10, 2022, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $140,000 of which $115,440 was received in cash and $24,560 was recorded as transaction fees. The note bears interest of 12% per annum (increases to 16% upon an event of default), which is guaranteed and earned in full as of the issue date. The note matures on January 10, 2023 and is convertible into common shares at a fixed rate of $0.0015. The Company recorded a debt discount from the derivative equal to $140,000 due to this conversion feature, and $30,685 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at March 31, 2022 of $109,315. As of March 31, 2022, the note has a principal balance of $140,000 and accrued interest of $16,800.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Jefferson Street Capital LLC

On March 5, 2019, the Company accepted and agreed to a Debt Purchase Agreement, whereby Jefferson Street Capital LLC acquired $30,000 of debt from an Emunah Funding LLC convertible note in exchange for $29,000, and the Company recorded a gain on settlement of debt of $1,000. The note bears no interest, matures on October 18, 2019, and is convertible into common stock at 57.5% of the lowest trading price of the 20 trading days ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $29,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2019, the Company issued 71 common shares upon the conversion of principal in the amount of $24,000 and $1,000 in conversion fees. As of March 31, 2022, the note has a principal balance of $5,000. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Mast Hill Fund, LP

On January 27, 2022, the Company issued a convertible note to Mast Hill Fund, L.P. for $279,000, of which $75,550 was received in cash, $45,900 was recorded as transaction fees, and $157,500 was paid to Labrys Fund, L.P. to settle the principal amount of $140,000 and accrued interest of $16,800. The company recorded a loss on settlement of debt of $750. The note bears interest of 12% per annum, matures on January 27, 2023, and is convertible into common shares at a fixed rate of $0.003. The Company recorded a debt discount from the derivative equal to $258,484 due to this conversion feature, and $44,615 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at March 31, 2022 of $213,869. As of March 31, 2022, the note has a principal balance of $279,000 and accrued interest of $5,779.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On March 3, 2022, the Company received funding pursuant to a convertible note issued to Mast Hill Fund, L.P. for $63,000 of which $51,300 was received in cash and $11,700 was recorded as transaction fees. The note bears interest of 12% per annum, matures on March 3, 2023 and is convertible into common shares at a fixed rate of $0.001. The Company recorded a debt discount from the derivative equal to $63,000 due to this conversion feature, and $4,833 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at March 31, 2022 of $58,167. As of March 31, 2022, the note has a principal balance of $63,000 and accrued interest of $580.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Mammoth Corporation

On March 3, 2022, the Company received funding pursuant to a convertible note issued to Mammoth Corporation for $27,500, of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest at 0% (18% per annum upon an event of default), matures on December 3, 2022, and converts into 50% multiplied by the average of the three lowest common stock trading prices during the 30 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $27,500 due to this conversion feature, and $2,800 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at March 31, 2022 of $24,700. As of March 31, 2022, the note has a principal balance of $27,500.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

May Davis Partners Acquisition Company, LLC

On March 14, 2022, the Company received funding pursuant to a convertible note issued to May Davis Partners for $27,500, of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest at 0% (18% per annum upon an event of default), matures on December 14, 2022, and converts into 50% multiplied by the average of the three lowest common stock trading prices during the 30 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $27,500 due to this conversion feature, and $1,700 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at March 31, 2022 of $27,500. As of March 31, 2022, the note has a principal balance of $27,500.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Labrys Fund, LP

On July 28, 2021, the Company received funding pursuant to a convertible note issued to Labrys Fund, LP for $140,000 of which $112,920 was received in cash and $27,080 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on July 28, 2022, and is convertible into common shares at a fixed rate of $0.03. The Company recorded a debt discount from the derivative equal to $140,000 due to this conversion feature, which has been amortized to the statement of operations. As of December 31, 2021, the note had a principal balance of $140,000 and accrued interest of $16,800. On January 27, 2022, $157,500 was paid to Labrys Fund, pursuant to a note issued to Mast Hill Fund L.P. which settled the principal amount of $140,000, accrued interest of $16,800, and $750 was recorded to statement of operations as a loss on settlement of debt. As of March 31, 2022, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Optempus Investments, LLC

On November 2, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000, of which $10,000 was received in cash and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on November 2, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $20,000 due to this conversion feature, which has been amortized to the statement of operations. As of March 31, 2022, the note has a principal balance of $20,000 and accrued interest of $3,796. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On November 5, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000, of which $10,000 was received in cash and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on November 5, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $20,000 due to this conversion feature, which has been amortized to the statement of operations. As of March 31, 2022, the note has a principal balance of $20,000 and accrued interest of $3,760. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On December 31, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000. The Company received a cash payment of $10,000 on January 8, 2021, and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on December 31, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $20,000 due to this conversion feature, which has been amortized to the statement of operations. As of March 31, 2022, the note has a principal balance of $20,000 and accrued interest of $2,384. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Power Up Lending Group Ltd.

On May 18, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $16,000, of which $15,600 was paid to settle accounts payable, and $400 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on May 18, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $16,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2020, the Company issued 1,855,556 common shares upon the conversion of principal in the amount of $16,000 and accrued interest of $700. As of December 31, 2021, the note has an accrued interest balance of $100.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On July 9, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $78,750, of which $75,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on July 9, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $78,750 due to this conversion feature, which has been amortized to the statement of operations. During the three months ended March 31, 2022, the Company issued 44,110,294 common shares upon the conversion of principal in the amount of $78,750 and accrued interest of $3,938. As of March 31, 2022, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On August 2, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on August 2, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $53,750 due to this conversion feature, which has been amortized to the statement of operations. During the three months ended March 31, 2022, the Company issued 34,593,750 common shares upon the conversion of principal in the amount of $53,750 and accrued interest of $1,600. As of March 31, 2022, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On August 24, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $78,750, of which $75,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on August 24, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $78,750 due to this conversion feature, which has been amortized to the statement of operations. During the three months ended March 31, 2022, the Company issued 77,545,203 common shares upon the conversion of principal in the amount of $78,750 and accrued interest of $3,938. As of March 31, 2022, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On September 8, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,750, of which $40,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on September 8, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $43,750 due to this conversion feature, which has been amortized to the statement of operations. During the three months ended March 31, 2022, the Company issued 71,777,344 common shares upon the conversion of principal in the amount of $43,750 and accrued interest of $2,188. As of March 31, 2022, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On October 8, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,750, of which $40,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on October 8, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of March 31, 2022, $1,788 of the transaction fees have been amortized to the statement of operations and the note has a principal and accrued interest balance of $43,750 and $2,086, respectively.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Sixth Street Lending LLC

On January 11, 2022, the Company issued a convertible note to Sixth Street Lending LLC for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on January 11, 2023, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of March 31, 2022, $812 of the transaction fees have been amortized to the statement of operations and the note has a principal and accrued interest balance of $53,750 and $1,163, respectively.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On February 10, 2022, the Company issued a convertible note to Sixth Street Lending LLC for $48,750, of which $45,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on February 10, 2023, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of March 31, 2022, $503 of the transaction fees have been amortized to the statement of operations and the note has a principal and accrued interest balance of $48,750 and $654, respectively.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On March 21, 2022, the Company issued a convertible note to Sixth Street Lending LLC for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on March 21, 2023, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of March 31, 2022, $103 of the transaction fees have been amortized to the statement of operations and the note has a principal and accrued interest balance of $53,750 and $147, respectively.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Convertible Note Conversions

During the three months ended March 31, 2022, the Company issued the following shares of common stock upon the conversions of portions of the Convertible Notes:

	Principal	Interest	Fee	Total	Conversion	Shares
Date	Conversion	Conversion	Conversion	Conversion	Price	Issued	Issued to
1/3/2022	$51,500	$—	$1,000	$52,500	$0.00500	10,500,000	FirstFire
1/4/2022	26,000	12,329	1,750	$40,079	$0.00436	9,192,541	Fourth Man #11
1/13/2022	23,100	—	—	$23,100	$0.00210	11,000,000	Power Up #7
1/13/2022	—	36,000	—	$36,000	$0.00300	12,000,000	FirstFire
1/14/2022	22,000	—	—	$22,000	$0.00200	11,000,000	Power Up #7
1/21/2022	40,500	—	—	$40,500	$0.00300	13,500,000	FirstFire
2/1/2022	21,300	—	—	$21,300	$0.00170	12,529,412	Power Up #7
2/3/2022	12,350	3,938	—	$16,288	$0.00170	9,580,882	Power Up #7
2/14/2022	27,000	—	—	$27,000	$0.00160	16,875,000	Power Up #8
2/14/2022	26,750	1,600	—	$28,350	$0.00160	17,718,750	Power Up #8
2/25/2022	23,000	—	—	$23,000	$0.00130	17,692,308	Power Up #9
3/1/2022	21,200	—	—	$21,200	$0.00120	17,666,667	Power Up #9
3/7/2022	19,500	—	—	$19,500	$0.00110	17,727,273	Power Up #9
3/11/2022	15,050	950	—	$16,000	$0.00080	20,000,000	Power Up #9
3/16/2022	—	2,988	—	$2,988	$0.00067	4,458,955	Power Up #9
3/17/2022	13,400	—	—	$13,400	$0.00064	20,937,500	Power Up #10
3/21/2022	13,400	—	—	$13,400	$0.00064	20,937,500	Power Up #10
3/22/2022	13,400	—	—	$13,400	$0.00064	20,937,500	Power Up #10
3/24/2022	3,550	2,188	—	$5,738	$0.00064	8,964,844	Power Up #10
Total conversions	373,000	59,992	2,750	435,742		273,219,132
Gain on conversion	—	—	—	(20,986)
	$373,000	$59,992	$2,750	$414,756		273,219,132

8. LEASES

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Our leases have remaining lease terms of month-to-month and two years.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight-line basis over the term of the lease.

Operating Leases

On February 1, 2017, Simlatus Corp. entered into a standard office lease for approximately 1,700 square feet of office space at 175 Joerschke Drive, Suite A, Grass Valley, CA 95945. The lease has a term of 1 year, from February 1, 2017 through January 31, 2018, with a monthly rent of $1,400. On February 1, 2018, the Company entered into a month-to-month lease with a monthly rent of $1,400. The lease was terminated on December 31, 2021.

On January 31, 2018, Satel Group, Inc. entered into a standard office lease for approximately 1,006 square feet of office space at 330 Townsend Street, Suite 135, San Francisco, CA 94107. The lease has a term of 2 years, from December 1, 2018 through November 30, 2019, with a monthly rent of $5,781 and applicable common area maintenance expenses. On December 1, 2019, the Company entered into a month-to-month lease with a monthly rent of $5,781. On December 1, 2020, the Company reduced the amount of space leased resulting in a reduced monthly rent of $3,169.

On March 1, 2021, BrewBilt Brewing entered into a commercial lease with Lave Systems for approximately 4,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945. The lease has a term of two years, from March 1, 2021 through February 28, 2023, with a monthly rent of $4,000. Lease payments shall increase on March 1, 2022 based upon the CPI published in the Wall Street Journal. On March 1, 2021, the Company recorded of ROU assets of $89,567 and lease liabilities of $89,567 in recognition of this lease.

On July 18, 2021, BrewBilt Brewing terminated its commercial lease with Lave Systems and entered into a new lease agreement with the Jon and Andrea Straatemeir Trust. On August 1, 2021, the company entered into a commercial lease for approximately 6,547 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945. The lease has a term of five years, from August 1, 2021 through July 31, 2026, with a monthly rent of $4,000.

ROU assets and lease liabilities related to our operating leases are as follows:

March 31, 2022
Right-of-use assets	$179,906
Current operating lease liabilities	36,987
Non-current operating lease liabilities	142,919

Years Ending
December 31,	Operating Leases
2022	$36,000
2023	48,000
2024	48,000
2025	48,000
2026	28,000
Total	208,000
Less imputed Interest	28,094
Total liability	$179,906

Other information related to leases is as follows:

Lease Type	Weighted Average Remaining Term	Weighted Average Interest Rate
Operating Leases	4.3 years	7%

Financing Leases

On December 22, 2020, the President, Richard Hylen, and the Company entered into two vehicle leases in the amount of $19,314 and $18,689, respectively. The leases have a term of 6 years, from February 5, 2021 January 5, 2027, with monthly payments of $268 and $260, respectively.

On December 22, 2020, the Company entered into a vehicle lease in the amount of $19,314. The lease has a term of 6 years, from February 5, 2021 January 5, 2027, with a monthly payment of $268.

On December 22, 2020, the Company entered into a vehicle lease in the amount of $18,689. The lease has a term of 6 years, from February 5, 2021 January 5, 2027, with a monthly payment of $260.

The Company evaluated the leases in accordance with ASC 842 and determined that its leases meet the definition of a finance lease.

Financing lease assets and liabilities related to our financing leases are as follows:

March 31, 2022
Right-of-use assets	$25,678
Current financing lease liabilities	4,746
Non-current financing lease liabilities	20,932

The following is a schedule, by years, of future minimum lease payments required under the finance leases:

Years Ending
December 31,	Finance Leases
2022	4,750
2023	6,334
2024	6,334
2025	6,334
2026	6,334
Total	30,086
Less imputed Interest	4,408
Total liability	$25,678

Other information related to leases is as follows:

Lease Type	Weighted Average Remaining Term	Weighted Average Interest Rate
Finance Leases	4.75 years	7%

9. LOANS PAYABLE

On October 1, 2017, Direct Capital Group, Inc. agreed to cancel two convertible notes in the principal amounts of $25,000 and $36,000, and $6,304 in accrued interest, in exchange for a Promissory Note in the amount of $61,000. The note bears no interest and is due on or before October 1, 2020. As of March 31, 2022 and December 31, 2021, the principal balance owed to Direct Capital Group was $14,500 and $14,500, respectively.

On May 3, 2020, the Company, was granted a loan (the “Loan”) from Bank of America. in the amount of $72,920, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Loan, which was in the form of a Note dated May 3, 2020 issued by the Borrower, matures on May 3, 2022, and bears interest at a rate of 1% per annum, payable monthly commencing on November 3, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. As of March 31, 2022 and year ended December 31, 2021, the Company recorded accrued interest of $1,394 and $1,215, respectively, on the PPP loan.

10. DERIVATIVE LIABILITIES

During the three months ended March 31, 2022, the Company valued the embedded conversion feature of the convertible notes, warrants, certain accounts payable and certain related party liabilities. The fair value was calculated at March 31, 2021 based on the lattice model.

The following table represents the Company’s derivative liability activity for the embedded conversion features for the year ended December 31, 2021:

	Notes	Warrants	Stock Payable	Total
Balance, beginning of period	$159,045	$50,399	$1,388,809	$1,598,253
Initial recognition of derivative liability	1,044,189	611,142	—	1,655,331
Derivative settlements	(385,558)	(32,764)	—	(418,322)
Loss (gain) on derivative liability valuation	(358,945)	(363,002)	216,779	(505,168)
Balance, end of period	$458,731	$265,775	$1,605,588	$2,330,094

Convertible Notes

The fair value at the commitment date for the convertible notes and the revaluation dates for the Company’s derivative liabilities were based upon the following management assumptions as of March 31, 2022:

Valuation date
Expected dividends	0%
Expected volatility	199.91%-215.39%
Expected term	.09 - .92 years
Risk free interest	.17%-1.52%

Warrants

On January 2, 2019, the Company executed a Common Stock Purchase Warrant for 12,146 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.016 per share and expire on December 31, 2023.

On January 31, 2019, the Company executed a Common Stock Purchase Warrant for 14,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.016 per share and expire on January 30, 2024.

On March 26, 2019, the Company executed a Common Stock Purchase Warrant for 10,958 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.017 per share and expire on March 25, 2024.

On April 9, 2019, the Company executed a Common Stock Purchase Warrant for 3,667. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.10 per share and expire on April 8, 2024.

On April 9, 2019, the Company executed a Common Stock Purchase Warrant for 3,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.10 per share and expire on April 8, 2024.

On April 23, 2019, the Company executed a Common Stock Purchase Warrant for 700 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.25 per share and expire on April 22, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On June 21, 2019, the Company executed a Common Stock Purchase Warrant for 6,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.025 per share and expire on June 20, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On August 7, 2019, the Company executed a Common Stock Purchase Warrant for 14,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.015 per share and expire on August 7, 2024.

On August 12, 2019, the Company executed a Common Stock Purchase Warrant for 7,822 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.015 per share and expire on August 7, 2024.

On August 20, 2019, the Company executed a Common Stock Purchase Warrant for 23,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.01 per share and expire on August 7, 2024.

On October 9, 2019, the Company executed a Common Stock Purchase Warrant for 114,583 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.0016 per share and expire on October 9, 2024.

On February 8, 2021, the Company executed a Common Stock Purchase Warrant for 15,385 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.00468 per share and expire on February 8, 2026.

On March 8, 2021, the Company executed a Common Stock Purchase Warrant for 3,333,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 9, 2024.

On January 10, 2022, the Company executed a Common Stock Purchase Warrant for 124,444,444 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on January 10, 2025.

On March 3, 2022, the Company executed a Common Stock Purchase Warrant for 63,000,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 3, 2027.

The Company evaluated all outstanding warrants to determine whether these instruments may be tainted. All warrants outstanding were considered tainted. The Company valued the embedded derivatives within the warrants based on the independent report of the valuation specialist.

The fair value at the valuation dates were based upon the following management assumptions:

Valuation date
Expected dividends	0%
Expected volatility	257.55%-561.50%
Expected term	1.76 – 4.93 years
Risk free interest	1.63%-2.45%

Stock Payable

The payables to be issued in stock are at 100% of the lowest closing market price with a 15 day look back. The fair value at the valuation dates were based upon the following management assumptions:

Valuation date
Expected dividends	0%
Expected volatility	197.65%
Expected term	1 year
Risk free interest	1.63%

11. RELATED PARTY TRANSACTIONS

On December 22, 2020, the President, Richard Hylen, and the Company entered into two vehicle leases in the amount of $19,314 and $18,689, respectively. The leases have a term of 6 years, from February 5, 2021 January 5, 2027, with monthly payments of $268 and $260, respectively.

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. During the year ended December 31, 2021 the Company made payments of $76,746 to amounts due to related parties, and $96,367 was advanced to the Company by related parties. During the three months ended March 31, 2022, the Company made payments of $13,538 to amounts due to related parties, and $40,928 was advanced to the Company by related parties.

On March 31, 2022, the Company elected not to renew an employee agreement with Mike Schatz and converted accrued wages and interest of $114,355 to an interest free promissory note. This note will be repaid commencing on April 1, 2022, in monthly installments of no less than $2,000 until the principal amount is satisfied and paid in full. As of March 31, 2022, the Company recorded $24,000 to current related party liabilities and $90,355 to non-current related party liabilities on the balance sheet.

As of March 31, 2022 and December 31, 2021, the Company has current related parties liabilities of $316,334 and $264,944, respectively, and non-current related party liabilities of $90,355 and $0, respectively.

During the three months ended March 31, 2022, the Company recorded imputed interest of $10,286 to the statement of operations with a corresponding increase to additional paid in capital.

During the periods ending March 31, 2022 and December 31, 2021, the Company paid a deposit of $227,642 and $450,000, respectively, to BrewBilt Manufacturing for fabrication of a brewery system. As of March 31, 2022, the Company has paid a total deposit of $677,642 and anticipates the system will be complete within three to six months.

All fabricated equipment is non-refundable. Any equipment purchased by BrewBilt Manufacturing on behalf of the company would potentially be refundable based on the individual manufacturers return policy.

12. CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock

On January 25, 2011, the Company filed an amendment to its Nevada Certificate of Designation to create Series A Convertible Preferred Stock, with a par value of $0.001 and 10,000,000 shares authorized.

On January 3, 2017, the Company filed an Amendment to Certificate of Designation with the Nevada Secretary of State defining the rights and preferences of the Series A Convertible Preferred shares. Series A Convertible Preferred stock shall be convertible into common shares at the rate of the closing market price on the day of the conversion notice equal to the dollar amount of the value of the Series A Convertible Preferred shares, and holders shall have no voting rights on corporate matters, unless and until they convert their Series A Convertible Preferred shares into Common shares, at which time they will have the same voting rights as all Common Shareholders have; their consent shall not be required for taking any corporate action.

On October 26, 2018, the Company issued 3,259 Series A Convertible Preferred shares to Donna Murtaugh, to settle liabilities of $875,000 owed to her pursuant to the Asset Purchase Agreement dated March 9, 2016.

As of November 13, 2018, 23,263 shares of Series A Convertible Preferred stock were transferred into the Company in connection with the reverse merger.

On November 13, 2018, the Company granted 7,244 Series A Convertible Preferred shares to Richard Hylen, valued at $1,945,000, pursuant the Merger Agreement.

On January 9, 2019, the Company entered into an Asset Purchase Agreement Proscere Bioscience Inc., a Florida Corporation.  Pursuant to the Asset Purchase Agreement, Proscere Bioscience assigned and transferred all of its right, title, and interest to its fixed assets and “know how” to Simlatus Corporation.  These assets and “know how” pursuant to the 5 year Exclusive Distribution & License Agreement dated January 9, 2019 are valued at $3,000,000. As consideration for the assets and “know how” Simlatus Corporation issued 11,173 shares of Convertible Preferred Series A stock. At that time, Proscere Bioscience became a wholly subsidiary of Simlatus Corporation.

On March 19, 2019, Richard Hylen entered into a Debt Settlement Agreement with Xillient, LLC to settle $362,261 in outstanding debt owed to Xillient, LLC for $200,000. Mr. Hylen transferred 745 of his Convertible Preferred Series A that are valued at $200,000. The liability amount of $362,261 was reclassed to additional paid in capital due to the contributed capital by a related party.

On April 10, 2019, the Board of Directors repurchased and returned to treasury 168 Convertible Preferred Series A shares valued at $45,000 in the name of Optempus Investments, LLC. The company authorized and paid the payment of $45,000 to Optempus Investments, LLC for the repurchase of 168 Convertible Preferred Series A shares. This transaction is pursuant with the Asset Purchase Agreement of Proscere Bioscience and the IP of the Cold-Water CBD/HEMP Extraction Systems. The Convertible Preferred Series A Stock is convertible to common stock at market price the day of conversion.

On June 3, 2019, the Board of Directors repurchased and returned to treasury 121 Convertible Preferred Series A shares valued at $32,505 in the name of Optempus Investments, LLC. The company authorized and paid the payment of $32,505 to Optempus Investments, LLC for the repurchase of 121 Convertible Preferred Series A shares. This transaction is pursuant with the Asset Purchase Agreement of Proscere Bioscience and the IP of the Cold-Water CBD/HEMP Extraction Systems. The Convertible Preferred Series A Stock is convertible to common stock at market price the day of conversion.

On June 21, 2019, 289 Convertible Preferred Series A shares held in treasury were retired.

During the year ended December 31, 2019, 4,749 shares of Convertible Series A Preferred stock were converted to 14,336 common shares in accordance with the conversion terms.

On November 27, 2020, the Company and a note holder agreed to convert the principal and interest balance of $212,054 to 790 shares of Convertible Series A Preferred stock.

On December 28, 2020, the Company converted wages and accrued interest owed to Richard Hylen and Mike Schatz to Convertible Series A Preferred stock. The Company issued 652 shares valued at $174,930 in exchange of wages and interest of $174,930 owed to Richard Hylen. The Company issued 2,119 shares valued at $568,899 to settle wages and interest of $568,899 owed to Mike Schatz.

During the year ended December 31, 2020, 1,890 shares of Convertible Series A Preferred stock were converted to 8,119,147 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $191,349, which was recorded to the statement of operations.

On April 19, 2021 in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of Convertible Series A Preferred stock. At the time the reverse split is effective, the stated value of each share will be $268.50. In addition, the Company reduced the number of authorized shares to 100,000 with a par value of $0.0001. The financial statements have been retroactively adjusted to take this into account for all periods presented.

During the year ended December 31, 2021, 14,192 shares of Convertible Series A Preferred stock were converted to 74,175,550 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,759,694, which was recorded to the statement of operations.

During the year ended December 31, 2021, the Company issued 93 shares each of Convertible Series A Preferred stock to Richard Hylen, Jef Lewis, and Bennett Buchanan and 279 shares of Convertible Series A Preferred stock to Sam Berry, pursuant to employee, consulting, and director agreements (Note 16). These shares were issued at a value at $149,992 and resulted in a gain of conversion of $6, which was recorded to the statement of operations.

On March 4, 2022, the Company issued 93 shares of Series A Convertible Preferred stock for $25,000 in advertising services provided by Jef Freeman. The shares were valued at $24,971, and $29 was recorded to additional paid in capital.

On November 1, 2021, the Company entered into a Licensing Agreement with Maguire & Associates and agreed to issue 18,622 shares of Convertible Preferred Series A stock valued at $5,000,000. The shares were issued on March 8, 2022 and $5,000,007 was reclassified to Series A Convertible Preferred Stock, and $7 was recorded to additional paid in capital.

During the three months ended March 31, 2022, 461 shares of Convertible Series A Preferred stock were converted to 126,373,667 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $136,754, which was recorded to the statement of operations.

The Series A Convertible Preferred Stock has been classified outside of permanent equity and liabilities since it embodies a conditional obligation that the Company may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception. Each share of the Convertible Series A Preferred Stock has a fixed value of $268.50 per share, has no voting rights, and is convertible into common stock at closing market price on the date of conversion. The Company has recorded $13,156,500, which represents 49,000 Series A Convertible Preferred Stock at $268.50 per share, issued and outstanding as of March 31, 2022, outside of permanent equity and liabilities.

Series C Convertible Preferred Stock

On June 13, 2019, the Company’s Board of Directors authorized the creation of 45,750 shares of Series C Convertible Preferred Stock with a par value of $0.0001, and on June 13, 2019, a Certificate of Designation was filed with the Nevada Secretary of State. The Convertible Preferred Series C shall have no voting rights as to corporate matters unless, and until, they are converted into common shares, at which time, they will have the same voting rights as all common stock shareholders. Convertible Preferred Series C shares cannot be sold, assigned, hypothecated, or otherwise disposed of, without first obtaining the consent of the majority Convertible Preferred Series C shareholders. Convertible Preferred Series C shares shall have a value of $10 per share and shall convert into common shares at the rate of the closing market price on the day of conversion notice equal to the dollar amount of the value of the Convertible Preferred Series C share. At no time may the shareholder convert their shares into more than 4.99% of the issued and outstanding.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Fourth Man Fund, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated July 3, 2018, July 17, 2018, October 3, 2018, and August 22, 2018, representing 89,540 shares of common stock, exchanged for 10,167 shares of Convertible Preferred Series C stock at $10 per share. The exchange extinguished $734,381 worth of derivative liabilities.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Emunah Funding, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated October 20, 2017, November 6, 2017, November 30, 2017, January 11, 2018, May 15, 2018, and October 31, 2018, representing 129,952 shares of common stock, exchanged for 35,583 shares of Convertible Preferred Series C stock at $10 per share. The exchange extinguished $1,095,620 worth of derivative liabilities.

During the year ended December 31, 2019, 10,167 shares of Convertible Series C preferred stock were converted to 28,015 common shares in accordance with the conversion terms.

During the year ended December 31, 2021, 35,583 shares of Convertible Series C Preferred stock valued at $355,830 were converted to 666,667 common shares in accordance with the conversion terms. The issuances resulted in a gain on conversion of $155,830, which was recorded to the statement of operations.

The Convertible Series C Preferred Stock has been classified outside of permanent equity and liabilities since it embodies a conditional obligation that the Company may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception.

On June 11, 2021, in connection with the Merger Agreement, the Company eliminated Series C Convertible Preferred stock class.

Preferred Stock Payable

On December 28, 2020, the Company received resignation letters from Baron Tennelle, Dusty Vereker, and Robert Stillwaugh. The Company agreed to issue Preferred Series A shares to settle unpaid wages and interest owed to those individuals.

The Company agreed to issue 353 Preferred Series A shares to Baron Tennelle in exchange for accrued wages of $90,000 and interest of $4,745. The Company agreed to issue 337 Preferred Series A shares to Dusty Vereker in exchange for accrued wages of $86,250 and interest of $4,350. The Company agreed to issue 2,119 Preferred Series A shares to Robert Stillwaugh in exchange for accrued wages of $427,708 and interest of $141,190.

The shares were issued on January 7, 2021 and the Company reclassed $754,249 from Preferred Stock Payable to Convertible Series A Preferred Stock.

On November 1, 2021, the Company entered into a Licensing Agreement with Maguire & Associates and agreed to issue 18,622 shares of Convertible Preferred Series A stock valued at $5,000,000. The shares were issued on March 8, 2022 at a value of $5,000,007, and $5,000,000 was reclassified to Series A Convertible Preferred Stock, and $7 was recorded to additional paid in capital.

On January 1, 2022, the company agreed to issue 186 Convertible Series A shares each to Jef Lewis, Richard Hylen, Sam Berry, and Bennett Buchanan for total fees of $200,000, pursuant to Directors Agreements. The shares have a value of $199,764, and $236 was recorded to additional paid in capital.

On March 31, 2022, the company agreed to issue 1,490 shares of Convertible Series A Preferred stock for compensation in the amount of $400,000, pursuant to an employee agreement with Mike Schatz. The shares have a value of $400,065, and $65 was credited to additional paid in capital.

13. PREFERRED STOCK

On January 25, 2011, the Company filed an amendment to its Nevada Certificate of Designation to create Series B Preferred Stock, with a par value of $0.001 and 10,000,000 shares authorized.

On July 1, 2015, the Company’s Board of Directors authorized the creation of shares of Series B Voting Preferred Stock and on July 27, 2015 a Certificate of Designation was filed with the Nevada Secretary of State. The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On November 9, 2018, Mike Schatz returned 250 Preferred Series B Control Shares, valued at par value, pursuant to his new employee agreement dated November 1, 2018.

On November 9, 2018, Robert Stillwaugh returned 250 Preferred Series B Control Shares, valued at par value, pursuant to his new employee agreement dated November 1, 2018.

On November 9, 2018, newly appointed President, Richard Hylen was issued 500 Preferred Series B Control Shares, pursuant to his employee agreement dated November 1, 2018.

On January 20, 2021, newly appointed President, Jef Lewis and Satel’s President Richard Hylen were each issued 500 Preferred Series B Control Shares each, pursuant to their employee agreements dated January 1, 2021. The Company determined the Control shares have a value of $785,230 which was recorded as stock based compensation on the statement of operations and an offsetting entry to additional paid in capital.

On June 11, 2021, the Company filed a Certificate of Amendment with the Florida Secretary of State to decrease the number of authorized Preferred Series B from 10,000 to 5,000 with a par value of $0.0001.

As of March 31, 2022, 5,000 Series B Preferred shares were authorized, of which 1,500 shares were issued and outstanding.

14. COMMON STOCK

As of November 13, 2018, 19 shares of common stock were transferred into the Company in connection with the reverse merger.

On November 13, 2018, the Company issued 682 shares of restricted common stock to Richard Hylen as collateral, pursuant to the Asset Purchase Agreement dated November 13, 2018. The shares are valued at $4,298,450 based on the market price of the Company’s common stock on the date of the agreement.

During the year ended December 31, 2018, the holders of convertible notes converted a total of $10,448 of principal and interest into 19 shares of common stock. The issuance extinguished $115,941 worth of derivative liabilities which was recorded to additional paid in capital.

On April 16, 2019, the Company issued 3 common shares at to Hanson & Associates to settle outstanding stock payable liabilities pursuant to a Consulting Agreement dated April 1, 2017. The stock was valued at $24,953 on the date of issuance, which extinguished $24,953 in derivative liabilities.

On June 13, 2019, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase the number of authorized common shares from 900,000,000 to 975,000,000 with a par value of $0.00001.

On July 23, 2019, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 975,000,000 to 1,500,000,000 shares at par value $0.00001 per share.

On September 16, 2019, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 1,500,000,000 to 5,000,000,000 shares at par value $0.00001 per share.

On October 17, 2019, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 5,000,000,000 to 10,000,000,000 shares at par value $0.00001 per share.

On December 18, 2019, the Company approved the authorization of a 1 for 1,000 reverse stock split of the Nevada warrant holders exercised the warrants and the Company issued 789 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the year ended December 31, 2019, the holders of convertible notes converted a total of $866,299 of principal and interest, and $16,500 in note fees, into 14,128 shares of common stock in accordance with the conversion terms. The issuances resulted in a loss on conversion of $86,719 and settled $1,784,469 worth of derivative liabilities which was recorded to additional paid in capital.

On March 27, 2020, 23 shares of common stock were issued due to rounding in conjunction with the reverse stock split.

On June 5, 2020, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to decrease the number of authorized Common Shares from 10,000,000,000 to 2,000,000,000 shares at par value $0.00001 per share.

On June 11, 2020, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 2,000,000,000 to 5,000,000,000 shares at par value $0.00001 per share.

On August 14, 2020, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 5,000,000,000 to 10,000,000,000 shares at par value $0.00001 per share.

During the year ended December 31, 2020, 1,890 shares of Convertible Series A Preferred stock were converted to 8,119,146 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $191,349, which was recorded to the statement of operations.

During the year ended December 31, 2020, the holders of convertible notes converted a total of $1,005,664 of principal and interest, and $30,935 in note fees, into 24,495,581 shares of common stock in accordance with the conversion terms. The issuances resulted in a loss on conversion of $41,116 and settled $4,976,556 worth of derivative liabilities which was recorded to additional paid in capital.

On March 8, 2021, the Company issued 233,333 common shares in stock based compensation, valued at $87,500.

On April 19, 2021, in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of common stock. In addition, the Company reduced the number of authorized shares to 200,000,000 with a par value of $0.0001. The reverse split was effective on June 11, 2021, and the financial statements have been retroactively adjusted to take this into account for all periods presented. During the year ended December 31, 2021, the Company issued 9,932 common shares due to rounding in connection with the reverse stock split.

On August 3, 2021, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 200,000,000 to 500,000,000 shares at par value $0.0001 per share.

On August 11, 2021, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 500,000,000 to 1,000,000,000 shares at par value $0.0001 per share.

On September 2, 2021, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 1,000,000,000 to 2,000,000,000 shares at par value $0.0001 per share.

During the year ended December 31, 2021, warrant holders exercised the warrants and the Company issued 6,927,827 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the year ended December 31, 2021, 14,192 shares of Convertible Series A Preferred stock were converted to 74,175,550 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,759,694, which was recorded to the statement of operations.

During the year ended December 31, 2021, the holders of convertible notes converted a total of $877,299 of principal, $55,255 of interest, and $25,900 in note fees, into 106,219,740 shares of common stock in accordance with the conversion terms. The issuances resulted in a loss on conversion of $513,973 and settled $3,085,456 worth of derivative liabilities which was recorded to additional paid in capital.

On January 24, 2022, a warrant holder exercised the warrants and the Company issued 917,764 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

On January 31, 2022, a warrant holder exercised the warrants and the Company issued 9,711,786 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the three months ended March 31, 2022, 461 shares of Convertible Series A Preferred stock were converted to 126,373,667 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $136,754, which was recorded to the statement of operations.

During the three months ended March 31, 2022, the holders of convertible notes converted a total of $373,000 of principal, $59,992 of interest, and $2,750 in note fees, into 273,219,132 shares of common stock in accordance with the conversion terms. The issuances resulted in a gain on conversion of $20,986 and settled $385,558 worth of derivative liabilities which was recorded to additional paid in capital.

As of March 31, 2022, 5,000,000,000 common shares, par value $0.0001, were authorized, of which 631,100,311 shares were issued and outstanding.

15. INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The deferred tax asset and the valuation allowance consist of the following at March 31, 2022:

March 31, 2022
Net tax loss carry-forwards	$2,041,456
Statutory rate	21%
Expected tax recovery	428,706
Change in valuation allowance	(428,706)
Income tax provision	$—

Components of deferred tax asset:
Non capital tax loss carry-forwards	$428,706
Less: valuation allowance	(428,706)
Net deferred tax asset	$—

As of the date of this filing, the Company is not current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2018, 2019, 2020 and 2021 which are still open for examination.

16. COMMITMENTS AND CONTINGENCIES

Distribution and Licensing Agreements

On November 1, 2021, the Company entered into a Distribution Agreement with South Pacific Traders Oy for the exclusive right to distribute the company’s products in the European Community and the United Kingdom. The term of the agreement is for a period of five years.

On November 1, 2021, the Company entered into an IP Purchase and License Agreement with Maguire & Associates LLC to provide for the marketing of products and services into the European Community based on the inventions of the IP/License Rights to develop and commercialize for the sole benefit BrewBilt Brewing. The agreement is for a period of five years. Pursuant to the agreement, the Company has issued 18,622 Series A shares valued at $5,000,000.

Director Agreements

On January 1, 2022, the Company entered into a new Directors Agreement with Jef Lewis for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

On January 1, 2022, the Company entered into a new Directors Agreement with Sam Berry for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

On January 1, 2022, the Company entered into a new Directors Agreement with Bennett Buchanan for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

On January 1, 2022, the Company entered into a new Directors Agreement with Richard Hylen for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

Lease

On August 1, 2021, the company entered into a commercial lease for approximately 6,547 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945. The lease has a term of five years, from August 1, 2021 through July 31, 2026, with a monthly rent of $4,000.

Legal Matters

As of the date of this filing, the Company knows of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer, or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

17. SUBSEQUENT EVENTS

Convertible Notes and Agreements

On April 1, 2022, the Company entered in a Convertible Promissory Note with Mast Hill Fund, L.P., in the amount of $425,000. The note is unsecured, bears interest at 12% per annum, and matures on April 1, 2023. In connection with the note, the Company executed a Common Stock Purchase Warrant for 710,000,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.0006 per share and expire on April 1, 2027.

Subsequent Stock Filings and Issuances

On April 5, 2022, the Company filed a Certificate of Amendment with the Florida Secretary of State to increase the number of authorized common shares from 5,000,000,000 to 15,000,000,000 with a par value of $0.0001.

On April 5, 2022, 68 shares of Convertible Preferred Series A stock was converted in to 30,430,000 shares of common stock.

On April 12, 2022, the holder of a convertible note converted a total of $20,100 of principal into 31,406,250 shares of our common stock.

On April 12, 2022, the holder of a convertible note converted a total of $21,750 of principal and fees into 33,984,375 shares of our common stock.

On April 14, 2022, the holder of a convertible note converted a total of $19,200 of principal into 31,475,410 shares of our common stock.

On April 14, 2022, 62 shares of Convertible Preferred Series A stock was converted in to 33,294,000 shares of common stock.

On April 19, 2022, the holder of a convertible note converted a total of $6,638 of principal and interest into 12,068,182 shares of our common stock.

On April 25, 2022, the holder of a convertible note converted a total of $21,750 of principal and fees into 39,545,454 shares of our common stock.

On April 25, 2022, 116 shares of Convertible Preferred Series A stock was converted in to 38,932,500 shares of common stock.

The Company has evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no additional subsequent events to disclose.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of BrewBilt Brewing Company and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BrewBilt Brewing Company and subsidiaries (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Derivative Liabilities

As discussed in Note 9, the Company borrows funds through the use of convertible notes payable that contain a conversion price that fluctuates with the stock price. Due to the fluctuation of the conversion price, the embedded conversion feature requires bifurcation from the host contract and is recorded as a liability subject to market adjustments as of each reporting period. Significant judgment is exercised by the Company in determining derivative liability values for these convertible note agreements, including the use of a specialist engaged by management.

We evaluated management’s conclusions regarding their derivative liability and reviewed support for the significant inputs used in the valuation model, as well as assessing the model for reasonableness.

Convertible Preferred Stock

As discussed in Note 11, the Company has issued and outstanding certain Preferred Shares that contain a fixed value and convertible into common stock at the closing market price on the date of conversion. Auditing management’s evaluation of the convertible preferred shares involves significant judgements and estimates in determining the proper classification of the preferred shares that include both debt and equity qualities. To evaluate the appropriateness and accuracy of the classification of the convertible preferred shares, we evaluated management’s assessment of the debt and equity like characteristics.

We evaluated management’s appropriateness and accuracy of the classification of the convertible preferred shares and evaluated management’s assessment of the debt and equity like characteristics.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, Texas

April 4, 2022

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$59,261	$134,855
Accounts receivable	1,793	5,563
Inventory, net	11,575	4,133
Prepaid expenses	5,036	—
Related party deposit	450,000	—
Other current asset	—	10,000
Total current assets	527,665	154,551

Property, plant and equipment, net	99,424	—
Financial lease assets - related party	26,815	31,178
Operating right-of-use assets	188,770	—
Security deposit	5,162	5,162

Total assets	$847,836	$190,891

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$475,429	$522,418
Accrued wages	1,026,073	321,530
Accrued expenses	31,764	29,416
Accrued interest	245,656	148,233
Convertible notes payable in default	47,990	203,167
Convertible notes payable, net of discount	545,887	29,771
Current financing lease liabilities - related party	4,666	3,988
Current operating lease liabilities	36,369	—
Derivative liabilities	1,598,253	7,996,994
Loans payable	87,420	87,420
Related party liabilities	264,944	245,323
Total Current liabilities	4,364,451	9,588,260

Non-current financing lease liabilities - related party	22,149	27,190
Non-current operating lease liabilities	152,401	—

Total liabilities	4,539,001	9,615,450

Series A convertible preferred stock: 100,000 shares authorized, par value $0.0001; 30,746 shares issued and outstanding at December 31, 2021; 41,572 shares issued and outstanding at December 31, 2020 (1)	8,255,301	11,162,005
Series C convertible preferred stock, 0 shares authorized, par value $0.0001; 0 shares issued and outstanding at December 31, 2021; 35,583 shares issued and outstanding at December 31, 2020	—	355,830
Convertible preferred stock payable	5,000,000	754,249

Stockholders’ deficit:
Series B preferred stock: 5,000 shares authorized, par value $0.0001; 1,500 shares issued and outstanding at December 31, 2021; 500 shares issued and outstanding at December 31, 2020	—	—
Common stock: 2,000,000,000 shares authorized, par value $0.0001; 220,877,962 shares issued and outstanding at December 31, 2021; 32,644,913 shares issued and outstanding at December 31, 2020 (1)	22,088	3,264
Additional paid in capital	5,528,281	(6,062,064)
Accumulated deficit	(22,496,835)	(15,637,843)
Total stockholders’ deficit	(16,946,466)	(21,696,643)
Total liabilities and stockholders’ deficit	$847,836	$190,891

(1)	Preferred and common share amounts and per share amounts in the financial statements reflect the one-for-one hundred and fifty reverse stock split that was made effective on June 11, 2021.

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended
	December 31,
	2021	2020
Sales	$307,171	$342,283
Cost of materials	11,415	7,821
Gross profit	295,756	334,462

Operating expenses:
Depreciation	9,695	—
G&A expenses	5,557,692	433,998
Professional fees	62,058	77,287
Salaries and wages	1,909,183	585,931
Total operating expenses	7,538,628	1,097,216

Loss from operations	(7,242,872)	(762,754)

Other income (expense):
Debt forgiveness	—	118,548
Gain (loss) on conversion of debt	(513,973)	(72,051)
Loss on conversion of debt of preferred shares	(1,603,865)	(191,349)
Derivative income (expense)	3,646,815	(9,404,359)
Interest expense	(1,145,097)	(1,146,357)
Total other income (expense)	383,880	(10,695,568)

Net profit (loss) before income taxes	(6,858,992)	(11,458,322)
Income tax expense	—	—
Net profit (loss)	$(6,858,992)	$(11,458,322)

Per share information
Weighted average number of common shares outstanding, basic (1)	90,327,379	9,483,059
Net income (loss) per common share, basic	$(0.0759)	$(1.21)

Weighted average number of common shares outstanding, diluted (1)	90,327,379	9,483,059
Net income (loss) per common share, diluted	$(0.0759)	$(1.21)

(1)	Common share amounts and per share amounts in the financial statements reflect the one-for-one hundred and fifty reverse stock split that was made effective on June 11, 2021.

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Convertible Preferred Stock					Preferred Stock				Additional	Accumulated	Total
	Series A (1)		Series C		Shares	Series B		Common Stock (1)		Paid-In	Earnings	Shareholders’
	Shares	Amount	Shares	Amount	Payable	Shares	Amount	Shares	Amount	Capital	(Deficit)	Equity (Deficit)
Balances for December 31, 2019	39,902	$10,713,687	35,583	$355,830	$—	500	$—	30,162	$3	$(12,857,402)	$(4,179,521)	$(17,036,920)

Conversion of debt to common stock	—	—	—	—	—	—	—	24,495,581	2,449	1,075,266	—	1,077,715
Convertible preferred stock converted to common stock	(1,890)	(507,576)	—	—	—	—	—	8,119,147	812	698,111	—	698,923
Convertible preferred stock issued to settle debt	3,560	955,894	—	—	—	—	—	—	—	—	—	—
Convertible preferred shares to be issued to settle debt	—	—	—	—	754,249	—	—	—	—	—	—	—
Related party debt settled to additional paid in capita	—	—	—	—	—	—	—	—	—	31,269	—	31,269
Imputed interest	—	—	—	—	—	—	—	—	—	14,136	—	14,136
Derivative settlements	—	—	—	—	—	—	—	—	—	4,976,556	—	4,976,556
Common shares issued due to reverse stock split rounding	—	—	—	—		—	—	23	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(11,458,322)	(11,458,322)
Balances for December 31, 2020	41,572	$11,162,005	35,583	$355,830	$754,249	500	$—	32,644,913	$3,264	$(6,062,064)	$(15,637,843)	$(21,696,643)

Conversion of debt to common stock	—	—	—	—	—	—	—	106,219,740	10,622	1,435,906	—	1,446,528
Convertible preferred stock converted to common stock	(14,192)	(3,810,486)	(35,583)	(355,830)	—	—	—	74,842,217	7,486	5,762,695	—	5,770,181
Convertible preferred stock payable converted to preferred stock	2,809	754,249	—	—	(754,249)	—	—	—	—	—	—	—
Preferred stock issued for services	559	149,992	—	—	—	1,000	—	—	—	785,236	—	785,236
Convertible preferred shares to be issued pursuant to agreement	—	—	—	—	5,000,000	—	—	—	—	—	—	—
Cashless warrant exercise	—	—	—	—	—	—	—	6,927,827	692	(692)	—	—
Common stock issued for services	—	—	—	—	—	—	—	233,333	23	87,477	—	87,500
Imputed interest	—	—	—	—	—	—	—	—	—	34,179	—	34,179
Derivative settlements	—	—	—	—	—	—	—	—	—	3,218,753	—	3,218,753
Warrant discounts	—	—	—	—	—	—	—	—	—	266,333	—	266,333
Rounding due to reverse stock split	(2)	(459)	—	—	—	—	—	9,932	1	458	—	459
Net loss	—	—	—	—	—	—	—	—	—	—	(6,858,992)	(6,858,992)
Balances for December 31, 2021	30,746	$8,255,301	—	$—	$5,000,000	1,500	$—	220,877,962	$22,088	$5,528,281	$(22,496,835)	$(16,946,466)

(1)	Preferred and common share amounts and per share amounts in the financial statements reflect the one-for-one hundred and fifty reverse stock split that was made effective on June 11, 2021.

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY
(Formerly known as Simlatus Corporation)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(6,858,992)	$(11,458,322)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of convertible debt discount	851,216	705,157
Depreciation	9,695	—
Stock based compensation	6,022,728	—
Debt forgiveness	—	(118,548)
Imputed interest	34,179	14,136
Loss on conversion of debt	513,973	72,051
Loss on conversion of preferred shares to common stock	1,603,865	191,349
Change in fair value of derivative liability	(3,646,815)	9,404,359
Penalties on notes payable	107,022	197,939
Decrease (increase) in operating assets and liabilities:
Accounts receivable	3,770	2,178
Inventory	(7,442)	(3,708)
Other current assets	10,000	(10,000)
Prepaid expenses	(5,036)	7,268
Accrued interest	152,679	(71,942)
Accounts payable	(46,989)	168,166
Accrued expenses	706,891	625,962
Advances from related parties	19,621	122,924
Deferred revenue	—	(629)
Net cash (used in) provided by operating activities	(529,635)	(151,660)

Cash flows from investing activities:
Property, plant and equipment, additions	(109,119)	—
Deposit on equipment - related party	(450,000)	—
Net cash (used in) provided by investing activities	(559,119)	—

Cash flows from financing activities:
Proceeds from convertible debt	1,013,160	190,100
Proceeds from loans payable	—	72,920
Payments on promissory notes	—	(2,000)
Net cash (used in) provided for financing activities	1,013,160	261,020

Net increase (decrease) in cash	(75,594)	109,360

Cash, beginning of period	134,855	25,495
Cash, end of period	$59,261	$134,855

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

Schedule of non-cash investing & financing activities:
Stock issued for debt conversion	$932,555	$1,005,664
Discount from derivative	$466,827	$400,393
Preferred stock converted to common stock	$4,166,316	$698,830
Derivative settlements	$3,218,753	$4,976,556
Warrant discounts	$266,333	$—
Cashless warrant exercise	$692	$—
Lease adoption recognition	$203,216	$31,178
Preferred stock payable converted to preferred stock	$754,249	$—
Settlement of debt by related party	$—	$507,481
Conversion of debt in to preferred shares	$—	$212,055
Conversion of accrued liabilities into preferred shares	$—	$743,839
Conversion of accrued liabilities into preferred shares payable	$—	$754,249
Debt exchanged for payment of accounts payable	$—	$15,600
Rounding of shares due to reverse stock split	$459	$—

The accompanying notes are an integral part of these financial statements

BREWBILT BREWING COMPANY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

BrewBilt Brewing Company (formerly Simlatus Corporation) is the parent company of wholly-owned subsidiaries Satel Group Inc. and BrewBilt Brewing LLC.

Satel Group is the premier provider of DirecTV to high-rise apartments, condominiums and large commercial office buildings in the San Francisco metropolitan area and is now expanding both their DirecTV and Internet services across the Bay Area. Satel’s revenues will support BrewBilt Brewing Company during construction of the brewing facility and ramp-up of craft beer revenues.

BrewBilt Brewing is an independent craft beer manufacturer offering its own line of lagers and ales with a particular focus on traditional European lagers. BrewBilt Brewing will also offer contract brewing services for other breweries in need of additional capacity as well as private label ales for restaurants and bars desiring their own house beer.

BrewBilt Brewing LLC is the entity pursuing the Type 23 Small Beer Manufacturer license from the California Alcoholic Beverage Control Board (ABC). We expect this license to be issued once brewery construction is nearing completion. BrewBilt Brewing LLC has already received our Brewers Notice from the Alcohol and Tobacco Tax and Trade Bureau (TTB).

BrewBilt Brewing Company works closely with BrewBilt Manufacturing Inc., which is also located in Grass Valley, California and led by CEO Jef Lewis. BrewBilt Manufacturing custom designs and handcrafts brewing and fermentation equipment and will supply all necessary equipment to BrewBilt Brewing for our craft beer production.

BrewBilt Brewing’s ties with BrewBilt Manufacturing provide strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders who provide valuable product feedback and business expertise to management. The craft brewing and spirits industries continue to grow worldwide. California is where American craft brewing began and now has over 950 operating breweries – being centrally located in this booming market was a large draw for BrewBilt Brewing to locate its facility in the Sierra foothills.

In March of 2021, BrewBilt Brewing began design and permitting for the construction of its brewing facility in Grass Valley, California. This facility was leased by BrewBilt and is being upgraded with substantial tenant improvements to include a 20 BBL brewhouse, 20 and 40 BBL fermentation tanks, cold-storage space, and a state-of-the-art canning line. In July of 2021, BrewBilt took the opportunity to expand again by leasing additional space adjacent to the original lease.

Reincorporation Merger Transaction

On March 24, 2021 Simlatus filed a PRE14C disclosing the merger between BrewBilt Brewing and Simlatus. Our Board of Directors and the holders of a majority of the voting power of our stockholders approved an Agreement and Plan of Merger pursuant to which the Company merged with and into BrewBilt Brewing Company, a Florida corporation and wholly-owned subsidiary of the Company, which resulted in the Company’s reincorporation from the State of Nevada to the State of Florida and change in the Company’s name to BrewBilt Brewing Company (the “Reincorporation Merger”). On March 16, 2021, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 61,373,100 shares of common stock outstanding, 33,020 shares of our Series A Preferred Stock outstanding, 1,500 shares of our Series B Preferred Stock outstanding, and 35,583 shares of our Series C Preferred Stock outstanding. The Series A Preferred Stock and Series C Preferred Stock are non-voting. Each share of Series B Preferred Stock has the right to cast a number of votes equal to four times the votes of all of the shares of our outstanding common stock with respect to any and all matters presented to the holders of common stock for their action.

Following the Reincorporation Merger, BrewBilt Brewing Company has a greater number of authorized shares of common stock available for issuance than the Company previously had available for issuance. Although at present the Company has no commitments or agreements to issue additional shares of common stock, it desires to have additional shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future.

We obtained the approval of Jeffrey Lewis, Chief Executive Officer; Bennett Buchanan, Director; Samuel Berry, Chief Operations Officer; and Richard Hylen, Chairman of the Board, to the actions described in the Information Statement. Messrs. Lewis, Berry and Hylen collectively hold 683 shares of our common stock, 6,519 shares of Series A Preferred Stock, and all 1,500 shares of our Series B Preferred Stock, or approximately 99% of the voting power of our stockholders.

On April 19, 2021 in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of Convertible Series A Preferred stock. In addition, the Company reduced the number of authorized shares to 100,000 with a par value of $0.0001. The financial statements have been retroactively adjusted to take this into account for all periods presented.

On April 19, 2021, in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of common stock. In addition, the Company reduced the number of authorized shares to 200,000,000 with a par value of $0.0001. The reverse split was effective on June 11, 2021, and the financial statements have been retroactively adjusted to take this into account for all periods presented. The Company issued 9,932 common shares due to rounding in connection with the reverse stock split.

The Reincorporation Merger transaction was completed on June 11, 2021.

Financial Statement Presentation

The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Fiscal Year End

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

Advertising Costs

The Company expenses the cost of advertising and promotional materials when incurred. Total advertising costs were $40,958 and $900, for the years ended December 31, 2021 and December 31, 2020, respectively.

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases” Topic 842, which amends the guidance in former ASC Topic 840, Leases. The new standard increases transparency and comparability most significantly by requiring the recognition by lessees of right-of-use (“ROU”) assets and lease liabilities on the balance sheet for all leases longer than 12 months. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. For lessees, leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

 Revenue Recognition and Related Allowances

During the year ended December 31, 2021, the Company’s main revenue stream is from selling DirecTV services to corporate and residential customers. 53% of the Company’s revenue is from commissions, 18% is from corporate service subscribers, 11% is from residential service subscribers, and 4% was from installations and equipment. In addition, the Company’s sales for audio/video systems represented 14% of revenues.

On January 1, 2018, we adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (ASC) Topic 605, Revenue Recognition (Topic 605). Results for reporting periods beginning after January 1, 2018 are presented under Topic 606. The impact of adopting the new revenue standard was not material to our financial statements and there was no adjustment to beginning retained earnings on January 1, 2018.

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at December 31, 2021 and December 31, 2020 is $0.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Loss Per Share

Basic loss per share of common stock is computed by dividing the net loss by the weighted average number of common shares outstanding during the period after giving retroactive effect to the reverse stock split affected on June 11, 2021.

Inventories

Inventories are stated at the lower of cost, computed using the first-in, first-out method and net realizable value. Any adjustments to reduce the cost of inventories to their net realizable value are recognized in earnings in the current period.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels and which is determined by the lowest level input that is significant to the fair value measurement in its entirety.

These levels are:

Level 1 - inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 - inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis as of December 31, 2021 and December 31, 2020 for each fair value hierarchy level:

December 31, 2021	Derivative Liabilities	Total
Level I	$—	$—
Level II	$—	$—
Level III	$1,598,253	$1,598,253

December 31, 2020	Derivative Liabilities	Total
Level I	$—	$—
Level II	$—	$—
Level III	$7,996,994	$7,996,994

In management’s opinion, the fair value of convertible notes payable and advances payable is approximate to carrying value as the interest rates and other features of these instruments approximate those obtainable for similar instruments in the current market. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments. As of December 31, 2021 and December 31, 2020, the balances reported for cash, accounts receivable, prepaid expenses, accounts payable, and accrued liabilities, approximate the fair value because of their short maturities.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is not current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2021, 2020, 2019 and 2018, which are still open for examination.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires the consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is evaluating the impact of the new standard.

Although there were new accounting pronouncements issued or proposed by the FASB during the year ended December 31, 2021 and through the date of filing of this report, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2021, the Company has a shareholders’ deficit of $16,946,466 since its inception, working capital deficit of $3,836,786, negative cash flows from operations, and has limited business operations, which raises substantial doubt about the Company’s ability to continue as going concern. The ability of the Company to meet its commitments as they become payable is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There is no assurance the Company will be successful in achieving these goals.

The Company does not have sufficient cash to fund its desired research and development objectives for its augmented/virtual reality product development for the next 12 months. The Company has arranged financing and intends to utilize the cash received to fund the research and development project. This financing may be insufficient to fund expenditures or other cash requirements required to complete the product design for the augmented/virtual reality markets. There can be no assurance the Company will be successful in completing any new product development. The Company plans to seek additional financing if necessary, in private or public equity offering(s) to secure future funding for operations. There can be no assurance the Company will be successful in raising additional funding. If the Company is not able to secure additional funding, the implementation of the Company’s business plan will be impaired. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

These financial statements do not give effect to adjustments to the amounts and classification to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3. RELATED PARTY DEPOSITS

During the year ended December 31, 2021, the Company paid a deposit of $450,000 to BrewBilt Manufacturing to begin fabrication of a brewery system. The Company anticipates the system will be complete within six to nine months.

4. PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost or fair value as of the date of acquisition. Expenditures for repairs and maintenance are expensed as incurred. Major renewals and betterments that extend the life of the property are capitalized. Depreciation is computed using the straight-line method based upon the estimated useful lives of the underlying assets as follows:

Kegs	5 years

Computer software and equipment	2 to 5 years, or the term of a software license, whichever is shorter

Office equipment and furniture	3 to 7 years

Machinery and equipment	3 to 20 years

Leasehold improvements	Lesser of the remaining term of the lease or estimated useful life of the asset

Property, plant, and equipment consisted of the following at December 31, 2021 and December 31, 2020:

	December 31,	December 31,
	2021	2020
Leasehold Improvements	$68,487	$—
Machinery and Equipment	40,632	—
	109,119	—
Less accumulated depreciation	(9,695)	—
	$99,424	$—

5. ACCRUED EXPENSES

As of December 31, 2021 and December 31, 2020, accrued expenses were comprised of the following:

	December 31,	December 31,
	2021	2020
Accrued expenses
Credit cards	$10,192	$407
Customer deposits	18,307	18,307
Employee liabilities	—	7,612
Sales tax payable	265	90
Short-term loans	3,000	3,000
Total accrued expenses	$31,764	$29,416

Accrued interest
Interest on notes payable	$88,114	$44,855
Interest on short-term loans	1,214	5,826
Interest on accrued wages	156,328	97,552
Total accrued interest	$245,656	$148,233

Accrued wages	$1,026,073	$321,530

6. CONVERTIBLE NOTES PAYABLE

As of December 31, 2021 and December 31, 2020, notes payable were comprised of the following:

	Original	Due	Interest	Conversion	December 31,	December 31,
	Note Date	Date	Rate	Rate	2021	2020
BHP Capital NY #6	5/30/2019	2/29/2020	18%	Variable	—	27,500
BHP Capital NY #7	7/22/2019	7/22/2020	8%	Variable	—	37,950
BHP Capital NY #9	12/20/2019	12/20/2020	12%	Variable	—	11,075
Emunah Funding #4*	10/20/2018	7/20/2019	24%	Variable	2,990	2,990
Emunah Funding #8	1/31/2019	1/31/2020	24%	Variable	—	33,652
FirstFire Global	3/8/2021	3/8/2022	12%	0.09	149,000	—
Fourth Man #9	8/3/2020	8/3/2021	8%	Variable	—	27,500
Fourth Man #10	12/15/2020	12/15/2021	8%	Variable	—	33,000
Fourth Man #11	3/5/2021	3/5/2022	12%	0.09	26,000	—
Fourth Man #12	9/27/2021	9/27/2022	12%	0.015	111,000	—
Jefferson St Capital #2*	3/5/2019	10/18/2019	0%	Variable	5,000	5,000
Jefferson St Capital #6	6/21/2019	3/21/2020	18%	Variable	—	27,500
Jefferson St Capital #7	8/20/2019	5/20/2020	18%	Variable	—	38,500
Jefferson St Capital #8	12/20/2019	12/20/2020	12%	Variable	—	19,000
Labrys Fund #2	7/28/2021	7/28/2022	12%	0.03	140,000	—
Optempus Invest #4*	11/2/2020	11/2/2021	10%	Variable	20,000	20,000
Optempus Invest #5*	11/5/2020	11/5/2021	10%	Variable	20,000	20,000
Optempus Invest #6	12/31/2020	12/31/2021	6%	Variable	20,000	20,000
Power Up Lending #5	6/15/2020	6/15/2021	10%	Variable	—	13,100
Power Up Lending #6	6/24/2020	6/24/2021	10%	Variable	—	33,000
Power Up Lending #7	7/9/2021	7/9/2022	10%	Variable	78,750	—
Power Up Lending #8	8/2/2021	8/2/2022	10%	Variable	53,750	—
Power Up Lending #9	8/24/2021	8/24/2022	10%	Variable	78,750	—
Power Up Lending #10	9/8/2021	9/8/2022	10%	Variable	43,750	—
Power Up Lending #11	10/8/2021	10/8/2022	10%	Variable	43,750	—
					792,740	369,767
Less debt discount					(198,863)	(136,829)
Notes payable, net of discount					$593,877	$232,938

*	As of December, 2021, the balance of notes payable that are in default is $47,990.

BHP Capital NY, Inc.

On May 30, 2019, the Company issued a convertible note to BHP Capital NY for $27,500, which includes $16,667 paid Auctus Fund pursuant to a settlement agreement, $5,000 to settle outstanding accounts payable, transaction fee interest of $3,000, and cash consideration of $2,833. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on February 29, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $27,500 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 953,144 common shares upon the conversion of principal in the amount of $27,500, accrued interest of $6,063, and conversion fees of $750. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On July 22, 2019, the Company received funding pursuant to a convertible note issued to BHP Capital NY for $37,950, of which $33,500 was received in cash and $4,450 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on July 22, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $37,950 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 2,362,756 common shares upon the conversion of principal in the amount of $37,950, accrued interest of $5,344, and conversion fees of $2,400. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On December 20, 2019, the Company received funding pursuant to a convertible note issued to BHP Capital NY for $19,000 of which $15,000 was received in cash and $4,000 was recorded as transaction fees. The note bears interest of 12% (increases to 22% per annum upon an event of default), matures on December 20, 2020, and is convertible into the lower of 1) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of the note, and 2) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $19,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2020, the Company issued 1,309,076 common shares upon the conversion of principal in the amount of $7,925, interest of $2,375 and conversion fees of $500. During the year ended December 31, 2021, the Company issued 704,648 common shares upon the conversion of principal in the amount of $11,075, accrued interest of $52, and conversion fees of $500. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Emunah Funding LLC

On October 20, 2017, the Company issued a convertible note to Emunah Funding LLC for $33,840, which includes $26,741 to settle outstanding accounts payable, transaction costs of $4,065, OID interest of $2,840, and cash consideration of $194. On November 6, 2017, the Company issued an Allonge to the convertible debt in the amount of $9,720. The Company received $7,960 in cash and recorded transaction fees of $1,000 and OID interest of $760. On November 30, 2017, the Company issued an Allonge to the convertible debt in the amount of $6,480. The Company received $5,000 in cash and recorded transaction fees of $1,000 and OID interest of $480. On January 11, 2018, the Company issued an Allonge to the convertible debt in the amount of $5,400. The Company received $5,000 in cash and recorded OID interest of $480. The note bears interest of 8% (increases to 24% per annum upon an event of default), matured on July 20, 2018, and is convertible into common stock at 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $55,440 due to this conversion feature, which has been amortized to the statement of operations. On October 26, 2018, the principal amount of $40,000 was reassigned to Fourth Man, LLC. Pursuant to the default terms of the note, the Company entered a late filing penalty of $1,000. Prior to the period ended December 31, 2020, the note has converted $13,450 of principal and $4,918 of interest into 48 shares of common stock. As of December 31, 2021, the note has a principal balance of $2,990 and accrued interest of $1,797. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On January 31, 2019, the Company received funding pursuant to convertible note issued to Emunah Funding LLC for $33,000, which includes $5,000 to settle outstanding accounts payable, $4,500 in transaction fees and cash consideration of $23,500. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on January 31, 2020, and is convertible into common stock at 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $33,000 due to this conversion feature, which has been amortized to the statement of operations. Pursuant to the default terms of the note, the Company entered late filing penalties of $50,652. During the year ended December 31, 2020, the Company made cash payments of $50,000. During the year ended December 31, 2021, the Company issued 2,003,195 common shares upon the conversion of principal in the amount of $33,652, and accrued interest of $11,819. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

FirstFire Global Opportunity Fund LLC

On March 8, 2021, the Company received funding pursuant to a convertible note issued to FirstFire Global Opportunities Fund LLC for $300,000 of which $242,900 was received in cash and $57,100 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on March 8, 2022, and is convertible into common shares at a fixed rate of $0.005. The Company recorded a debt discount from the derivative equal to $300,000 due to this conversion feature, which has been amortized to the statement of operations. Pursuant to the default terms of the note, the Company entered a penalty of $84,000. During the year ended December 31, 2021, the Company issued 40,500,000 common shares upon the conversion of principal in the amount of $235,000, and conversion fees of $5,000. As of December 31, 2021, the note has a principal balance of $149,000 and accrued interest of $36,000.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Fourth Man LLC

On August 3, 2020, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $27,500 of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on August 3, 2021, and is convertible into common stock at 60% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $27,500 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 1,615,983 common shares upon the conversion of principal in the amount of $27,500, accrued interest of $1,088, and conversion fees of $500. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On December 15, 2020, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $33,000 of which $27,600 was received in cash and $5,400 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on December 15, 2021, and is convertible into common stock at 60% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $33,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 1,900,885 common shares upon the conversion of principal in the amount of $33,000, accrued interest of $1,624 and conversion fees of $1,000. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On March 5, 2021, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $140,000 of which $113,420 was received in cash and $26,580 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on March 5, 2022 and is convertible into common shares at a fixed rate of $0.00436. The Company recorded a debt discount from the derivative equal to $140,000 due to this conversion feature, and $115,452 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at December 31, 2021 of $24,548. During the year ended December 31, 2021, the Company issued 25,242,685 common shares upon the conversion of principal in the amount of $114,000, accrued interest of $271 and conversion fees of $7,000. As of December 31, 2021, the note has a principal balance of $26,000 and accrued interest of $12,267.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On September 27, 2021, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $111,000 of which $91,000 was received in cash and $20,000 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on September 27, 2022 and is convertible into common shares at a fixed rate of $0.00436. The Company recorded a debt discount from the derivative equal to $111,000 due to this conversion feature, and $28,890 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at December 31, 2021 of $82,110. As of December 31, 2021, the note has a principal balance of $111,000 and accrued interest of $3,408.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Jefferson Street Capital LLC

On March 5, 2019, the Company accepted and agreed to a Debt Purchase Agreement, whereby Jefferson Street Capital LLC acquired $30,000 of debt from an Emunah Funding LLC convertible note in exchange for $29,000, and the Company recorded a gain on settlement of debt of $1,000. The note bears no interest, matures on October 18, 2019, and is convertible into common stock at 57.5% of the lowest trading price of the 20 trading days ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $29,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2019, the Company issued 71 common shares upon the conversion of principal in the amount of $24,000 and $1,000 in conversion fees. As of December 31, 2021, the note has a principal balance of $5,000. This note is currently in default.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On June 21, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $27,500, which includes transaction fee interest of $4,000, and cash consideration of $23,500. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on March 21, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $27,500 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 846,995 common shares upon the conversion of principal in the amount of $27,500, accrued interest of $3,352, and conversion fees of $1,500. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On August 20, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $38,500, of which $32,000 was received in cash and $6,500 was recorded as transaction fees. The note bears interest at 10% (increases to 18% per annum upon an event of default), matures on May 20, 2020, and is convertible into the lower of 1) 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of the note, and 2) 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $38,500 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 6,132,125 common shares upon the conversion of principal in the amount of $38,500, accrued interest of $5,997, and conversion fees of $2,250. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On December 20, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $19,000, of which $15,000 was received in cash and $4,000 was recorded as transaction fees. The note bears interest of 12% (increases to 22% per annum upon an event of default), matures on December 20, 2020, and is convertible into the lower of 1) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of the note, and 2) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion. The Company recorded a debt discount from the derivative equal to $19,000 due to this conversion feature, which has been amortized to the statement of operations. Pursuant to the default terms of the note, the Company entered a penalty of $23,002, which increased the principal balance to $42,022. During the year ended December 31, 2021, the Company issued 8,466,073 common shares upon the conversion of principal in the amount of $42,022, accrued interest of $4,022, and conversion fees of $1,500. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Labrys Fund, LP

On February 8, 2021, the Company received funding pursuant to a convertible note issued to Labrys Fund, LP for $140,000 of which $112,920 was received in cash and $27,080 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on February 8, 2022, and is convertible into common shares at a fixed rate of $0.09. The Company recorded a debt discount from the derivative equal to $140,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 6,762,140 common shares upon the conversion of principal in the amount of $140,000, accrued interest of $8,648, and conversion fees of $3,500. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On July 28, 2021, the Company received funding pursuant to a convertible note issued to Labrys Fund, LP for $140,000 of which $112,920 was received in cash and $27,080 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on July 28, 2022, and is convertible into common shares at a fixed rate of $0.03. The Company recorded a debt discount from the derivative equal to $140,000 due to this conversion feature, and $59,836 has been amortized to the statement of operations. The debt discount and transaction fee interest had a balance at December 31, 2021 of $80,164. As of December 31, 2021, the note has a principal balance of $140,000 and accrued interest of $16,800.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Optempus Investments, LLC

On November 2, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000, of which $10,000 was received in cash and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on November 2, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $20,000 due to this conversion feature, which has been amortized to the statement of operations. As of December 31, 2021, the note has a principal balance of $20,000 and accrued interest of $2,711.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On November 5, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000, of which $10,000 was received in cash and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on November 5, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $20,000 due to this conversion feature, which has been amortized to the statement of operations. As of December 31, 2021, the note has a principal balance of $20,000 and accrued interest of $2,675.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On December 31, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000. The Company received a cash payment of $10,000 on January 8, 2021, and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on December 31, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $20,000 due to this conversion feature, which has been amortized to the statement of operations. As of December 31, 2021, the note has a principal balance of $20,000 and accrued interest of $1,200.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Power Up Lending Group Ltd.

On May 18, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $16,000, of which $15,600 was paid to settle accounts payable, and $400 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on May 18, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $16,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2020, the Company issued 1,855,556 common shares upon the conversion of principal in the amount of $16,000 and accrued interest of $700. As of December 31, 2021, the note has an accrued interest balance of $100.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On June 15, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,000, of which $40,000 was received in cash, and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on June 15, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $43,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2020, the Company issued 3,322,222 common shares upon the conversion of principal in the amount of $29,900. During the year ended December 31, 2021, the Company issued 1,062,963 common shares upon the conversion of principal in the amount of $13,100 and accrued interest of $2,150. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On June 24, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $33,000, of which $30,000 was received in cash, and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on June 24, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $33,000 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 1,394,444 common shares upon the conversion of principal in the amount of $33,000 and accrued interest of $1,650. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On July 9, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $78,750, of which $75,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on July 9, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of December 31, 2021, $1,798 of the transaction fees have been amortized to the statement of operations and the note has a principal balance of $78,750 and accrued interest of $3,776.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On August 2, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on August 2, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of December 31, 2021, $1,551 of the transaction fees have been amortized to the statement of operations and the note has a principal balance of $53,750 and accrued interest of $2,224.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On August 24, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $78,750, of which $75,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on August 24, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of December 31, 2021, $1,325 of the transaction fees have been amortized to the statement of operations and the note has a principal balance of $78,750 and accrued interest of $2,783.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On September 8, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,750, of which $40,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on September 8, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of December 31, 2021, $1,172 of the transaction fees have been amortized to the statement of operations and the note has a principal balance of $43,750 and accrued interest of $1,366.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

On October 8, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,750, of which $40,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on October 8, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. As of December 31, 2021, $863 of the transaction fees have been amortized to the statement of operations and the note has a principal balance of $43,750 and accrued interest of $1,007.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Redstart Holdings Corp.

On January 25, 2021, the Company received funding pursuant to a convertible note issued to Redstart Holdings Corp. for $63,500 of which $60,000 was received in cash and $3,500 was recorded as transaction fees. The note bears interest of 10% (increases to 22% per annum upon an event of default), matures on January 25, 2022, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date. The Company recorded a debt discount from the derivative equal to $64,500 due to this conversion feature, which has been amortized to the statement of operations. During the year ended December 31, 2021, the Company issued 6,271,704 common shares upon the conversion of principal in the amount of $63,500 and accrued interest of $3,175. As of December 31, 2021, the note has been fully satisfied.

The Company evaluated the convertible note and determined that the shares issuable pursuant to the conversion option were indeterminate due to the lack on conversion price floor and, as such, does constitute a derivative liability as the Company has insufficient authorized shares.

Convertible Note Conversions

During the year ended December 31, 2021, the Company issued the following shares of common stock upon the conversions of portions of the Convertible Notes:

	Principal	Interest	Fee	Total	Conversion	Shares
Date	Conversion	Conversion	Conversion	Conversion	Price	Issued	Issued to
1/5/2021	$13,000	$—	$—	$13,000	$0.01350	962,962	Power Up
1/7/2021	10,000	—	750	10,750	0.01500	716,667	Jefferson St
1/11/2021	100	2,150	—	2,250	0.02250	100,000	Power Up
1/11/2021	15,000	—	—	15,000	0.02250	666,667	Power Up
1/12/2021	11,075	52	500	11,627	0.01650	704,648	BHP
1/14/2021	18,000	1,650	—	19,650	0.02700	727,778	Power Up
1/15/2021	—	6,300	—	6,300	0.01500	420,000	Emunah
1/20/2021	30,000	5,000	1,200	36,200	0.01800	2,011,111	BHP
1/22/2021	—	3,300	—	3,300	0.01500	220,000	Emunah
1/26/2021	27,500	1,088	500	29,088	0.01800	1,615,983	Fourth Man
2/8/2021	5,400	2,105	—	7,505	0.02250	333,571	Emunah
2/8/2021	7,950	344	1,200	9,494	0.02700	351,645	BHP
2/9/2021	7,550	19	—	7,569	0.02250	336,381	Emunah
2/11/2021	27,500	6,063	750	34,313	0.03600	953,144	BHP
2/16/2021	20,702	95	—	20,797	0.03000	693,242	Emunah
3/8/2021	17,500	3,352	750	21,602	0.16575	130,329	Jefferson St
6/23/2021	10,000	—	500	10,500	0.03000	350,000	Fourth Man
7/21/2021	10,000	—	750	10,750	0.01950	551,282	Jefferson St
8/5/2021	23,000	1,624	500	25,124	0.01620	1,550,885	Fourth Man
8/9/2021	48,351	8,377	1,750	58,478	0.02250	2,599,000	Labrys
8/9/2021	15,000	—	—	15,000	0.01730	867,052	Redstart
8/11/2021	20,000	—	—	20,000	0.01440	1,388,889	Redstart
8/17/2021	20,000	—	—	20,000	0.00870	2,298,851	Redstart
8/18/2021	91,649	271	1,750	93,671	0.02250	4,163,140	Labrys
8/23/2021	8,500	3,175	—	11,675	0.00680	1,716,912	Redstart
8/23/2021	10,000	—	750	10,750	0.00657	1,637,471	Jefferson St
8/25/2021	18,500	5,997	750	25,247	0.00640	3,943,372	Jefferson St
9/15/2021	15,000	—	500	15,500	0.00542	2,861,098	Jefferson St
9/22/2021	25,000	271	1,750	27,021	0.00541	4,994,547	Fourth Man
9/28/2021	11,000	4,022	500	15,522	0.00853	1,820,723	Jefferson St
10/11/2021	31,500	—	—	31,500	0.00750	4,200,000	FirstFire
10/20/2021	38,750	—	1,000	39,750	0.00750	5,300,000	FirstFire
10/20/2021	29,000	—	1,750	30,750	0.00541	5,683,918	Fourth Man
11/2/2021	16,022	—	500	16,522	0.00437	3,784,252	Jefferson St
11/4/2021	40,250	—	1,000	41,250	0.00750	5,500,000	FirstFire
11/10/2021	25,000	—	1,750	26,750	0.00436	6,135,321	Fourth Man
11/22/2021	36,500	—	1,000	37,500	0.00500	7,500,000	FirstFire
11/29/2021	35,000	—	1,750	36,750	0.00436	8,428,899	Fourth Man
12/9/2021	44,000	—	1,000	45,000	0.00500	9,000,000	FirstFire
12/16/2021	44,000	—	1,000	45,000	0.00500	9,000,000	FirstFire
Total conversions	877,299	55,255	25,900	958,454		106,219,740
Loss on conversion	—	—	—	488,073
	$877,299	$55,255	$25,900	$1,446,528		106,219,740

7. LEASES

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Our leases have remaining lease terms of month-to-month and two years.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight-line basis over the term of the lease.

Operating Leases

On February 1, 2017, Simlatus Corp. entered into a standard office lease for approximately 1,700 square feet of office space at 175 Joerschke Drive, Suite A, Grass Valley, CA 95945. The lease has a term of 1 year, from February 1, 2017 through January 31, 2018, with a monthly rent of $1,400. On February 1, 2018, the Company entered into a month-to-month lease with a monthly rent of $1,400. The lease was terminated on December 31, 2021.

On January 31, 2018, Satel Group, Inc. entered into a standard office lease for approximately 1,006 square feet of office space at 330 Townsend Street, Suite 135, San Francisco, CA 94107. The lease has a term of 2 years, from December 1, 2018 through November 30, 2019, with a monthly rent of $5,781 and applicable common area maintenance expenses. On December 1, 2019, the Company entered into a month-to-month lease with a monthly rent of $5,781. On December 1, 2020, the Company reduced the amount of space leased resulting in a reduced monthly rent of $3,169.

On March 1, 2021, BrewBilt Brewing entered into a commercial lease with Lave Systems for approximately 4,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945. The lease has a term of two years, from March 1, 2021 through February 28, 2023, with a monthly rent of $4,000. Lease payments shall increase on March 1, 2022 based upon the CPI published in the Wall Street Journal. On March 1, 2021, the Company recorded of ROU assets of $89,567 and lease liabilities of $89,567 in recognition of this lease.

On July 18, 2021, BrewBilt Brewing terminated its commercial lease with Lave Systems and entered into a new lease agreement with the Jon and Andrea Straatemeir Trust. On August 1, 2021, the company entered into a commercial lease for approximately 6,547 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945. The lease has a term of five years, from August 1, 2021 through July 31, 2026, with a monthly rent of $4,000.

ROU assets and lease liabilities related to our operating leases are as follows:

December 31, 2021
Right-of-use assets	$188,770
Current operating lease liabilities	36,369
Non-current operating lease liabilities	152,401

Years Ending
December 31,	Operating Leases
2022	$48,000
2023	48,000
2024	48,000
2025	48,000
2026	28,000
Total	220,000
Less imputed Interest	31,230
Total liability	$188,770

Other information related to leases is as follows:

Lease Type	Weighted Average Remaining Term	Weighted Average Interest Rate
Operating Leases	4.5 years	7%

Financing Leases

On December 22, 2020, the President, Richard Hylen, and the Company entered into two vehicle leases in the amount of $19,314 and $18,689, respectively. The leases have a term of 6 years, from February 5, 2021 January 5, 2027, with monthly payments of $268 and $260, respectively.

On December 22, 2020, the Company entered into a vehicle lease in the amount of $19,314. The lease has a term of 6 years, from February 5, 2021 January 5, 2027, with a monthly payment of $268.

On December 22, 2020, the Company entered into a vehicle lease in the amount of $18,689. The lease has a term of 6 years, from February 5, 2021 January 5, 2027, with a monthly payment of $260.

The Company evaluated the leases in accordance with ASC 842 and determined that its leases meet the definition of a finance lease.

Financing lease assets and liabilities related to our financing leases are as follows:

December 31, 2021
Right-of-use assets	$26,815
Current financing lease liabilities	4,666
Non-current financing lease liabilities	22,149

The following is a schedule, by years, of future minimum lease payments required under the finance leases:

Years Ending
December 31,	Finance Leases
2022	$6,334
2023	6,334
2024	6,334
2025	6,334
2026	6,334
Total	31,670
Less imputed Interest	4,855
Total liability	$26,815

Other information related to leases is as follows:

Lease Type	Weighted Average Remaining Term	Weighted Average Interest Rate
Finance Leases	6 years	7%

8. LOANS PAYABLE

On October 1, 2017, Direct Capital Group, Inc. agreed to cancel two convertible notes in the principal amounts of $25,000 and $36,000, and $6,304 in accrued interest, in exchange for a Promissory Note in the amount of $61,000. The note bears no interest and is due on or before October 1, 2020. During the period ended December 31, 2021 and December 31, 2020, the Company recorded payments of $0 and $2,000, respectively.

As of December 31, 2021 and December 31, 2020, the principal balance owed to Direct Capital Group was $14,500 and $16,500, respectively.

On May 3, 2020, the Company, was granted a loan (the “Loan”) from Bank of America. in the amount of $72,920, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Loan, which was in the form of a Note dated May 3, 2020 issued by the Borrower, matures on May 3, 2022, and bears interest at a rate of 1% per annum, payable monthly commencing on November 3, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. During the year ended December 31, 2021 and 2020, the Company recorded accrued interest of $1,215 and $485, respectively, on the PPP loan.

9. DERIVATIVE LIABILITIES

During the year ended December 31, 2021 the Company valued the embedded conversion feature of the convertible notes, warrants, certain accounts payable and certain related party liabilities. The fair value was calculated at December 31, 2021 based on the lattice model.

The following table represents the Company’s derivative liability activity for the embedded conversion features for the year ended December 31, 2021:

	Notes	Warrants	Stock Payable	Total
Balance, beginning of period	$3,933,475	$27,343	$4,036,176	$7,996,994
Initial recognition of derivative liability	3,916,274	2,554,276	—	6,470,550
Derivative settlements	(3,085,456)	(133,297)	—	(3,218,753)
Loss (gain) on derivative liability valuation	(4,605,248)	(2,397,923)	(2,647,367)	(9,650,538)
Balance, end of period	$159,045	$50,399	$1,388,809	$1,598,253

Convertible Notes

The fair value at the commitment date for the convertible notes and the revaluation dates for the Company’s derivative liabilities were based upon the following management assumptions as of December 31, 2021:

Valuation date
Expected dividends	0%
Expected volatility	187.11%-249.88%
Expected term	.07 - .74 years
Risk free interest	.06%-.27%

Warrants

On January 2, 2019, the Company executed a Common Stock Purchase Warrant for 12,146 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.016 per share and expire on December 31, 2023.

On January 31, 2019, the Company executed a Common Stock Purchase Warrant for 14,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.016 per share and expire on January 30, 2024.

On March 26, 2019, the Company executed a Common Stock Purchase Warrant for 10,958 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.017 per share and expire on March 25, 2024.

On April 9, 2019, the Company executed a Common Stock Purchase Warrant for 3,667. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.10 per share and expire on April 8, 2024.

On April 9, 2019, the Company executed a Common Stock Purchase Warrant for 3,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.10 per share and expire on April 8, 2024.

On April 23, 2019, the Company executed a Common Stock Purchase Warrant for 700 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.25 per share and expire on April 22, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Fourth Man Fund, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated July 3, 2018, July 17, 2018, October 3, 2018, and August 22, 2018, representing 597 shares of common stock, exchanged for 10,167 shares of Preferred Series C stock at $10 per share. The exchange extinguished $734,381 worth of derivative liabilities.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Emunah Funding, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated October 20, 2017, November 6, 2017, November 30, 2017, January 11, 2018, May 15, 2018, and October 31, 2018, representing 866 shares of common stock, exchanged for 35,583 shares of Preferred Series C stock at $10 per share. The exchange extinguished $1,095,620 worth of derivative liabilities.

On June 21, 2019, the Company executed a Common Stock Purchase Warrant for 6,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.025 per share and expire on June 20, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On August 7, 2019, the Company executed a Common Stock Purchase Warrant for 14,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.015 per share and expire on August 7, 2024.

On August 12, 2019, the Company executed a Common Stock Purchase Warrant for 7,822 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.015 per share and expire on August 7, 2024.

On August 20, 2019, the Company executed a Common Stock Purchase Warrant for 23,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.01 per share and expire on August 7, 2024.

On October 9, 2019, the Company executed a Common Stock Purchase Warrant for 114,583 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.0016 per share and expire on October 9, 2024.

On February 8, 2021, the Company executed a Common Stock Purchase Warrant for 933,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on February 8, 2024.

On February 8, 2021, the Company executed a Common Stock Purchase Warrant for 15,385 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.00468 per share and expire on February 8, 2026.

On March 5, 2021, the Company executed a Common Stock Purchase Warrant for 933,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 5, 2024.

On March 8, 2021, the Company executed a Common Stock Purchase Warrant for 3,333,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 9, 2024.

On July 28, 2021, the Company executed a Common Stock Purchase Warrant for 6,222,222 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.0225 per share and expire on July 28, 2024.

On September 27, 2021, the Company executed a Common Stock Purchase Warrant for 9,876,522 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.01125 per share and expire on September 27, 2024.

The Company evaluated all outstanding warrants to determine whether these instruments may be tainted. All warrants outstanding were considered tainted. The Company valued the embedded derivatives within the warrants based on the independent report of the valuation specialist.

The fair value at the valuation dates were based upon the following management assumptions:

Valuation date
Expected dividends	0%
Expected volatility	513.48%-586.99%
Expected term	2.01 – 4.11 years
Risk free interest	0.73%-1.12%

Stock Payable

The payables to be issued in stock are at 100% of the lowest closing market price with a 15 day look back. The fair value at the valuation dates were based upon the following management assumptions:

Valuation date
Expected dividends	0%
Expected volatility	236.32%
Expected term	1 year
Risk free interest	0.39%

10. RELATED PARTY TRANSACTIONS

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. During the year ended December 31, 2021 the Company made payments of $76,746 to amounts due to related parties, and $96,367 was advanced to the Company by related parties. As of December 31, 2021 and December 31, 2020, the Company owed related parties $264,944 and $245,323, respectively. During the year ended December 31, 2021, the Company recorded imputed interest of $34,179 to the statement of operations with a corresponding increase to additional paid in capital.

On December 22, 2020, the President, Richard Hylen, and the Company entered into two vehicle leases in the amount of $19,314 and $18,689, respectively. The leases have a term of 6 years, from February 5, 2021 January 5, 2027, with monthly payments of $268 and $260, respectively.

During the year ended December 31, 2021, the Company paid a deposit of $450,000 to BrewBilt Manufacturing, Inc. to begin fabrication of a brewery system. The Company anticipates the system will be complete within six to nine months.

11. CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock

On January 25, 2011, the Company filed an amendment to its Nevada Certificate of Designation to create Series A Convertible Preferred Stock, with a par value of $0.001 and 10,000,000 shares authorized.

On January 3, 2017, the Company filed an Amendment to Certificate of Designation with the Nevada Secretary of State defining the rights and preferences of the Series A Convertible Preferred shares. Series A Convertible Preferred stock shall be convertible into common shares at the rate of the closing market price on the day of the conversion notice equal to the dollar amount of the value of the Series A Convertible Preferred shares, and holders shall have no voting rights on corporate matters, unless and until they convert their Series A Convertible Preferred shares into Common shares, at which time they will have the same voting rights as all Common Shareholders have; their consent shall not be required for taking any corporate action.

On October 26, 2018, the Company issued 3,259 Series A Convertible Preferred shares to Donna Murtaugh, to settle liabilities of $875,000 owed to her pursuant to the Asset Purchase Agreement dated March 9, 2016.

As of November 13, 2018, 23,263 shares of Series A Convertible Preferred stock were transferred into the Company in connection with the reverse merger.

On November 13, 2018, the Company granted 7,244 Series A Convertible Preferred shares to Richard Hylen, valued at $1,945,000, pursuant the Merger Agreement.

On January 9, 2019, the Company entered into an Asset Purchase Agreement Proscere Bioscience Inc., a Florida Corporation.  Pursuant to the Asset Purchase Agreement, Proscere Bioscience assigned and transferred all of its right, title, and interest to its fixed assets and “know how” to Simlatus Corporation.  These assets and “know how” pursuant to the 5 year Exclusive Distribution & License Agreement dated January 9, 2019 are valued at $3,000,000. As consideration for the assets and “know how” Simlatus Corporation issued 11,173 shares of Convertible Preferred Series A stock. At that time, Proscere Bioscience became a wholly subsidiary of Simlatus Corporation.

On March 19, 2019, Richard Hylen entered into a Debt Settlement Agreement with Xillient, LLC to settle $362,261 in outstanding debt owed to Xillient, LLC for $200,000. Mr. Hylen transferred 745 of his Convertible Preferred Series A that are valued at $200,000. The liability amount of $362,261 was reclassed to additional paid in capital due to the contributed capital by a related party.

On April 10, 2019, the Board of Directors repurchased and returned to treasury 168 Convertible Preferred Series A shares valued at $45,000 in the name of Optempus Investments, LLC. The company authorized and paid the payment of $45,000 to Optempus Investments, LLC for the repurchase of 168 Convertible Preferred Series A shares. This transaction is pursuant with the Asset Purchase Agreement of Proscere Bioscience and the IP of the Cold-Water CBD/HEMP Extraction Systems. The Convertible Preferred Series A Stock is convertible to common stock at market price the day of conversion.

On June 3, 2019, the Board of Directors repurchased and returned to treasury 121 Convertible Preferred Series A shares valued at $32,505 in the name of Optempus Investments, LLC. The company authorized and paid the payment of $32,505 to Optempus Investments, LLC for the repurchase of 121 Convertible Preferred Series A shares. This transaction is pursuant with the Asset Purchase Agreement of Proscere Bioscience and the IP of the Cold-Water CBD/HEMP Extraction Systems. The Convertible Preferred Series A Stock is convertible to common stock at market price the day of conversion.

On June 21, 2019, 289 Convertible Preferred Series A shares held in treasury were retired.

During the year ended December 31, 2019, 4,749 shares of Convertible Series A Preferred stock were converted to 14,336 common shares in accordance with the conversion terms.

On November 27, 2020, the Company and a note holder agreed to convert the principal and interest balance of $212,054 to 790 shares of Convertible Series A Preferred stock.

On December 28, 2020, the Company converted wages and accrued interest owed to Richard Hylen and Mike Schatz to Convertible Series A Preferred stock. The Company issued 652 shares valued at $174,930 in exchange of wages and interest of $174,930 owed to Richard Hylen. The Company issued 2,119 shares valued at $568,899 to settle wages and interest of $568,899 owed to Mike Schatz.

During the year ended December 31, 2020, 1,890 shares of Convertible Series A Preferred stock were converted to 8,119,147 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $191,349, which was recorded to the statement of operations.

On April 19, 2021 in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of Convertible Series A Preferred stock. At the time the reverse split is effective, the stated value of each share will be $268.50. In addition, the Company reduced the number of authorized shares to 100,000 with a par value of $0.0001. The financial statements have been retroactively adjusted to take this into account for all periods presented.

During the year ended December 31, 2021, 14,192 shares of Convertible Series A Preferred stock were converted to 74,175,550 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,759,694, which was recorded to the statement of operations.

During the year ended December 31, 2021, the Company issued 93 shares each of Convertible Series A Preferred stock to Richard Hylen, Jef Lewis, and Bennett Buchanan and 279 shares of Convertible Series A Preferred stock to Sam Berry, pursuant to employee, consulting, and director agreements (Note 15). These shares were issued at a value at $149,992 and resulted in a gain of conversion of $6, which was recorded to the statement of operations.

The Series A Convertible Preferred Stock has been classified outside of permanent equity and liabilities since it embodies a conditional obligation that the Company may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception. Each share of the Convertible Series A Preferred Stock has a fixed value of $268.50 per share, has no voting rights, and is convertible into common stock at closing market price on the date of conversion. The Company has recorded $8,255,301, which represents 30,747 Series A Convertible Preferred Stock at $268.50 per share, issued and outstanding as of December 31, 2021, outside of permanent equity and liabilities.

Series C Convertible Preferred Stock

On June 13, 2019, the Company’s Board of Directors authorized the creation of 45,750 shares of Series C Convertible Preferred Stock with a par value of $0.0001, and on June 13, 2019, a Certificate of Designation was filed with the Nevada Secretary of State. The Convertible Preferred Series C shall have no voting rights as to corporate matters unless, and until, they are converted into common shares, at which time, they will have the same voting rights as all common stock shareholders. Convertible Preferred Series C shares cannot be sold, assigned, hypothecated, or otherwise disposed of, without first obtaining the consent of the majority Convertible Preferred Series C shareholders. Convertible Preferred Series C shares shall have a value of $10 per share and shall convert into common shares at the rate of the closing market price on the day of conversion notice equal to the dollar amount of the value of the Convertible Preferred Series C share. At no time may the shareholder convert their shares into more than 4.99% of the issued and outstanding.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Fourth Man Fund, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated July 3, 2018, July 17, 2018, October 3, 2018, and August 22, 2018, representing 89,540 shares of common stock, exchanged for 10,167 shares of Convertible Preferred Series C stock at $10 per share. The exchange extinguished $734,381 worth of derivative liabilities.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Emunah Funding, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated October 20, 2017, November 6, 2017, November 30, 2017, January 11, 2018, May 15, 2018, and October 31, 2018, representing 129,952 shares of common stock, exchanged for 35,583 shares of Convertible Preferred Series C stock at $10 per share. The exchange extinguished $1,095,620 worth of derivative liabilities.

During the year ended December 31, 2019, 10,167 shares of Convertible Series C preferred stock were converted to 28,015 common shares in accordance with the conversion terms.

During the year ended December 31, 2021, 35,583 shares of Convertible Series C Preferred stock valued at $355,830 were converted to 666,667 common shares in accordance with the conversion terms. The issuances resulted in a gain on conversion of $155,830, which was recorded to the statement of operations.

The Convertible Series C Preferred Stock has been classified outside of permanent equity and liabilities since it embodies a conditional obligation that the Company may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception.

On June 11, 2021, in connection with the Merger Agreement, the Company eliminated Series C Convertible Preferred stock class.

Preferred Stock Payable

On December 28, 2020, the Company received resignation letters from Baron Tennelle, Dusty Vereker, and Robert Stillwaugh. The Company agreed to issue Preferred Series A shares to settle unpaid wages and interest owed to those individuals.

The Company agreed to issue 353 Preferred Series A shares to Baron Tennelle in exchange for accrued wages of $90,000 and interest of $4,745. The Company agreed to issue 337 Preferred Series A shares to Dusty Vereker in exchange for accrued wages of $86,250 and interest of $4,350. The Company agreed to issue 2,119 Preferred Series A shares to Robert Stillwaugh in exchange for accrued wages of $427,708 and interest of $141,190.

The shares were issued on January 7, 2021 and the Company reclassed $754,249 from Preferred Stock Payable to Convertible Series A Preferred Stock.

On November 1, 2021, the Company entered into a Licensing Agreement with Maguire & Associates and agreed to issue 18,622 shares of Convertible Preferred Series A stock valued at $5,000,000.

12. PREFERRED STOCK

On January 25, 2011, the Company filed an amendment to its Nevada Certificate of Designation to create Series B Preferred Stock, with a par value of $0.001 and 10,000,000 shares authorized.

On July 1, 2015, the Company’s Board of Directors authorized the creation of shares of Series B Voting Preferred Stock and on July 27, 2015 a Certificate of Designation was filed with the Nevada Secretary of State. The holder of the shares of the Series B Voting Preferred Stock has the right to vote those shares of the Series B Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series B Voting Preferred Stock is equal to and counted as 4 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

On November 9, 2018, Mike Schatz returned 250 Preferred Series B Control Shares, valued at par value, pursuant to his new employee agreement dated November 1, 2018.

On November 9, 2018, Robert Stillwaugh returned 250 Preferred Series B Control Shares, valued at par value, pursuant to his new employee agreement dated November 1, 2018.

On November 9, 2018, newly appointed President, Richard Hylen was issued 500 Preferred Series B Control Shares, pursuant to his employee agreement dated November 1, 2018.

On January 20, 2021, newly appointed President, Jef Lewis and Satel’s President Richard Hylen were each issued 500 Preferred Series B Control Shares each, pursuant to their employee agreements dated January 1, 2021. The Company determined the Control shares have a value of $785,230 which was recorded as stock based compensation on the statement of operations and an offsetting entry to additional paid in capital.

On June 11, 2021, the Company filed a Certificate of Amendment with the Florida Secretary of State to decrease the number of authorized Preferred Series B from 10,000 to 5,000 with a par value of $0.0001.

As of December 31, 2021, 5,000 Series B Preferred shares were authorized, of which 1,500 shares were issued and outstanding.

13. COMMON STOCK

As of November 13, 2018, 19 shares of common stock were transferred into the Company in connection with the reverse merger.

On November 13, 2018, the Company issued 682 shares of restricted common stock to Richard Hylen as collateral, pursuant to the Asset Purchase Agreement dated November 13, 2018. The shares are valued at $4,298,450 based on the market price of the Company’s common stock on the date of the agreement.

During the year ended December 31, 2018, the holders of convertible notes converted a total of $10,448 of principal and interest into 19 shares of common stock. The issuance extinguished $115,941 worth of derivative liabilities which was recorded to additional paid in capital.

On April 16, 2019, the Company issued 3 common shares at to Hanson & Associates to settle outstanding stock payable liabilities pursuant to a Consulting Agreement dated April 1, 2017. The stock was valued at $24,953 on the date of issuance, which extinguished $24,953 in derivative liabilities.

On June 13, 2019, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase the number of authorized common shares from 900,000,000 to 975,000,000 with a par value of $0.00001.

On July 23, 2019, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 975,000,000 to 1,500,000,000 shares at par value $0.00001 per share.

On September 16, 2019, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 1,500,000,000 to 5,000,000,000 shares at par value $0.00001 per share.

On October 17, 2019, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 5,000,000,000 to 10,000,000,000 shares at par value $0.00001 per share.

On December 18, 2019, the Company approved the authorization of a 1 for 1,000 reverse stock split of the Nevada warrant holders exercised the warrants and the Company issued 789 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the year ended December 31, 2019, the holders of convertible notes converted a total of $866,299 of principal and interest, and $16,500 in note fees, into 14,128 shares of common stock in accordance with the conversion terms. The issuances resulted in a loss on conversion of $86,719 and settled $1,784,469 worth of derivative liabilities which was recorded to additional paid in capital.

On March 27, 2020, 23 shares of common stock were issued due to rounding in conjunction with the reverse stock split.

On June 5, 2020, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to decrease the number of authorized Common Shares from 10,000,000,000 to 2,000,000,000 shares at par value $0.00001 per share.

On June 11, 2020, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 2,000,000,000 to 5,000,000,000 shares at par value $0.00001 per share.

On August 14, 2020, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 5,000,000,000 to 10,000,000,000 shares at par value $0.00001 per share.

During the year ended December 31, 2020, 1,890 shares of Convertible Series A Preferred stock were converted to 8,119,146 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $191,349, which was recorded to the statement of operations.

During the year ended December 31, 2020, the holders of convertible notes converted a total of $1,005,664 of principal and interest, and $30,935 in note fees, into 24,495,581 shares of common stock in accordance with the conversion terms. The issuances resulted in a loss on conversion of $41,116 and settled $4,976,556 worth of derivative liabilities which was recorded to additional paid in capital.

On March 8, 2021, the Company issued 233,333 common shares in stock based compensation, valued at $87,500.

On April 19, 2021, in connection with the Merger Agreement, the Company approved the authorization of a 1 for 150 reverse stock split of the Company’s outstanding shares of common stock. In addition, the Company reduced the number of authorized shares to 200,000,000 with a par value of $0.0001. The reverse split was effective on June 11, 2021, and the financial statements have been retroactively adjusted to take this into account for all periods presented. During the year ended December 31, 2021, the Company issued 9,932 common shares due to rounding in connection with the reverse stock split.

On August 3, 2021, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 200,000,000 to 500,000,000 shares at par value $0.0001 per share.

On August 11, 2021, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 500,000,000 to 1,000,000,000 shares at par value $0.0001 per share.

On September 2, 2021, the Company’ Board of Directors and the Majority Stockholders owning a majority of the Company’s voting securities, approved a resolution authorizing the Company to amend the Articles of Incorporation to increase the number of authorized Common Shares from 1,000,000,000 to 2,000,000,000 shares at par value $0.0001 per share.

During the year ended December 31, 2021, warrant holders exercised the warrants and the Company issued 6,927,827 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the year ended December 31, 2021, 14,192 shares of Convertible Series A Preferred stock were converted to 74,175,550 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,759,694, which was recorded to the statement of operations.

During the year ended December 31, 2021, the holders of convertible notes converted a total of $877,299 of principal, $55,255 of interest, and $25,900 in note fees, into 106,219,740 shares of common stock in accordance with the conversion terms. The issuances resulted in a loss on conversion of $513,973 and settled $3,085,456 worth of derivative liabilities which was recorded to additional paid in capital.

As of December 31, 2021, 2,000,000,000 common shares, par value $0.0001, were authorized, of which 220,877,962 shares were issued and outstanding.

14. INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The deferred tax asset and the valuation allowance consist of the following at December 31, 2021:

December 31, 2021
Net tax loss carry-forwards	$1,599,332
Statutory rate	21%
Expected tax recovery	335,860
Change in valuation allowance	(335,860)
Income tax provision	$—

Components of deferred tax asset:
Non capital tax loss carry-forwards	$335,860
Less: valuation allowance	(335,860)
Net deferred tax asset	$—

As of the date of this filing, the Company is not current in filing their tax returns. The last return filed by the Company was December 31, 2017, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2018, 2019, 2020 and 2021 which are still open for examination.

15. COMMITMENTS AND CONTINGENCIES

Distribution and Licensing Agreements

On November 1, 2021, the Company entered into a Distribution Agreement with South Pacific Traders Oy for the exclusive right to distribute the company’s products in the European Community and the United Kingdom. The term of the agreement is for a period of five years.

On November 1, 2021, the Company entered into an IP Purchase and License Agreement with Maguire & Associates LLC to provide for the marketing of products and services into the European Community based on the inventions of the IP/License Rights to develop and commercialize for the sole benefit BrewBilt Brewing. The agreement is for a period of five years. Pursuant to the agreement, the Company will issue 18,622 Series A shares valued at $5,000,000.

Employee and Director Agreements

On January 1, 2021, the Company dismissed Richard Hylen as CEO, and appointed him as the Chairman and Secretary of the company, and the President of Satel Group Inc., a wholly owned subsidiary of the company, and pursuant with the Employment Agreement and Director Agreement dated January 1, 2021. These Agreements replaced all previous agreements. Mr. Hylen will receive an annual salary of $200,000 to be paid in equal monthly installments. Amounts unpaid will accrue annual interest of 6% and may be converted to Convertible Preferred Series A stock of the company in value of $268.50 per share and under the conversion guidelines of the Certificate of designation for Convertible Preferred Series A stock. Pursuant to the agreement, the company issued 500 Preferred Series B shares. Said shares are control shares and have voting rights only. As Director the undersigned is hereby granted $25,000 of Convertible Preferred Series A shares of the company. On January 20, 2021, the Company issued 93 shares, valued at $25,000.

On January 1, 2021, the Company appointed Jef Lewis as a Director and the Chief Executive Officer, President and Treasurer of the company and pursuant with the Employment Agreement and Director Agreement dated January 1, 2021. These Agreements will replace all previous agreements. The employee will receive an annual salary of $200,000 to be paid in equal monthly installments. Amounts unpaid will accrue annual interest of 6% and may be converted to Convertible Preferred Series A stock of the company in value of $268.50 per share and under the conversion guidelines of the Certificate of designation for Convertible Preferred Series A stock. Pursuant to the agreement, the company issued 500 Preferred Series B shares on January 20, 2021. Said shares are control shares and have voting rights only. As Director the undersigned is hereby granted $25,000 of Convertible Preferred Series A shares. On January 20, 2021, the Company issued 93 shares of Convertible Series A stock valued at $25,000.

On January 1, 2021, the Company appointed Samuel Berry as a Director and the Chief Operations Officer of the company and pursuant with the Employment Agreement and Director Agreement dated January 1, 2021. These Agreements will replace all previous agreements. The employee will receive an annual salary of $100,000 to be paid in equal monthly installments. Amounts unpaid will accrue annual interest of 6% and may be converted to Convertible Preferred Series A stock of the company in value of $268.50 per share and under the conversion guidelines of the Certificate of designation for Convertible Preferred Series A stock. The company issued to the employee $50,000 of Preferred Series A shares at a value of $268.50 per share. As Director the undersigned is hereby granted $25,000 of Preferred Series A shares of the company, pursuant with the Certificate of Designation for conversion rights of said shares. On January 20, 2021, the Company issued 279 shares of Convertible Preferred Series A shares, pursuant to these agreements.

On March 1, 2021, the Company appointed Bennett Buchanan as a Director and of the company and pursuant with the Employment Agreement and Director Agreement dated March 3, 2021. Pursuant to the Employment Agreement, Mr. Buchanan will be employed on at-will basis and receive an annual salary of $100,000 payable in monthly installments, with unpaid amounts accruing interest at the rate of 6% per annum. Unpaid salary may be converted by Mr. Buchanan into shares of Convertible Series A Preferred Stock of the Company. On March 4, 2021, the Company issued 93 shares of Convertible Series A Preferred Stock, valued at $25,000, pursuant to the Employment Agreement.

On April 1, 2021, the company renewed an Employee Agreement with Mike Schatz. The employee will receive an annual salary of $125,000 to be paid in equal monthly installments. Any unpaid amounts will accrue annual interest of 6% and may be converted to common stock of the company at fair market value on the date of conversion.

Lease

On July 18, 2021, BrewBilt Brewing terminated its commercial lease with Lave Systems and entered into a new lease agreement with the Jon and Andrea Straatemeir Trust. On August 1, 2021, the company entered into a commercial lease for approximately 6,547 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr, Grass Valley, CA 95945. The lease has a term of five years, from August 1, 2021 through July 31, 2026, with a monthly rent of $4,000.

Legal Matters

As of the date of this filing, the Company knows of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer, or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

16. SUBSEQUENT EVENTS

Director Agreements

On January 1, 2022, the Company entered into a Directors Agreement with Jef Lewis for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

On January 1, 2022, the Company entered into a Directors Agreement with Sam Berry for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

On January 1, 2022, the Company entered into a Directors Agreement with Bennett Buchanan for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

On January 1, 2022, the Company entered into a Directors Agreement with Richard Hylen for a term of one year. In exchange for serving in this capacity, the Company will issue 186 shares of Convertible Preferred Series A stock at a price of $268.50 per share. The shares are restricted and cannot be sold or otherwise transferred by the undersigned except as provided by law, and in no event, prior to the maturity date of six (6) months.

Convertible Notes and Agreements

On January 10, 2022, the Company entered in a Convertible Promissory Note with Fourth Man LLC, in the amount of $140,000. The note is unsecured, bears interest at 10% per annum, and matures on January 10, 2023.

On January 11, 2022, the Company entered in a Convertible Promissory Note with Sixth Street Lending LLC, in the amount of $53,750. The note is unsecured, bears interest at 10% per annum, and matures on January 11, 2023.

On January 27, 2022, the Company entered in a Convertible Promissory Note with Mast Hill Fund, L.P. in the amount of $279,000 to pay off two notes with Power Up Lending Group Ltd. The note is unsecured, bears interest at 12% per annum, and matures on January 27, 2023.

On February 10, 2022, the Company entered in a Convertible Promissory Note with Sixth Street Lending LLC, in the amount of $48,750. The note is unsecured, bears interest at 10% per annum, and matures on February 10, 2023.

On March 3, 2022, the Company entered in a Convertible Promissory Note with Mast Hill Fund, L.P., in the amount of $63,000. The note is unsecured, bears interest at 12% per annum, and matures on March 3, 2023.

On March 3, 2022, the Company entered in a Convertible Promissory Note with Mammoth Corporation, in the amount of $27,500. The note is unsecured, bears interest at 0% per annum, and matures on December 3, 2023.

Subsequent Stock Filings and Issuances

On January 14, 2022, the Company filed a Certificate of Amendment with the Florida Secretary of State to increase the number of authorized common shares from 2,000,000,000 to 5,000,000,000 with a par value of $0.0001.

On January 3, 2022, the holder of a convertible note converted a total of $52,500 of principal and fees into 10,500,000 shares of our common stock.

On January 4, 2022, the holder of a convertible note converted a total of $40,079 of principal, interest, and fees into 9,192,541 shares of our common stock.

On January 4, 2022, 66 shares of Convertible Preferred Series A stock was converted in to 10,740,000 shares of common stock.

On January 13, 2022, the holder of a convertible note converted a total of $23,100 of principal into 11,000,000 shares of our common stock.

On January 13, 2022, the holder of a convertible note converted a total of $36,000 of principal into 12,000,000 shares of our common stock.

On January 14, 2022, the holder of a convertible note converted a total of $22,000 of principal into 11,000,000 shares of our common stock.

On January 20, 2022, 52 shares of Convertible Preferred Series A stock was converted in to 6,981,000 shares of common stock.

On January 21, 2022, the holder of a convertible note converted a total of $40,500 of principal into 13,500,000 shares of our common stock.

On January 24, 2022, a warrant holder exercised the warrants and the Company issued 917,764 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

On January 31, 2022, a warrant holder exercised the warrants and the Company issued 9,711,786 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

On February 1, 2022, the holder of a convertible note converted a total of $21,300 of principal into 12,529,412 shares of our common stock.

On February 3, 2022, the holder of a convertible note converted a total of $16,288 of principal and interest into 9,580,882 shares of our common stock.

On February 8, 2022, 63 shares of Convertible Preferred Series A stock was converted in to 11,276,667 shares of common stock.

On February 14, 2022, the holder of a convertible note converted a total of $27,000 of principal into 16,875,000 shares of our common stock.

On February 14, 2022, the holder of a convertible note converted a total of $28,350 of principal and interest into 17,718,750 shares of our common stock.

On February 25, 2022, the holder of a convertible note converted a total of $23,000 of principal into 17,692,308 shares of our common stock.

On March 1, 2022, the holder of a convertible note converted a total of $21,200 of principal into 17,666,667 shares of common stock.

On March 4, 2022, the Company issued 93 shares of Convertible Preferred Series A stock pursuant to a service agreement.

On March 7, 2022, the holder of a convertible note converted a total of $19,500 of principal into 17,727,273 shares of common stock.

On March 8, the Company issued 18,622 shares of Convertible Preferred Series A stock pursuant to a licensing agreement.

On March 8, 2022, 78 shares of Convertible Preferred Series A stock was converted in to 20,943,000 shares of common stock.

On March 11, 2022, the holder of a convertible note converted a total of $15,050 of principal and $950 of interest into 20,000,000 shares of common stock.

On March 16, 2022, the holder of a convertible note converted a total of $2,988 of interest into 4,458,955 shares of common stock.

On March 17, 2022, the holder of a convertible note converted a total of $13,400 of principal into 20,937,500 shares of common stock.

On March 17, 2022, 78 shares of Convertible Preferred Series A stock was converted in to 20,943,000 shares of common stock.

On March 21, 2022, the holder of a convertible note converted a total of $13,400 of principal into 20,937,500 shares of common stock.

On March 22, 2022, the holder of a convertible note converted a total of $13,400 of principal into 20,937,500 shares of common stock.

On March 23, 2022, 60 shares of Convertible Preferred Series A stock was converted in to 26,850,000 shares of common stock.

On March 24, 2022, the holder of a convertible note converted a total of $3,550 of principal and $2,188 of interest into 8,964,844 shares of common stock.

The Company has evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no additional subsequent events to disclose.

8,503,333,333 SHARES OF COMMON STOCK
OF
BrewBilt Brewing Company

PRELIMINARY PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This prospectus is [●], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee.

Total expenses for this offering are estimated to be approximately $_____, including:

Amount (1)
SEC registration fees
Legal fees and expenses
Accounting fees and expenses
Transfer Agent Fees
Total

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Florida corporation. The Florida Business Corporation Act (the “Florida Act”) and certain provisions of our articles of incorporation, under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our articles of incorporation and to the statutory provisions.

The Florida Act provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (1) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (2) a transaction from which the director or officer derived an improper personal benefit; (3) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

In addition to the provisions of Florida law applicable to our directors and officers, our articles of incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Common Stock

On April 16, 2019, the Company issued 3 common shares at to Hanson & Associates to settle outstanding stock payable liabilities pursuant to a Consulting Agreement dated April 1, 2017.

On December 18, 2019, the Company issued 789 shares of common stock through a cashless exercise of warrants in accordance with the conversion terms.

During the year ended December 31, 2019, the holders of convertible notes converted a total of $866,299 of principal and interest, and $16,500 in note fees, into 14,128 shares of common stock in accordance with the conversion terms.

During the year ended December 31, 2020, 1,890 shares of Convertible Series A Preferred stock were converted to 8,119,146 common shares in accordance with the conversion terms.

During the year ended December 31, 2020, the holders of convertible notes converted a total of $1,005,664 of principal and interest, and $30,935 in note fees, into 24,495,581 shares of common stock in accordance with the conversion terms.

On March 8, 2021, the Company issued 233,333 common shares in stock based compensation, valued at $87,500.

During the year ended December 31, 2021, warrant holders exercised the warrants and the Company issued 6,927,827 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the year ended December 31, 2021, 14,192 shares of Convertible Series A Preferred stock were converted to 74,175,550 common shares in accordance with the conversion terms.

During the year ended December 31, 2021, the holders of convertible notes converted a total of $877,299 of principal, $55,255 of interest, and $25,900 in note fees, into 106,219,740 shares of common stock in accordance with the conversion terms.

On January 3, 2022, the holder of a convertible note converted a total of $52,500 of principal and fees into 10,500,000 shares of our common stock.

On January 4, 2022, the holder of a convertible note converted a total of $40,079 of principal, interest, and fees into 9,192,541 shares of our common stock.

On January 4, 2022, 66 shares of Convertible Preferred Series A stock was converted in to 10,740,000 shares of common stock.

On January 13, 2022, the holder of a convertible note converted a total of $23,100 of principal into 11,000,000 shares of our common stock.

On January 13, 2022, the holder of a convertible note converted a total of $36,000 of principal into 12,000,000 shares of our common stock.

On January 14, 2022, the holder of a convertible note converted a total of $22,000 of principal into 11,000,000 shares of our common stock.

On January 20, 2022, 52 shares of Convertible Preferred Series A stock was converted in to 6,981,000 shares of common stock.

On January 21, 2022, the holder of a convertible note converted a total of $40,500 of principal into 13,500,000 shares of our common stock.

On January 24, 2022, a warrant holder exercised the warrants and the Company issued 917,764 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

On January 31, 2022, a warrant holder exercised the warrants and the Company issued 9,711,786 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

On February 1, 2022, the holder of a convertible note converted a total of $21,300 of principal into 12,529,412 shares of our common stock.

On February 3, 2022, the holder of a convertible note converted a total of $16,288 of principal and interest into 9,580,882 shares of our common stock.

On February 8, 2022, 63 shares of Convertible Preferred Series A stock was converted in to 11,276,667 shares of common stock.

On February 14, 2022, the holder of a convertible note converted a total of $27,000 of principal into 16,875,000 shares of our common stock.

On February 14, 2022, the holder of a convertible note converted a total of $28,350 of principal and interest into 17,718,750 shares of our common stock.

On February 25, 2022, the holder of a convertible note converted a total of $23,000 of principal into 17,692,308 shares of our common stock.

On March 1, 2022, the holder of a convertible note converted a total of $21,200 of principal into 17,666,667 shares of common stock.

On March 4, 2022, the Company issued 93 shares of Convertible Preferred Series A stock pursuant to a service agreement.

On March 7, 2022, the holder of a convertible note converted a total of $19,500 of principal into 17,272,273 shares of common stock.

On March 8, the Company issued 18,622 shares of Convertible Preferred Series A stock pursuant to a licensing agreement.

On March 8, 2022, 78 shares of Convertible Preferred Series A stock was converted in to 20,943,000 shares of common stock.

On March 11, 2022, the holder of a convertible note converted a total of $15,050 of principal and $950 of interest into 20,000,000 shares of common stock.

On March 16, 2022, the holder of a convertible note converted a total of $2,988 of interest into 4,458,955 shares of common stock.

On March 17, 2022, the holder of a convertible note converted a total of $13,400 of principal into 20,937,500 shares of common stock.

On March 17, 2022, 78 shares of Convertible Preferred Series A stock was converted in to 20,943,000 shares of common stock.

On March 21, 2022, the holder of a convertible note converted a total of $13,400 of principal into 20,937,500 shares of common stock.

On March 22, 2022, the holder of a convertible note converted a total of $13,400 of principal into 20,937,500 shares of common stock.

On March 23, 2022, 60 shares of Convertible Preferred Series A stock was converted in to 26,850,000 shares of common stock.

On March 24, 2022, the holder of a convertible note converted a total of $3,550 of principal and $2,188 of interest into 8,964,844 shares of common stock.

Convertible Notes

On January 31, 2019, the Company received funding pursuant to convertible note issued to Emunah Funding LLC for $33,000, which includes $5,000 to settle outstanding accounts payable, $4,500 in transaction fees and cash consideration of $23,500. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on January 31, 2020, and is convertible into common stock at 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On February 22, 2019, the Company issued a convertible note to Armada Investment Fund LLC for $47,250, which includes $5,000 to settle outstanding accounts payable, transaction fee interest of $4,250, and cash consideration of $38,000. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on November 22, 2019, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On February 22, 2019, the Company issued a convertible note to BHP Capital NY, Inc. for $47,250, which includes $5,000 to settle outstanding accounts payable, transaction fee interest of $4,250, and cash consideration of $38,000. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on November 22, 2019, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion

On February 22, 2019, the Company issued a convertible note to Fourth Man LLC for $47,250, which includes $5,000 to settle outstanding accounts payable, transaction fee interest of $4,250, and cash consideration of $38,000. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on November 22, 2019, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On February 22, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $47,250, which includes $5,000 to settle outstanding accounts payable, transaction fee interest of $4,250, and cash consideration of $38,000. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on November 22, 2019, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On March 5, 2019, the Company accepted and agreed to a Debt Purchase Agreement, whereby BHP Capital NY, Inc. acquired $20,000 of debt from an Emunah Funding LLC convertible note in exchange for $31,000, and the Company recorded a loss on settlement of debt of $11,000. The note bears no interest, matures on October 18, 2019, and is convertible into common stock at 57.5% of the lowest trading price of the 20 trading days ending on the latest complete day prior to the date of conversion.

On March 5, 2019, the Company accepted and agreed to a Debt Purchase Agreement, whereby Jefferson Street Capital LLC acquired $30,000 of debt from an Emunah Funding LLC convertible note in exchange for $29,000, and the Company recorded a gain on settlement of debt of $1,000. The note bears no interest, matures on October 18, 2019, and is convertible into common stock at 57.5% of the lowest trading price of the 20 trading days ending on the latest complete day prior to the date of conversion.

On March 14, 2019, the Company issued a convertible note to Power Up Lending Group Ltd. for $73,000, of which $70,000 was received in cash and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on March 14, 2020, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On March 26, 2019, the Company received funding pursuant to convertible note issued to BHP Capital NY for $28,600, of which $25,000 was received in cash and $3,600 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on March 26, 2019, and is convertible into common stock at 58% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On March 26, 2019, the Company received funding pursuant to convertible note issued to Emunah Funding LLC for $28,600, of which $25,000 was received in cash $3,600 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on March 26, 2019, and is convertible into common stock at 58% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On April 9, 2019, the Company issued a convertible note to BHP Capital NY, Inc. for $55,000, which includes transaction fee interest of $6,500, and cash consideration of $48,500. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on January 9, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On April 9, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $55,000, which includes transaction fee interest of $6,500, and cash consideration of $48,500. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on January 9, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On April 23, 2019, the Company accepted and agreed to a Debt Purchase Agreement, whereby BHP Capital NY, Inc. acquired $29,102 of debt from an Emunah Funding LLC convertible note in exchange for $33,333, and the Company recorded a loss on settlement of debt of $4,231. The note bears interest of 10% (increases to 24% per annum upon an event of default), matures on April 23, 2020, and is convertible into common stock at 57.5% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On April 23, 2019, the Company issued a convertible note to Fourth Man LLC for $26,400, which includes $24,000 to settle outstanding accounts payable, and transaction fee interest of $2,400. The note bears interest of 10%, matures on April 23, 2020, and is convertible into common stock at 60% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On April 23, 2019, the Company accepted and agreed to a Debt Purchase Agreement, whereby Jefferson Street Capital LLC acquired $29,859 of debt from an Emunah Funding LLC convertible note in exchange for $34,980, and the Company recorded a loss on settlement of debt of $5,121. The note bears interest of 10% (increases to 24% per annum upon an event of default), matures on April 23, 2020, and is convertible into common stock at 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On May 13, 2019, the Company issued a convertible note to Power Up Lending Group Ltd. for $103,000, of which $100,000 was received in cash and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on May 13, 2020, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On May 30, 2019, the Company issued a convertible note to Armada Investment Fund LLC for $27,500, which includes $16,667 paid to Auctus Fund pursuant to a settlement agreement, $5,000 to settle outstanding accounts payable, transaction fee interest of $3,000, and cash consideration of $2.833. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on February 29, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On May 30, 2019, the Company issued a convertible note to BHP Capital NY for $27,500, which includes $16,667 paid to Auctus Fund pursuant to a settlement agreement, $5,000 to settle outstanding accounts payable, transaction fee interest of $3,000, and cash consideration of $2.833. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on February 29, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On May 30, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $27,500, which includes $16,667 paid to Auctus Fund pursuant to a settlement agreement, $5,000 to settle outstanding accounts payable, transaction fee interest of $3,000, and cash consideration of $2.833. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on February 29, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On May 31, 2019, the Company issued a convertible note to Coventry Enterprises for $50,000, of which $47,500 was received in cash and $2,500 was recorded as transaction fees. The note bears interest at 10% (increases to 24% per annum upon an event of default), matures on March 31, 2020, and is convertible into 61% multiplied by the lowest trading price during the 20-day trading period including the conversion date.

On June 20, 2019, the Company issued a convertible note to Power Up Lending Group Ltd. for $53,000, of which $50,000 was received in cash and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on May 13, 2020, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On June 21, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $27,500, which includes transaction fee interest of $4,000, and cash consideration of $23,500. The note bears interest of 8% (increases to 18% per annum upon an event of default), matures on March 21, 2020, and is convertible into common stock at 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On July 22, 2019, the Company received funding pursuant to a convertible note issued to Armada Investment Fund LLC for $37,950, of which $33,500 was received in cash and $4,450 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on July 22, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On July 22, 2019, the Company received funding pursuant to a convertible note issued to BHP Capital NY for $37,950, of which $33,500 was received in cash and $4,450 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on July 22, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On July 22, 2019, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $37,950, of which $33,500 was received in cash and $4,450 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on July 22, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On August 7, 2019, the Company received funding pursuant to a convertible note issued to BHP Capital NY for $33,000 of which $29,000 was received in cash and $4,000 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on August 7, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On August 12, 2019, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $17,600, of which $15,000 was received in cash and $2,600 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on August 12, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On August 20, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $38,500, of which $32,000 was received in cash and $6,500 was recorded as transaction fees. The note bears interest at 10% (increases to 18% per annum upon an event of default), matures on May 20, 2020, and is convertible into the lower of 1) 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of the note, and 2) 65% of the lowest trading price of the 15 trading day period ending on the latest complete day prior to the date of conversion.

On September 4, 2019, the Company received $25,000 cash from the issuance of a convertible promissory note with Optempus Investments, LLC in the amount of $25,000. The note bears interest at 6% (increases to 24% per annum upon an event of default), matures on April 4, 2020, and is convertible into the lower of 1) 70% of the lowest trading price of the 30 trading day period ending on the latest complete day prior to the date of the note, and 2) 70% of the lowest trading price of the 30 trading day period ending on the latest complete day prior to the date of conversion.

On September 13, 2019, the Company received $20,000 cash from the issuance of a convertible promissory note with Optempus Investments, LLC in the amount of $20,000. The note bears interest at 6% (increases to 24% per annum upon an event of default), matures on April 13, 2020, and is convertible into the lower of 1) 70% of the lowest trading price of the 30 trading day period ending on the latest complete day prior to the date of the note, and 2) 70% of the lowest trading price of the 30 trading day period ending on the latest complete day prior to the date of conversion.

On October 9, 2019, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $27,500, of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on October 19, 2020, and is convertible into common stock at 60% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On October 15, 2019, the Company received $25,000 cash from the issuance of a convertible promissory note with Optempus Investments, LLC in the amount of $25,000. The note bears interest at 6%, matures on June 15, 2020, and is convertible into 70% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On December 6, 2019, the Company received funding pursuant to a convertible note issued to Armada Investment Fund LLC for $18,150, which includes $15,000 to settle outstanding accounts payable and $3,150 in transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on December 6, 2020, and is convertible into common stock at 65% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On December 10, 2019, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $16,500 of which $15,000 was received in cash and $1,500 was recorded as transaction fees. The note bears interest of 12% (increases to 24% per annum upon an event of default), matures on September 10, 2020, and is convertible into the lower of 1) 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of the note, and 2) 50% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On December 20, 2019, the Company received funding pursuant to a convertible note issued to BHP Capital NY for $19,000 of which $15,000 was received in cash and $4,000 was recorded as transaction fees. The note bears interest of 12% (increases to 22% per annum upon an event of default), matures on December 20, 2020, and is convertible into the lower of 1) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of the note, and 2) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On December 20, 2019, the Company issued a convertible note to Jefferson Street Capital LLC for $19,000, of which $15,000 was received in cash and $4,000 was recorded as transaction fees. The note bears interest of 12% (increases to 22% per annum upon an event of default), matures on December 20, 2020, and is convertible into the lower of 1) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of the note, and 2) 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On February 4, 2020, the Company issued a convertible note to Coventry Enterprises for $40,000, of which $37,500 was received in cash and $2,500 was recorded as transaction fees. The note bears interest at 10% (increases to 24% per annum upon an event of default), matures on February 4, 2021, and is convertible into common stock at 60% multiplied by the lowest trading price during the 20-day trading period prior to the conversion date.

On March 5, 2020, the Company accepted and agreed to an Assignment Agreement, whereby Redstart Holdings Corp. acquired $156,000 of principal, $156,000 in penalties, $62,618 in debt discount and financing costs, and $20,884 in accrued interest from two notes with Power Up Lending Group Ltd. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on June 20, 2020, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On April 29, 2020, the Company accepted and agreed to an Assignment Agreement, whereby GPL Ventures acquired $25,000 of principal and $958 in accrued interest from one note with Optempus Investments, LLC. The note bears interest at 10%, matured on April 4, 2020, and is convertible into 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On May 18, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $16,000, of which $15,600 was paid to settle accounts payable, and $400 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on May 18, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On May 20, 2020, the Company accepted and agreed to an Assignment Agreement, whereby GPL Ventures acquired $45,000 of principal, $2,664 in debt discounts, and $2,290 in accrued interest from two notes with Optempus Investments, LLC. The note bears interest at 10%, matures on June 15, 2020, and is convertible into 55% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On June 15, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,000, of which $40,000 was received in cash, and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on June 15, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On June 24, 2020, the Company issued a convertible note to Power Up Lending Group Ltd. for $33,000, of which $30,000 was received in cash, and $3,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on June 24, 2021, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On August 3, 2020, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $27,500 of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on August 3, 2021, and is convertible into common stock at 60% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On November 2, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000, of which $10,000 was received in cash and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on November 2, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On November 5, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000, of which $10,000 was received in cash and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on November 5, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On December 15, 2020, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $33,000 of which $27,600 was received in cash and $5,400 was recorded as transaction fees. The note bears interest of 8% (increases to 24% per annum upon an event of default), matures on August 3, 2021, and is convertible into common stock at 60% of the lowest trading price of the 20 trading day period ending on the latest complete day prior to the date of conversion.

On December 31, 2020, the Company issued a convertible note to Optempus Investments, LLC. for $20,000. The Company received a cash payment of $10,000 on January 8, 2021, and $10,000 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on December 31, 2021, convertible into 60% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On January 25, 2021, the Company received funding pursuant to a convertible note issued to Redstart Holdings Corp. for $63,500 of which $60,000 was received in cash and $3,500 was recorded as transaction fees. The note bears interest of 10% (increases to 22% per annum upon an event of default), matures on January 25, 2022, and is convertible into 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On February 8, 2021, the Company received funding pursuant to a convertible note issued to Labrys Fund, LP for $140,000 of which $112,920 was received in cash and $27,080 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on February 8, 2022, and is convertible into common shares at a fixed rate of $0.09.

On March 5, 2021, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $140,000 of which $113,420 was received in cash and $26,580 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on March 5, 2022 and is convertible into common shares at a fixed rate of $0.00436.

On March 8, 2021, the Company received funding pursuant to a convertible note issued to FirstFire Global Opportunities Fund LLC for $300,000 of which $242,900 was received in cash and $57,100 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on March 8, 2022, and is convertible into common shares at a fixed rate of $0.005.

On July 9, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $78,750, of which $75,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on July 9, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On July 28, 2021, the Company received funding pursuant to a convertible note issued to Labrys Fund, LP for $140,000 of which $112,920 was received in cash and $27,080 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on July 28, 2022, and is convertible into common shares at a fixed rate of $0.03.

On August 2, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on August 2, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On August 24, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $78,750, of which $75,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on August 24, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On September 8, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,750, of which $40,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on September 8, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On September 27, 2021, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $111,000 of which $91,000 was received in cash and $20,000 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default), matures on September 27, 2022 and is convertible into common shares at a fixed rate of $0.00436.

On October 8, 2021, the Company issued a convertible note to Power Up Lending Group Ltd. for $43,750, of which $40,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on October 8, 2022, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On January 10, 2022, the Company received funding pursuant to a convertible note issued to Fourth Man LLC for $140,000 of which $115,440 was received in cash and $24,560 was recorded as transaction fees. The note bears interest of 12% per annum (increases to 16% upon an event of default), which is guaranteed and earned in full as of the issue date. The note matures on January 10, 2023 and is convertible into common shares at a fixed rate of $0.0015.

On January 11, 2022, the Company issued a convertible note to Sixth Street Lending LLC for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on January 11, 2023, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On January 27, 2022, the Company issued a convertible note to Mast Hill Fund, L.P. for $279,000, of which $75,550 was received in cash, $45,900 was recorded as transaction fees, and $157,500 was paid to Labrys Fund, L.P. to settle the principal amount of $140,000 and accrued interest of $16,800. The company recorded a loss on settlement of debt of $750. The note bears interest of 12% per annum, matures on January 27, 2023, and is convertible into common shares at a fixed rate of $0.003.

On February 10, 2022, the Company issued a convertible note to Sixth Street Lending LLC for $48,750, of which $45,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on February 10, 2023, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

On March 3, 2022, the Company received funding pursuant to a convertible note issued to Mast Hill Fund, L.P. for $63,000 of which $51,300 was received in cash and $11,700 was recorded as transaction fees. The note bears interest of 12% per annum, matures on March 3, 2023 and is convertible into common shares at a fixed rate of $0.001.

On March 3, 2022, the Company received funding pursuant to a convertible note issued to Mammoth Corporation for $27,500, of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest at 0% (18% per annum upon an event of default), matures on December 3, 2022, and converts into 50% multiplied by the average of the three lowest common stock trading prices during the 30 day trading period on the trading day prior to the conversion date.

On March 14, 2022, the Company received funding pursuant to a convertible note issued to May Davis Partners for $27,500, of which $25,000 was received in cash and $2,500 was recorded as transaction fees. The note bears interest at 0% (18% per annum upon an event of default), matures on December 14, 2022, and converts into 50% multiplied by the average of the three lowest common stock trading prices during the 30 day trading period on the trading day prior to the conversion date.

On March 21, 2022, the Company issued a convertible note to Sixth Street Lending LLC for $53,750, of which $50,000 was received in cash, and $3,750 was recorded as transaction fees. The note bears interest at 10% (increases to 22% per annum upon an event of default), matures on March 21, 2023, and is convertible beginning on the date which is 180 days following the date of the note. The conversion price is 61% multiplied by the average of the two lowest trading prices during the 20 day trading period on the trading day prior to the conversion date.

Warrants

On January 2, 2019, the Company executed a Common Stock Purchase Warrant for 12,146 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.016 per share and expire on December 31, 2023.

On January 31, 2019, the Company executed a Common Stock Purchase Warrant for 14,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.016 per share and expire on January 30, 2024.

On March 26, 2019, the Company executed a Common Stock Purchase Warrant for 10,958 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.017 per share and expire on March 25, 2024.

On April 9, 2019, the Company executed a Common Stock Purchase Warrant for 3,667. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.10 per share and expire on April 8, 2024.

On April 9, 2019, the Company executed a Common Stock Purchase Warrant for 3,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.10 per share and expire on April 8, 2024.

On April 23, 2019, the Company executed a Common Stock Purchase Warrant for 700 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.25 per share and expire on April 22, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On May 30, 2019, the Company executed a Common Stock Purchase Warrant for 4,167 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.04 per share and expire on May 29, 2024.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Fourth Man Fund, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated July 3, 2018, July 17, 2018, October 3, 2018, and August 22, 2018, representing 597 shares of common stock, exchanged for 10,167 shares of Preferred Series C stock at $10 per share. The exchange extinguished $734,381 worth of derivative liabilities.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Emunah Funding, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated October 20, 2017, November 6, 2017, November 30, 2017, January 11, 2018, May 15, 2018, and October 31, 2018, representing 866 shares of common stock, exchanged for 35,583 shares of Preferred Series C stock at $10 per share. The exchange extinguished $1,095,620 worth of derivative liabilities.

On June 21, 2019, the Company executed a Common Stock Purchase Warrant for 6,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.025 per share and expire on June 20, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On July 22, 2019, the Company executed a Common Stock Purchase Warrant for 11,195 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.023 per share and expire on July 22, 2024.

On August 7, 2019, the Company executed a Common Stock Purchase Warrant for 14,667 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.015 per share and expire on August 7, 2024.

On August 12, 2019, the Company executed a Common Stock Purchase Warrant for 7,822 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.015 per share and expire on August 7, 2024.

On August 20, 2019, the Company executed a Common Stock Purchase Warrant for 23,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.01 per share and expire on August 7, 2024.

On October 9, 2019, the Company executed a Common Stock Purchase Warrant for 114,583 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.0016 per share and expire on October 9, 2024.

On February 8, 2021, the Company executed a Common Stock Purchase Warrant for 933,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on February 8, 2024.

On February 8, 2021, the Company executed a Common Stock Purchase Warrant for 15,385 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.00468 per share and expire on February 8, 2026.

On March 5, 2021, the Company executed a Common Stock Purchase Warrant for 933,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 5, 2024.

On March 8, 2021, the Company executed a Common Stock Purchase Warrant for 3,333,333 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 9, 2024.

On July 28, 2021, the Company executed a Common Stock Purchase Warrant for 6,222,222 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.0225 per share and expire on July 28, 2024.

On September 27, 2021, the Company executed a Common Stock Purchase Warrant for 9,876,522 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.01125 per share and expire on September 27, 2024.

On January 10, 2022, the Company executed a Common Stock Purchase Warrant for 124,444,444 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on January 10, 2025.

On March 3, 2022, the Company executed a Common Stock Purchase Warrant for 63,000,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.001 per share and expire on March 3, 2027.

Preferred Stock

On January 9, 2019, the Company entered into an Asset Purchase Agreement Proscere Bioscience Inc., a Florida Corporation.  Pursuant to the Asset Purchase Agreement, Proscere Bioscience assigned and transferred all of its right, title, and interest to its fixed assets and “know how” to Simlatus Corporation.  As consideration for the assets and “know how” the Company issued 11,173 shares of Convertible Preferred Series A stock.

During the year ended December 31, 2019, 4,749 shares of Convertible Series A Preferred stock were converted to 14,336 common shares in accordance with the conversion terms.

On November 27, 2020, the Company and a note holder agreed to convert the principal and interest balance of $212,054 to 790 shares of Convertible Series A Preferred stock.

On December 28, 2020, the Company converted wages and accrued interest owed to Richard Hylen and Mike Schatz to Convertible Series A Preferred stock. The Company issued 652 shares valued at $174,930 in exchange of wages and interest of $174,930 owed to Richard Hylen. The Company issued 2,119 shares valued at $568,899 to settle wages and interest of $568,899 owed to Mike Schatz.

During the year ended December 31, 2020, 1,890 shares of Convertible Series A Preferred stock were converted to 8,119,147 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $191,349, which was recorded to the statement of operations.

During the year ended December 31, 2021, 14,192 shares of Convertible Series A Preferred stock were converted to 74,175,550 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,759,694, which was recorded to the statement of operations.

During the year ended December 31, 2021, the Company issued 93 shares each of Convertible Series A Preferred stock to Richard Hylen, Jef Lewis, and Bennett Buchanan and 279 shares of Convertible Series A Preferred stock to Sam Berry, pursuant to employee, consulting, and director agreements

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Fourth Man Fund, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated July 3, 2018, July 17, 2018, October 3, 2018, and August 22, 2018, representing 89,540 shares of common stock, exchanged for 10,167 shares of Convertible Preferred Series C stock at $10 per share.

On June 13, 2019, the Company entered into a Securities Exchange Agreement with Emunah Funding, LLC. Both parties agreed to exchange the Warrants pursuant under the terms of a Securities Exchange Agreement, in its entirety. The Agreement is for warrants dated October 20, 2017, November 6, 2017, November 30, 2017, January 11, 2018, May 15, 2018, and October 31, 2018, representing 129,952 shares of common stock, exchanged for 35,583 shares of Convertible Preferred Series C stock at $10 per share.

During the year ended December 31, 2019, 10,167 shares of Convertible Series C preferred stock were converted to 28,015 common shares in accordance with the conversion terms.

During the year ended December 31, 2021, 35,583 shares of Convertible Series C Preferred stock valued at $355,830 were converted to 666,667 common shares in accordance with the conversion terms. The issuances resulted in a gain on conversion of $155,830, which was recorded to the statement of operations.

On November 1, 2021, the Company entered into a Licensing Agreement with Maguire & Associates and agreed to issue 18,622 shares of Convertible Preferred Series A stock valued at $5,000,000. The shares were issued on March 8, 2022.

On March 4, 2022, the Company issued 93 shares of Series A Convertible Preferred stock for $25,000 in advertising services provided by a consultant to the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

3.1	Articles of Incorporation of BrewBilt Brewing Company (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company with the SEC on June 11, 2021)
3.2	Bylaws of BrewBilt Brewing Company (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed by the Company with the SEC on June 11, 2021)
4.1	Common Stock Purchase Warrant, dated January 25, 2022, issued to Mast Hill Fund, L.P. (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed by the Company with the SEC on February 23, 2022)
5.1*	Opinion of Fox Rothschild LLP.
10.1	Equity Purchase Agreement, dated January 25, 2022, between BrewBilt Brewing Company and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed by the Company with the SEC on February 23, 2022)
10.2	Registration Rights Agreement, dated January 25, 2022, between BrewBilt Brewing Company and Mast Hill Fund, L.P. (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed by the Company with the SEC on February 23, 2022)
10.3	Employment Agreement between the Company and Richard Hylen, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
10.4	Employment Agreement between the Company and Jeffrey Lewis, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.2 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
10.5	Employment Agreement between the Company and Samuel Berry, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.3 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
10.6	Employment Agreement between the Company and Richard Hylen, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed by the Company with the SEC on March 4, 2021)
10.7	Form of Director’s Agreement, dated as of January 1, 2021 (incorporated by reference to Exhibit 10.4 of Current Report on Form 8-K filed by the Company with the SEC on January 21, 2021)
23.1**	Consent of M&K CPAS PLLC
23.2*	Consent of Legal Counsel (included in Exhibit 5.1)
101,INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107**	Filing Fee Table

*	To be filed by amendment

**	Filed herewith

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grass Valley, State of California, on June 10, 2022.

BrewBilt Brewing Company

By:	/s/ Jef Lewis
Jef Lewis, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Jef Lewis	Chief Executive Officer and Director
Jef Lewis	(Principal Executive Officer and Financial Officer)	June 10, 2022

/s/ Richard Hylen	Chairman of the Board
Richard Hylen		June 10, 2022

/s/ Samuel Berry
Samuel Berry	Chief Operating Officer and Director	June 10, 2022

/s/ Bennett Buchanan
Bennett Buchanan	Director	June 10, 2022